As filed with the Securities and Exchange Commission on October 1, 2025
File No.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Rithm Perpetual Life Residential Trust
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation or organization)	39-7059385 (I.R.S. Employer Identification No.)
799 Broadway New York, NY (Address of principal executive offices)	10003 (Zip Code)
(212) 850-7770
(Registrant’s telephone number, including area code)

with copies to:
Jason A. Friedhoff
Adam M. Gross
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Shares of Beneficial Interest, par value $0.01 per share
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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EXPLANATORY NOTE
Rithm Perpetual Life Residential Trust is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register our common shares (as defined below) under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.
We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our common shares.
When used in this Registration Statement, the following terms shall have the meanings set forth below, except where the context suggests otherwise:
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“we,” “us,” “our” and the “Company” refer to Rithm Perpetual Life Residential Trust, a Maryland statutory trust, together with its feeder vehicles, if any, and consolidated subsidiaries unless the context specifically requires otherwise;

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“ABF” refers to asset-based finance.

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“Adviser” refers to RCM GA Manager LLC, a Delaware limited liability company, and an affiliate of the Sponsor;

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“Affiliated Service Providers” refer to the Sponsor and certain of its affiliates, including, without limitation, Newrez LLC (“Newrez”), Adoor LLC, Genesis Capital, LLC (“Genesis”), Guardian Asset Management LLC and GreenBarn Investment Group LLC (“GreenBarn”);

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“Code” means the Internal Revenue Code of 1986, as amended;

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“common shares” refers to our common shares of beneficial interest, par value $0.01 per share, which, upon the amendment and restatement of our initial declaration of trust and adoption of our Amended and Restated Declaration of Trust (“Declaration of Trust”), will be classified as Class S common shares of beneficial interest, par value $0.01 per share (the “Class S shares”), Class T common shares of beneficial interest, par value $0.01 per share (the “Class T shares”), Class D common shares of beneficial interest, par value $0.01 per share (the “Class D shares”), Class I common shares of beneficial interest, par value $0.01 per share (the “Class I shares”), Class J common shares of beneficial interest, par value $0.01 per share (the “Class J shares”), Class J-2 common shares of beneficial interest, par value $0.01 per share (the “Class J-2 shares”), and Class E common shares of beneficial interest, par value $0.01 per share (the “Class E shares”);

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“Independent Valuation Advisor” means         , or a similarly qualified independent valuation advisor as determined to be appropriate from time to time by our Board (as defined below), including a majority of our independent trustees;

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“Other Rithm Accounts” means, collectively, investors, third parties or other businesses, investment vehicles, accounts, arrangements or clients that are sponsored, managed and/or advised by the Sponsor or its affiliates, including the Adviser;

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“REIT” means real estate investment trust under the Code;

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“Rithm” or “Sponsor” refers to Rithm Capital Corp., a publicly-traded real estate investment trust;

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“Rithm Affiliates” means Rithm Capital Management LLC, the Sponsor, Rithm Capital Advisors LLC and other affiliates of the Adviser, including investment funds that are managed or may in the future be managed by any such affiliate; and

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“Rithm Investor” means Rithm Perpetual Life Residential Investor LLC, an affiliate of the Sponsor and our initial investor in the Initial Capitalization (as defined below).

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
This Registration Statement does not constitute an offer of securities of the Company or any other Rithm entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, certain officers and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act, as the case may be.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Registration Statement contains forward-looking statements about our business and prospects, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “plan,” “should,” “potential,” “expect,” “intend,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “continue,” “could,” “project,” “predict,” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate, and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our plans, strategies and objectives, which we consider to be reasonable, will be achieved.
You should carefully review the factors set forth in “Item 1A. Risk Factors” of this Registration Statement for a discussion of the risks and uncertainties that we believe are material to our business, financial condition, results of operations, net income and prospects, and our ability to satisfy our debt obligations or make distributions to our shareholders. Except as otherwise required by law, we do not undertake to publicly update or revise any forward-looking statements, including (but not limited to) as a result of new information or future events.

SUMMARY RISK FACTORS
The following is only a summary of the principal risks that may adversely affect our business, financial condition, results of operations, net income and prospects, and our ability to satisfy our debt obligations or make distributions to our shareholders. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A. Risk Factors.”
Some of the more significant risks relating to our business and investment in our common shares include:
Risks Related to Our Business and Operations
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We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

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We face risks associated with the deployment of our capital.

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We are dependent on the Adviser and its affiliates and their key personnel who provide services to us through the Management Agreement, and we may not find a suitable replacement for the Adviser if the Management Agreement is terminated, or for these key personnel if they leave us or otherwise become unavailable to us.

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The Adviser manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our Board for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and, in turn, may materially and adversely affect us.

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There is no public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

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Your ability to have your shares repurchased is limited. We may choose to repurchase fewer shares (or none at all) than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our Board may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.

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We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

Risks Related to Our Structure and Organization
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Our shareholders generally have limited voting rights.

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Our Declaration of Trust does not provide for the annual election of trustees by our shareholders and contains provisions that could make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

Risks Related to Our Investments Generally
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Our loans and other investments expose us to risks associated with debt-oriented real estate investments generally.

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Residential mortgage loans and other pools of residential mortgage loans that we may acquire are subject to delinquency, foreclosure and loss, which could result in losses to us.

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Our success depends on the availability of attractive investment opportunities.

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We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate and/or acquire desirable investments in our target assets and could also affect the pricing of these assets.

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Real estate valuation is inherently subjective and uncertain.

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Declining real estate valuations and impairment charges could materially and adversely affect our business, financial condition, results of operations and cash flows.

Risks Related to Specific Investments
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The RTLs in which we may invest may be subject to a greater risk of loss than conventional mortgage loans.

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Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.

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We may face risks related to lower credit quality loans.

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We may be subject to risks associated with construction lending, such as declining real estate values, cost overruns and delays in completion.

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We may invest in residential bridge “fix and flip” loans, which would expose us to the risk that the borrower of such loan may not be able to sell the property on attractive terms or at all once the property has been re-developed, which may materially and adversely affect us.

Risks Related to Debt Financing
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The amount of our debt may subject us to increased risk of loss and could materially adversely affect us.

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We may not be able to earn returns on loans we make in excess of the interest we pay on our borrowings.

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For our borrowed money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.

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We may not be able to access financing sources on attractive terms which could adversely affect our ability to execute our business plan.

Risks Related to our Relationship with the Adviser and the Management Agreement
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We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on us.

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There are conflicts of interest in our relationships with the Adviser, which could result in outcomes that are not in our best interests.

Risks Related to our REIT Status and Certain Other Tax Items
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Our failure to qualify as a REIT would subject us to U.S. federal income tax and potentially increased state and local taxes, which would reduce the amount of our income available for distribution to our shareholders.

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REIT distribution requirements could adversely affect our ability to execute on our strategies and may require us to incur debt, sell assets or take other actions to make such distributions.

ITEM 1.
BUSINESS

We are a Maryland statutory trust formed on July 31, 2025. We are externally managed by the Adviser, an affiliate of the Sponsor. Our investment strategy is to invest primarily in North America in asset-based finance opportunities. We intend to initially focus on residential transitional loans (“RTLs”) and also invest across a range of other assets and investment types, including, but not limited to, investments in new origination loans, including non-qualified mortgage loans (“NQM loans”), scratch-and-dent loans, non-performing loans (“NPLs”) and reperforming loans (“RPLs”), closed-end second loans (“CES loans”), manufactured housing loans (“MH loans”), synthetic and/or credit risk transfers (“SRTs”), consumer loans, equity and other securities, including collateralized loan obligation (“CLO”) securities (“CLO Securities”) and other collateralized products, and other opportunistic credit investments, in each case subject to compliance with the applicable REIT tax requirements and the applicable provisions of the U.S. Investment Company Act of 1940, as amended and the rules thereunder (the “Investment Company Act”). Such investments may take the form of debt securities, warrants, options, other derivative instruments and other asset types, including equity-linked securities and, on an opportunistic basis, equity securities.
In September 2025, we commenced a private offering of our common shares (our “Private Offering”) pursuant to the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder, and other exemptions of similar import in the laws of the states and other jurisdictions where the offering is being made.
We currently expect that the initial closing of our Private Offering of Class J shares will occur in the fourth quarter of 2025 and that concurrent with that closing we will commence operations. Following our initial closing, we expect to have subsequent closings of our Private Offering of common shares on a monthly basis. We intend to promptly invest the net proceeds from each closing in our target assets consistent with our investment strategy. In addition, we expect to obtain debt financing on our assets consistent with our leverage strategy and intend to use the proceeds from these financings to make additional investments in our target assets. We intend to use cash flows from our investments, including payments of principal and interest, and our financings to pay our operating expenses, which we expect will be primarily comprised of fees and expense reimbursements to our Adviser, interest and principal payments on our indebtedness, and dividends to our shareholders.
The Company
We are structured as a privately placed, non-listed, perpetual-life REIT, and therefore our securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list our securities on a national securities exchange. We are organized as a holding company and conduct our business primarily through our subsidiaries. We intend to elect and qualify as a REIT under the Code for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2025. As such, we will generally not be subject to U.S. federal corporate income tax on that portion of our REIT taxable income that is distributed to shareholders if we distribute at least 90% of our REIT taxable income to our shareholders by prescribed dates and comply with various other requirements. Our principal office is located at 799 Broadway, New York, New York, 10003 and our telephone number is (212) 850-7770.
Rithm and the Adviser
Rithm, the Sponsor, is a publicly traded REIT, listed on the New York Stock Exchange. The Sponsor was created in 2013 to own mortgage servicing rights and other mortgage related assets. Since its founding, the Sponsor has evolved into a leading manager of assets and investments across the real estate, credit and financial services space. As of June 30, 2025, the Sponsor had approximately $8.1 billion in total stockholders’ equity, had distributed over $6.1 billion in dividends and managed multiple operating companies and a diverse investment portfolio. The Sponsor’s investment team is made up of individuals with deep experience in real estate and financial services investing at both the institutional and operating company level. As of June 30, 2025, the Sponsor had approximately 75 employees and its operating companies employed more than 9,000 people (in each case, including contractors). The Sponsor is headquartered in New York City and has offices in London and Tokyo.

The Sponsor’s investment team is led by Michael Nierenberg and Charles Sorrentino (the “Co-Chief Investment Officers”). Mr. Nierenberg has over 38 years of real estate and financial services investment experience and Mr. Sorrentino has over 20 years of capital markets investment experience. A large majority of the senior members of the Sponsor’s investment team have been working together for over 10 years at the Sponsor (and previously, Fortress Investment Group LLC (“Fortress”)). The senior investment team has an average of over 30 years of industry experience and has worked together through multiple economic cycles.
RCM GA Manager LLC, the Adviser, is our investment adviser and manager pursuant to the advisory agreement between us and the Adviser (the “Management Agreement”). The Adviser is an affiliate of the Sponsor. The Adviser is registered with the SEC as an investment adviser pursuant to the Investment Advisers Act of 1940, as amended, and the rules thereunder (the “Advisers Act”). Under the terms of the Management Agreement, the Adviser is responsible for selecting and acquiring assets on our behalf, evaluating and monitoring our investments and providing day-to-day managerial services to us, subject to the overall supervision of our board of trustees (our “Board”). The Adviser was formed in June 2024.
We and the Adviser will seek to draw upon the Sponsor’s expertise in origination, servicing, asset valuation, structured finance, operations and restructuring in the real estate, credit and financial services sectors to source, acquire, manage and seek to enhance the value of our investments. In addition, we intend to acquire assets, including RTLs and NQM loans, from both unaffiliated third parties and, if suitable opportunities are offered to us, the Sponsor’s operating companies and, in each case, such loans are intended to be serviced by the Sponsor’s affiliated businesses.
Investment Objectives
Our primary investment objectives are to:
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provide shareholders current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

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preserve and protect invested capital, by focusing on high quality real assets with an emphasis on current cash-flow;

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aim to capture yield and/or capital appreciation while managing downside risk by acquiring assets where downside protection is the asset itself;

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mitigate downside risk through appropriate loan-to-value (“LTV”) ratios with meaningful borrower equity; and

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provide a diversified investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to credit-focused real estate assets with lower volatility than listed public real estate companies.

There can be no assurance that our investment objectives will be achieved. In addition, certain investment practices (e.g., the use of leverage) will, in some circumstances, potentially increase any adverse impact on our investment portfolio. Actual investment results may vary substantially from the investment objective. In particular, we note that the net asset value (“NAV”) of non-traded REITs may be subject to volatility related to the values of their underlying assets. See “Item 1A. Risk Factors.”
Investment Strategy
The Adviser believes that current investment conditions in North America continue to create compelling opportunities to invest in high quality assets in the real estate and financial services sectors at attractive yields and provide for bespoke servicing opportunities and increase investment opportunities more generally across our areas of focus. Additionally, the Adviser believes that the quality of housing collateral and borrower credit, along with high yields, creates a unique value proposition today. Furthermore, the Adviser believes this current economic backdrop will lead to increased liquidity needs among market participants, presenting significant investment opportunities for us. The Adviser also believes that it is well positioned to capitalize on the opportunities that may emerge from this economic backdrop. See “Item 1A. Risk Factors” for a discussion of certain risks relating to the market and the investment opportunity.

The Adviser anticipates that finalized U.S. federal banking regulator proposals will ease capital requirements. However, the Adviser expects “higher for longer” asset yields even as the Federal Reserve Board is easing interest rate policy to shorten the duration of their assets as competition for deposits remains high. The Adviser also expects bank mergers and acquisitions activity to pick up, leading to portfolio restructurings that the Adviser foresees as creating exciting opportunities to invest in high quality assets at attractive yields and providing for bespoke servicing opportunities and increased investment opportunities more generally across our areas of focus.
We will initially seek to achieve our investment objective primarily through investments in RTLs, including bridge, construction, renovation and rental hold loans made to professional real estate developers. We may also invest across a range of other assets and investment types, including, but not limited to: (i) NQM loans; (ii) scratch-and-dent loans; (iii) NPLs and RPLs; (iv) CES loans; (v) MH loans; (vi) SRTs; (vii) consumer loans; (viii) equity and other securities, including CLO Securities and other collateralized products; and (ix) other opportunistic credit investments, in each case subject to compliance with the applicable REIT tax requirements and the applicable provisions of the Investment Company Act. There is no guarantee that the Adviser will see investment opportunities in each of the asset classes described below under “— Investment Portfolio”, or that the Adviser will be able to pursue a diverse set of investment opportunities. See “Item 1A. Risk Factors” for a discussion of certain risks relating to investment opportunities.
Our investment strategy includes a focus on assets in the real estate and financial services sectors that capture yield and appreciation while minimizing downside risk in order to deliver attractive risk-adjusted returns to investors. We intend to invest primarily in North America but may also invest in other geographic areas on an opportunistic basis, capitalizing on the Sponsor’s platform, relationships and expertise across regions.
With respect to cash, cash equivalents and real estate-related debt securities, we expect that they will help maintain liquidity to satisfy any share repurchases we choose to make in any particular month, and we expect to manage cash before investing subscription proceeds into investments while also seeking attractive current income.
Investment Portfolio
Target Assets
As of October 1, 2025, we have neither acquired nor entered into any arrangements to acquire any investments. However, the Adviser is in the process of identifying an initial portfolio consisting primarily of RTLs originated by Genesis. We expect that this portfolio would be financed at levels within our target asset-level leverage ratio range (see “— Leverage” below), and any acquisitions would be subject approval by our Board and/or the Independent Compliance Reviewer (as defined below). No assurance can be given that any potential investments will close on anticipated terms or at all. Depending on market conditions, the Adviser may identify other or additional investments in the near-term.
Our target assets will include, but not be limited to, the following types of real estate investments:
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RTLs: Subject to compliance with the applicable REIT tax requirements and the applicable provisions of the Investment Company Act, we will initially seek to achieve our investment objective primarily through investments in RTLs. Initially, we expect to target a portfolio consisting of a majority of RTLs. However, there can be no assurance that we will meet such target and such target and the composition of our portfolio are subject to change, including due to market conditions, availability of investment opportunities and financing and tax and regulatory considerations. RTLs are short-duration assets that can be term, non-mark to market financed. RTLs include products such as bridge, construction, renovation and rental hold loans made to professional real estate developers. The Adviser believes there is an opportunity to acquire RTLs from both unaffiliated third parties and, to the extent offered to us, the Sponsor’s wholly-owned subsidiary, Genesis. The Adviser also intends to leverage Genesis’s internal credit underwriting and construction management team to service the loans.

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Other Investments: Consistent with maintaining our qualification as a REIT under the Code, and maintaining our exclusion from registration under the Investment Company Act, we may also invest across a range of other assets and investment types, including, but not limited to:

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NQM Loans — NQM loans are loans that do not meet the “Qualified Mortgage” rules per the Consumer Finance Protection Bureau. These loans are generally issued to borrowers that are self-employed, have high debt-to-income ratios or have a high net worth with liquid assets. The Adviser believes there is an opportunity to acquire NQM loans, which typically feature higher rates than agency mortgages and products, from both unaffiliated third parties and, to the extent offered to us, the Sponsor’s wholly-owned servicer, Newrez. The Adviser also intends to leverage Newrez to manage the loans.

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Scratch-and-Dent Loans — The Adviser believes there is an opportunity to acquire “scratch-and-dent” loans, which are loans that have become ineligible for sale to government-sponsored entities (“GSEs”), generally due to reasons that do not impair performance (e.g., document deficiencies, missing signatures or debt-to-income ratios slightly above the GSE threshold). When a GSE flags a loan as agency ineligible, the loan is put back or sold to the third-party seller, who must then rely on the non-GSE market to buy the loan off their balance sheet. The Adviser believes that there are investment opportunities to acquire these loans, which have strong credit characteristics, at a discount, and also intends to leverage Newrez to service them.

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NPLs & RPLs — The Adviser believes there will be an increasing number of NPLs and RPLs available to acquire at discounts, given evolving trends that are putting pressure on homeowners. The Adviser intends to leverage Newrez to keep and/or bring applicable loans to reperforming status, restoring much of their value.

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CES Loans — The Adviser believes there is a strategic opportunity to acquire CES loans. These loans are structured as second liens where the borrower receives the full loan amount as a lump-sum disbursement at origination, in contrast to home equity lines of credit, which allow for funds to be drawn over time. The market for CES loans has experienced increased demand, driven in part by the so-called housing ‘lock-in effect’ — where higher current mortgage rates discourage homeowners from moving, as they would lose their existing lower-rate loans. In this interest rate environment, CES loans enable borrowers to access home equity for specific purposes (e.g., renovations or large expenses) without refinancing their first-lien mortgage, which often carries a more favorable interest rate.

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MH Loans — MH loans are designed for the purchase or refinancing of a factory-built home that is transported to a permanent site. As home prices continue to rise in the United States, resulting in a housing shortage, manufactured housing has gained market share over the past several years as a result of increased affordability compared to traditional site-built homes. The Adviser believes there is an opportunity to source and acquire MH loans, as the Adviser expects higher costs of materials and a shrinking construction workforce to represent a continued challenge for the recovery of the housing market.

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SRT — SRT is a mechanism employed by financial institutions to distribute risk associated with a pool of assets to other parties without selling the underlying assets. Following strong demand supporting proof-of-concept, the Adviser expects banks to continue issuing SRTs for balance sheet and capital maintenance.

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Consumer Loans — The Adviser believes there is an opportunity to source and acquire consumer loans from third parties backed by household debt (e.g., auto loans, credit cards, personal installment loans). Despite rising credit card and auto delinquencies, the Adviser believes strong retail spending and healthy corporate margins indicate a resilient consumer and has the potential to result in attractive investment opportunities. The Adviser has the necessary experience and in-house tools to favorably position itself across specific product offerings and origination platforms in efforts to withstand an ever-changing macroeconomic backdrop.

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CLO Securities — CLO Securities represent a pool of senior secured corporate loans structured into different tranches with varying levels of risk and return. The Adviser believes there is an opportunity to source and acquire equity, mezzanine and senior interests in third-party managed CLO Securities to take advantage of improved credit conditions from expected earnings-friendly policy changes and lower future interest rates. The Adviser intends to leverage the combined expertise of our Sponsor’s Sculptor Capital Management, Inc. (together with its affiliates (including any investment vehicles, accounts or arrangements managed or advised thereby, “Sculptor Accounts”), “Sculptor”) platform, and the Sponsor’s platform to ensure prudent credit underwriting. We may also acquire interests in different tranches of CLO Securities sponsored by Sculptor. See “Item 7. Certain Relationships and Related Transactions, and Director Independence — Potential Conflicts of Interest — Sculptor.”
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Other Opportunistic Credit Investments — Opportunities could come from a variety of sectors impacted by volatility and lack of access to capital, including businesses seeking to go public or seeking to make strategic acquisitions.

Cash, Cash Equivalents and Other Short-Term Investments
We intend to hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:
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money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

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U.S. government or government agency securities; and

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investment grade-rated corporate debt or asset-backed securities of U.S. or foreign entities, or investment grade rated debt securities of foreign governments or multi-national organizations.

We may pursue investments outside of the categories described herein to take advantage of prevailing market conditions. We may also acquire asset portfolios on a standalone basis or as part of a corporate transaction.
Potential Competitive Strengths
We believe our potential competitive strengths are the Sponsor’s proprietary sourcing capabilities, active management and operational expertise, extensive skills and industry experience, team continuity since the inception of the Sponsor’s business, and extensive experience as a REIT manager.
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Proprietary Sourcing Capabilities.   The Sponsor and its affiliates, Genesis and Newrez, are leading direct lenders in the United States to homebuilders and homeowners. This enables the Sponsor to source newly originated assets while exercising controls on underwriting quality and to service the investments to meet the return potential of the assets. We believe that, in addition to opportunities from unaffiliated third parties, there will be opportunities to acquire assets from Genesis and Newrez (to the extent such opportunities are offered to us).

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Active Management.   The Sponsor actively manufactures assets, underwrites credit and dynamically manages risk, leveraging its operational and capital markets expertise to deliver exceptional service to borrowers. The Sponsor’s nationwide servicing platforms provide hands-on solutions for customers while offering valuable market insights that inform the Sponsor’s investment strategy.

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Operational Expertise.   Since inception, the Sponsor has focused on certain investment strategies that leverage the Sponsor’s operational expertise, which has allowed the Sponsor to differentiate itself from other capital providers and to secure proprietary deal flow. Historically, this has included a wide range of investment strategies, including mortgage products such as NQM loans, RPLs and NPLs, as well as RTLs. The Sponsor has acquired origination and servicing businesses to complement the senior investment team’s management experience in these asset classes. This enables the investment team to take advantage of changes in conditions, from fluctuations in the housing market to how households are managing their balance sheets, and track credit metrics in order to detect early signs of any deterioration in asset performance. Aggregating this information across the complex of affiliate loan books provides insights that informs underwriting and servicing decisions.

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Team Continuity.   A large majority of the senior members of the Sponsor’s investment team have been working together for over 10 years at the Sponsor, and many even longer at previous firms, enhancing consistency in sourcing, underwriting, structuring, diligence and, most importantly, returns. The Sponsor has historically been able to attract and retain top talent by providing exceptional development opportunities, including allowing team members to take responsibility over certain asset classes or product types.

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Experienced REIT Manager.   The Sponsor has demonstrated the ability to grow a successful externally- and internally-managed REIT, having grown the Sponsor itself from $1 billion in total stockholders’ equity to approximately $8 billion today. The Sponsor also became the external manager of a commercial real estate investment platform, Rithm Property Trust Inc. (NYSE: RPT), in June 2024. Accordingly, the Sponsor and its subsidiaries have existing infrastructure and operational experience in managing REITs.

Investment Origination, Underwriting and Active Asset Management
The Adviser’s investment process will be based on criteria that provide a clear framework for assessing investment opportunities and selecting those opportunities that, in the Adviser’s opinion, aim to capture yield and/or capital appreciation while managing downside risk.
The Adviser’s investment process will generally follow the steps outlined below, although the actual evaluation process for any particular investment may vary, depending on the facts and circumstances surrounding such investment opportunity. This summary is included for illustrative purposes only. While this summary illustrates common elements and themes of the Adviser’s investment process, in practice, the investment process will be tailored as appropriate for each investment and may vary from the summary included herein.
Overview
Our investment process will be led by the Adviser’s senior investment professionals in consultation with the Co-Chief Investment Officers.
The investment process will begin with deal sourcing and is expected to include opportunities generated through the Sponsor’s broad network. The Adviser believes that the Sponsor’s network, cultivated through decades-long professional relationships within the real estate and financial services sectors, will help to provide a robust deal pipeline for us. The Sponsor’s wholly-owned operating companies are also expected to potentially provide propriety sourcing and origination opportunities across asset classes, significant market insight, and strong asset servicing capabilities.
Our investment professionals generally meet multiple times a week to discuss prospective investments, as well as investments in process, with focused meetings of individual sub-investment teams also taking place. The Co-Chief Investment Officers will generally meet with other senior investment professionals as often as necessary during the underwriting, structuring and negotiation processes. Each potential investment opportunity will be staffed in accordance with the transaction requirements.
Once an investment is identified, the Adviser will begin the diligence process. While the diligence process may vary depending on the nature of the prospective investment, it is expected to include, but is not limited to, the evaluation and due diligence of data room materials, the construction and analysis of transaction operating models and the creation and presentation of an Investment Committee (as defined below) memo.
In connection with analyzing an investment opportunity, the Adviser may engage investment bankers, accounting firms, law firms and other experts to assist with the underwriting, evaluation and negotiation process. While the Adviser generally expects to rely on internal resources for financial analysis, it may also engage outside consultants or diligence providers to assist with asset-specific due diligence, particularly on larger transactions.
Investment Process
The Adviser believes that its investment process will enable the investment team to filter through a high volume of potential deals, execute attractive investment opportunities and remain engaged with the relevant asset throughout its lifecycle. The actual investment process may vary, including materially, from the process described herein, including as a result of changes in market conditions. The investment process will generally include the relevant investment team presenting deals to the Adviser’s investment committee (the “Investment Committee”) in order to move into approval phase. Once approved by the Investment Committee, the investment team will seek to complete final diligence, agreements and closing.
The Adviser believes that the following capabilities will materially contribute to the overall investment process: (i) asset sourcing and credit expertise, (ii) robust asset servicing, (iii) proprietary market insights, (iv) ability to adapt to market changes and (v) term out financing.
Access to the Sponsor’s In-House Manufacturing Capabilities
The Sponsor has the ability to originate, acquire, service and securitize assets for us through its family of wholly-owned operating companies (to the extent such opportunities are offered to us).
(1)
Genesis is the second largest private capital RTL lender based on Genesis internal estimates.

(2)
Source: Inside Mortgage Finance report as of Q2’25.

Extensive Capital Markets Experience
The Adviser expects us to benefit from the Sponsor’s expertise in sourcing and executing asset-level financing while mitigating risk via term, non-mark to market structures:
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The Sponsor has significant capital markets experience and, from April 1, 2013 through August 31, 2025, has completed 116 securitizations (with more than $58 billion unpaid principal balance) across various asset classes.

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In addition to securitizations, as of June 30, 2025, the Sponsor manages over $20 billion of warehouse lending (not including that at Newrez) from 30 counterparties.

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for further information relating to transactions with the Sponsor and its affiliates.
Leverage
We intend to use leverage to provide additional funds to support our investment activities. After we raise substantial proceeds in our Private Offering and acquire a diversified portfolio of investments (the “Ramp-Up Period”), our target asset-level leverage ratio will be 65% to 85%.
Our leverage ratio is measured by dividing (i) the aggregate principal amount of our outstanding indebtedness (including both entity-level and investment-level debt), by (ii) the gross asset value of our investments (measured using the greater of fair market value and cost). For purposes of calculating our leverage, we will exclude (i) any senior portions of investments that are sold to, or held by, third-party lenders to achieve “structural leverage,” where we retain a mezzanine or other subordinate investment that is unencumbered and not otherwise pledged as collateral for borrowed money and (ii) any term-matched structured products, such as non-recourse cross-collateralized leverage, partial-recourse cross-collateralized leverage and collateralized loan obligations.
During the Ramp-Up Period and/or times of increased investment and capital market activity, we may employ greater leverage to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured investment-level or entity-level debt. We may in the future procure financing from the Adviser or its affiliates; provided that any such financing will be approved by a majority of our trustees, including a majority of our independent trustees, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. We may decide to reserve borrowing capacity under any future lines of credit to be used to fund repurchases of our common shares in the event that repurchase requests exceed our operating cash flows and net proceeds from our continuous Private Offering, to fund debt investments, to mitigate the potential for margin calls or for any other corporate purpose.
Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of our common shares generally will cause our leverage as a percentage of our gross assets to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of our common shares generally will cause our leverage as a percentage of our gross assets to increase, at least temporarily. Our leverage as a percentage of our gross assets will also increase or decrease with decreases or increases, respectively, in the gross asset value of our portfolio. If we borrow under a line of credit to fund repurchases of our common shares or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous Private Offering or sell some of our assets to repay outstanding indebtedness.
There is, however, no limit on the amount we may borrow with respect to any individual investment or, subject to our Board’s oversight, on a portfolio-wide basis. During the Ramp-Up Period, our asset-level leverage ratio may exceed our target. We may also exceed our target asset-level leverage ratio at times, particularly during a market downturn or in connection with a large acquisition. Our Board will periodically review our aggregate borrowings. In connection with such review, our Board may determine to modify our target asset-level leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our investments, general conditions in the market for debt investment, growth and investment opportunities or other factors.
We may elect to borrow against our loan investment assets through, among others, the kinds of arrangements described below:
Loan Facilities
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Warehouse Facility: A credit facility, such as a repurchase agreement, used by us for the purpose of financing loan investment assets. Defining characteristics generally include: credit based margin calls; partial recourse or full recourse; and cross collateralization with other loan investment assets on the same warehouse facility.

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Term Loan Financing (Debt-on-Debt): A credit facility used by us for the purpose of financing a pre-identified pool of loan investment assets. Defining characteristics generally include: no margin call rights, partial to no recourse, and cross collateralization with other loan investment assets on the same facility.

The financing of loan asset investments under these facilities are often short term in nature. Accordingly, we may be unable to renew short term financing on favorable terms. Also, many warehouse or aggregation financing facilities for loan asset investments will accrue interest at a floating rate of interest. Meanwhile, the loan asset investments may earn interest at a fixed rate of interest. Accordingly, we could be subject to interest rate risk on our loan asset investments while they are subject to floating rate financing facilities.
Securitization
We may choose to contribute all or a subset of the loan investment assets in the portfolio to an asset-backed securitized offering, such as mortgage-backed securities, or some other structured finance vehicle. Such asset-backed securitizations may include loan investment assets contributed by other Rithm Affiliates, including the Sponsor. Defining characteristics generally include: match term; no margin call rights; no recourse; and cross collateralization with other loan investment assets on the same securitization.
Subscription Line
We expect to borrow through a subscription-based credit facility (i.e., a “subscription line”), which poses additional risks as discussed herein.
Temporary Strategies
During periods of adverse market volatility or unfavorable economic conditions, the Adviser may temporarily depart from our investment strategy and investment guidelines. During these periods, we may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. It is impossible to predict when, or for how long, the Adviser will use these alternative strategies. There can be no assurance that such strategies will be successful.
Operating and Regulatory Structure
REIT Qualification
We intend to elect and qualify as a REIT under the Code for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2025. As such, we will generally not be subject to U.S. federal corporate income tax on that portion of our REIT taxable income that is distributed to shareholders if we distribute at least 90% of our REIT taxable income to our shareholders by prescribed dates and comply with various other requirements. Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made or owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT. See “Item 1A. Risk Factors — Risks Related to our REIT Status and Certain Other Tax Items.”
Investment Company Act Considerations
We intend to engage primarily in the business of investing in RTLs and other loans and assets and intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. As a result, we should not be subject to the rules and regulations under the Investment Company Act applicable to investment companies, including but not limited to, provisions requiring diversification of investments, limiting leverage and restricting investments in illiquid assets.
In relevant part, a company is an “investment company” under the Investment Company Act:
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under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

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under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We are organized as a holding company and conduct our businesses primarily through our subsidiaries. We intend to conduct our operations so that we comply with the 40% test. The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our subsidiaries, we are primarily engaged in non-investment company businesses related to real estate.
The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines a “wholly-owned subsidiary” of a person as a company 95% or more of the outstanding voting securities of which are owned by such person or by another company which is a wholly-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. Generally, we treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any company as a majority-owned subsidiary, and neither the SEC nor its staff has done so. If the SEC or its staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy or assets could have a material adverse effect on us.
We expect that most of our wholly-owned and majority-owned subsidiaries will not be relying on either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and will either not fall within the definition of “investment company” under Section 3(a)(1) or will rely on the exclusion from the definition of “investment company” contained in Section 3(c)(5)(C) of the Investment Company Act. As a result, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute “investment securities” for purposes of the 40% test. Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.
We expect certain of our subsidiaries to qualify for the exclusion from the definition of “investment company” pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for certain entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” To qualify for the exclusion pursuant to Section 3(c)(5)(C), based on positions set forth by the staff of the SEC, each such subsidiary generally is required to hold (i) at least 55% of its assets in qualifying real estate assets and (ii) at least 80% of its assets in qualifying real estate assets and real estate-related assets.
We assess our subsidiaries’ compliance with Section 3(c)(5)(C) by reference to SEC staff no-action positions and other guidance. No-action positions are based on specific factual situations that may be substantially different from the factual situations our subsidiaries may face, and a number of the no-action positions relevant to our business were issued more than twenty years ago. There may be no guidance from the SEC staff that applies directly to our factual situations and as a result we may have to apply SEC staff guidance that relates to other factual situations by analogy. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to reclassify our assets for purposes of the Investment Company Act, including for purposes of our subsidiaries’ compliance with the exclusion provided in Section 3(c)(5)(C) of the Investment Company Act. There is no guarantee that we will be able to adjust our assets in the manner required to maintain an exclusion from registration under the Investment Company Act and any adjustment in our strategy or assets could have a material adverse effect on us.

To the extent that the SEC or its staff provide new specific guidance the exemptions under Section 3(c)(5)(C) or 3(c)(6) of the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
Specifically, based on certain no-action letters and other guidance issued by the SEC staff, we expect to treat certain mortgage loans, mezzanine loans and certain other assets that represent an actual interest in residential or commercial real estate or are a loan or lien fully secured by residential or commercial real estate as qualifying real estate assets. On the other hand, we expect to treat certain other types of mortgages and certain other indirect interests in residential or commercial real estate as real estate-related assets. The SEC staff has not, however, published guidance with respect to the treatment of some of these assets under Section 3(c)(5)(C). To the extent the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy or assets accordingly. There can be no assurance that we will be able to maintain this exclusion from registration for certain of our subsidiaries. In addition, we may be limited in our ability to make certain investments, and these limitations could result in a subsidiary holding assets we might wish to sell or selling assets we might wish to hold.
We may hold a portion of our investments through partnerships, joint ventures, securitization vehicles or other entities with third-party investors. In connection with any such investment, and consistent with no-action letters and other guidance issued by the SEC staff addressing the classification of such investments for Investment Company Act purposes, we generally intend to be active in the management and operation of any such entity and have the right to approve major decisions. We will not participate in joint ventures or similar arrangements in which we do not have or share control to the extent that we believe such participation would potentially threaten our ability to conduct our operations so that we comply with the 40% test or would otherwise potentially render any of our subsidiaries seeking to rely on Section 3(c)(5)(C) unable to rely on such exclusion.
It is possible that some of our subsidiaries may seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with Rule 3a-7 and with any guidance that may be issued by the Division of Investment Management of the SEC on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. We expect that the aggregate value of our interests in subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis. We may in the ordinary course of our business form securitization trusts in the future that may seek to rely on Rule 3a-7.
In order to not have to register as an “investment company” under the Investment Company Act, we and/or our subsidiaries may be restricted from making certain investments or may structure investments in a manner that would be less advantageous to us than would be the case in the absence of such requirements. For example, these restrictions will limit the ability of our subsidiaries to invest directly in equity and other CLO Securities, certain collateralized products and certain opportunistic credit investments. Further, the mortgage-related investments that we acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. We also may be required at times to adopt less efficient methods of financing for certain of our mortgage-related investments, and we may be precluded from acquiring certain types of mortgage-related investments. Additionally, Section 3(c)(5)(C) of the Investment Company Act prohibits us from issuing redeemable securities. If we fail to qualify for an exemption from registration as an investment company under the Investment Company Act or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described in this Registration Statement.
No assurance can be given that the SEC staff will concur with our classification of our or our subsidiaries’ assets or that the SEC staff will not, in the future, issue further guidance that may require us to reclassify those assets for purposes of qualifying for an exclusion or exemption from registration under the Investment Company Act. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exclusions or exceptions to that definition, we may be required to adjust our investment strategies accordingly.
Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategies we have chosen. If the SEC or its staff take a position contrary to our view with respect to the characterization of any of the assets or securities we invest in, we may be deemed an unregistered investment company. Therefore, in order not to be required to register as an investment company, we may need to dispose of a significant portion of our assets or securities or acquire significant other additional assets that may have lower returns than our expected portfolio, or we may need to modify our business plan to register as an investment company, which would result in significantly increased operating expenses and would likely entail significantly reducing our indebtedness, which could also require us to sell a significant portion of our assets, which would likely reduce our profitability. We cannot assure you that we would be able to complete these dispositions or acquisitions of assets, or deleveraging, on favorable terms, or at all. Consequently, any modification of our business plan could have a material adverse effect on us.
If the SEC determined that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would potentially be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period for which it was established that we were an unregistered investment company. Any of these results would have a material adverse effect on us.
For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Item 1A. Risk Factors — Risks Related to Our Structure and Organization — Our shareholders’ investment return may be reduced if we register as an investment company under the Investment Company Act.”
Operating Structure and REIT Considerations
A non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold by the REIT periodically on a continuous basis at a price generally equal to the REIT’s prior period NAV per share. In our perpetual-life structure, the investors may request that we repurchase their shares on a monthly basis at a price equal to our NAV per share of the applicable class as of the last calendar day of the prior month, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of our shares that have been requested to be repurchased in any particular month in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our Declaration of Trust or otherwise to effect a liquidity event at any time.
We intend to elect and qualify as a REIT under the Code for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2025, and we intend to operate in a manner consistent with such an election. In general, a REIT is a company that:
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combines the capital of many investors to acquire or provide financing for real estate assets;

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offers the benefits of a real estate portfolio under professional management;

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satisfies the various requirements of the Code relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its share ownership, and various other qualification tests imposed under the Code, including a requirement to distribute to shareholders at least 90% of its REIT taxable income each year; and

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is generally not subject to U.S. federal corporate income taxes on its REIT taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a C corporation.

However, even if an entity qualifies as a REIT, it will nonetheless be subject to U.S. federal, state, local and non-U.S. tax in certain circumstances.

In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. See “Item 1A. Risk Factors — Risks Related to our REIT Status and Certain Other Tax Items.”
The following chart shows our current ownership structure and our relationship with the Sponsor, the Adviser and their respective affiliates as of the commencement of the Private Offering. The Adviser or an affiliate thereof may form funds that invest with us in an entity (an “Aggregator Entity”) below us (i.e., between us and an asset).

Rithm Perpetual Life Residential Trust
(Simplified Structure)

Investors in our Private Offering
Initial Capitalization, Compensation to Adviser, Sponsor Personnel and/or Independent Trustees
Class E Shares
Rithm Perpetual Life Residential Trust
Management Agreement
RCM GA Manager LLC
Taxable REIT Subsidiary (Delaware)
Certain REIT-Eligible Assets
Certain Other Assets
Key
Corporation or REIT for U.S. Tax Purposes
Asset

Our Board
We operate under the direction of our Board. We have retained the Adviser to manage the acquisition and dispositions of our investments, subject to our Board’s supervision.
We currently have a three-member board, but expect to have a five-member board by the effective date of this Registration Statement. Our Declaration of Trust provides that the number of trustees may be increased or decreased only by our Board pursuant to our bylaws. Our bylaws provide that the number of trustees may not be fewer than three nor more than fifteen, unless our Board amends our bylaws. Although our Declaration of Trust does not require a minimum number of independent trustees, our bylaws currently require that the majority of our Board consist of independent trustees. Our Board has determined that         , Jayme Fagas and Matthew Whalen are independent trustees, giving us a majority independent Board. Under our Declaration of Trust, a trustee is independent if he, she or it (i) is not an officer or employee of ours, any subsidiary of ours, or of the Sponsor or its affiliates, (ii) has no material relationship with us, as determined by our Board, and (iii) otherwise satisfies the director independence tests provided for in the New York Stock Exchange (“NYSE”) Listing Manual Rule 303A.02, as may be amended from time to time. We expect a majority of our Board to continue to consist of independent trustees, except for a period of up to 60 days after the death, removal or resignation or other vacancy of an independent trustee pending the election of a successor independent trustee.
For so long as the Sponsor or its affiliate acts as investment advisor or manager to us, the Adviser has the right to designate a number of trustees for election to our Board, which number will initially be two

(each, an “Adviser Designee”); provided that if the number of trustees constituting our Board is increased or decreased, the number of Adviser Designees will be increased or decreased proportionately (but, unless our bylaws are amended, in no event will the number of Adviser Designees (i) equal or exceed 50% of the total size of our Board or (ii) be less than one). Our Board must also consult with the Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee. Any election by our shareholders or our Board to replace a removed trustee must comply with the terms or our Declaration of Trust and bylaws providing for, as applicable, the Adviser’s exclusive right to designate one or more trustees to serve on our Board, including without limitation as a successor trustee to a removed trustee, and the qualifications applicable to an independent trustee.
Each trustee will serve until his, her or (if the trustee is an entity) its resignation, removal, death, dissolution, termination of legal existence, adjudication of legal incompetence or the election and qualification of his, her or its successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. A vacancy on our Board for any reason other than removal for “cause” by the shareholders may be filled only by a vote of a majority of the remaining trustees. A vacancy on our Board resulting from removal by the shareholders for “cause” may be filled only by the shareholders. However, if the trustee so removed had been designated to serve on our Board by the Adviser, then the Adviser shall have the exclusive right to designate the successor trustee for election to our Board to replace the removed trustee. Any election by our shareholders or our Board to replace a removed trustee must comply with the terms or our Declaration of Trust and bylaws providing for, as applicable, the Adviser’s exclusive right to designate one or more trustees to serve on our Board, including without limitation as a successor trustee to a removed trustee, and the qualifications applicable to an independent trustee.
Our Board will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, our Board will supervise the relationship between us and the Adviser. Our Board is empowered to approve the payment of compensation to trustees for services rendered to us.
Our Board will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. Our Board may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance.
Independent Compliance Reviewer
Our Board may appoint, terminate and replace, in its discretion, a suitably qualified representative, which may be recommended by the Adviser, but will be unaffiliated with the Adviser, the Sponsor and their respective affiliates (each, an “Independent Compliance Reviewer”), to consider, approve or disapprove certain related party transactions and provide or withhold consent with respect to matters involving us that require client consent for purposes of Sections 206(3), 206(2) and 205(a) of the Advisers Act. The Independent Compliance Reviewer will act in accordance with, and be subject to, our Independent Compliance Reviewer Policy. For the avoidance of doubt, our Board may change the third party that serves as the Independent Compliance Reviewer at any time in its sole discretion.
Management Agreement
The description below of the Management Agreement is a summary of the material terms of the Management Agreement, which will be filed as an exhibit to this Registration Statement. The description set forth below is qualified in its entirety by reference to the Management Agreement so filed.

Our Board at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to us. Pursuant to the Management Agreement, we have delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board. However, the Adviser is at all times subject to supervision, direction and management through our Board and will have only such functions and authority as our Board delegates to it. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Management Agreement.
Services
Under the terms of the Management Agreement, the Adviser is responsible for the following:
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serving as our advisor with respect to the establishment and periodic review of the investment guidelines for our investments, financing activities and operations;

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sourcing, evaluating and monitoring our investment opportunities and executing the acquisition, origination, management, financing and disposition of our assets;

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conducting negotiations on our behalf with borrowers, sellers, purchasers and other counterparties;

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providing us with portfolio management and other related services;

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serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowing;

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engaging and supervising, on our behalf and at our expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents and other service providers (which may include affiliates of the Adviser) that provide various services to us;

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communicating on our behalf with the holders of any of our equity or debt securities, as required;

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advising us in connection with policy decisions to be made by our Board;

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providing our daily management, including performing and supervising the various administrative functions reasonably necessary for our management;

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engaging one or more sub-advisors with respect our management, including, where appropriate, affiliates of the Adviser;

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evaluating and recommending to our Board hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and investment guidelines;

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investing and reinvesting any of our moneys and securities and advising as to our capital structure and capital raising;

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determining valuations for our assets and liabilities and calculating the NAV;

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obtaining appraisals performed by third-party appraisal firms and providing input in connection with the appraisals of our investments, as needed;

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monitoring our investments for events that may be expected to have a material impact on the most recent estimated values;

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monitoring each appraiser’s valuation process to ensure that it complies with our valuation guidelines;

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delivering to, or maintaining on our behalf, copies of appraisals obtained in connection with our investments, if any;

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if we are a commodity pool under the U.S. Commodity Exchange Act, acting as our commodity pool operator;

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placing, or arranging for the placement of, orders of investments pursuant to the Adviser’s investment determinations;

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making, from time to time, reports to our Board of the Adviser’s performance of services to us;

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advising us regarding our ability to elect REIT status and, thereafter, maintaining our qualification as a REIT;

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taking all necessary actions to enable us and any of our subsidiaries to make required tax filings and reports;

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assisting us in maintaining the registration of our shares under federal and state securities laws; and

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performing such other services from time to time in connection with the management of our investment activities as our Board may reasonably request and/or the Adviser may deem appropriate under the particular circumstances.

The Adviser’s services under the Management Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired. The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.
Term
The Management Agreement has been approved by our Board. Unless earlier terminated as described below, the Management Agreement will remain in effect for a period of two years from the date it first became effective, and will remain in effect subject to an unlimited number of successive two-year renewals if approved by a majority of our Board and a majority of our independent trustees.
Without payment of penalty, we may terminate the Management Agreement with the Adviser upon 60 days’ advance written notice. The decision to terminate the agreement may be made by a majority of our Board and a majority of our independent trustees. In addition, without payment of penalty, the Adviser may generally terminate the Management Agreement upon 60 days’ advance written notice.
Following termination, the Adviser will be entitled to receive from us, within 30 days after the effective date of such termination, all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Adviser prior to termination of the Management Agreement. However, the Adviser will not be entitled to compensation for further services and will not be entitled to a termination fee.
Compensation of the Adviser
Management Fee.   Until we become a “publicly offered REIT” for U.S. federal income tax purposes, we will pay a management fee equal to 1.25% of NAV per annum (less any Distribution Fees (as defined below)), payable monthly in arrears. After we become a “publicly offered REIT” for U.S. federal income tax purposes:
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Class S shares, Class T shares, Class D shares, Class I shares, Class J shares and Class J-2 shares will pay a management fee equal to 1.25% of NAV per annum (less any Distribution Fees), payable monthly in arrears; and

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The payment of a management fee to the Adviser for the Class E shareholders will be waived by the Adviser; provided that the Adviser may, in its discretion, reinstate management fees of any Class E shareholder who is no longer an employee, officer or director at the Sponsor or its affiliates.

For the avoidance of doubt, the amount of the management fee paid by any class of shares to the Adviser for a given period will be reduced by the amount of any Distribution Fees with respect to such class for such period. Until we become a “publicly offered REIT” for U.S. federal income tax purposes and in order to meet the applicable REIT tax requirements, we intend to only issue Class J shares.
Any management fee will be calculated and paid to the Adviser on a class-by-class basis, based on the NAV of each applicable class of our shares. In calculating the Adviser’s management fee, we will use our NAV before giving effect to accruals for the management fee, performance fee, ongoing servicing fees payable to a dealer manager, if any (“Ongoing Servicing Fees”), or distribution fees payable to a dealer manager, if any (“Distribution Fees”), or distributions payable on our shares.

All or a portion of the management fee may be paid, at the Adviser’s election, in cash or Class E shares. The Adviser may elect to receive Class E shares primarily for our cash management purposes and alignment of interest, but may have its shares repurchased from time to time. Any repurchase requests by the Adviser will be consistent with the Adviser’s fiduciary duties to us and our shareholders. Our Class E shares obtained by the Adviser will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction (as defined below).
As part of their investment in us, certain investors (or their affiliates) may be granted rights to receive a share of the Adviser’s revenues received under the Management Agreement.
Performance Fee.   Pursuant to the terms of the Management Agreement, upon the effectiveness of this Registration Statement, the Adviser may be entitled to a performance fee, which is accrued monthly and payable quarterly (or part thereof that the Management Agreement is in effect) in arrears. The performance fee will be an amount, not less than zero, equal to 12.5% of Core Earnings (as defined below) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on adjusted capital (as defined below), equal to 1.25% per quarter (the “hurdle rate”), or an annualized hurdle rate of 5.0%. As a result, the Adviser does not earn a performance fee for any quarter until Core Earnings for such quarter exceeds the hurdle rate of 1.25%.
Once Core Earnings in any quarter exceeds the hurdle rate, the Adviser shall be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until Core Earnings for such quarter exceeds a percentage of adjusted capital equal to the hurdle rate divided by 0.875 (or 1 minus 0.125) for such quarter (i.e., approximately 1.429% quarterly, or 5.714% annually, of adjusted capital). Thereafter, the Adviser is entitled to receive 12.5% of Core Earnings.
Upon the effectiveness of this Registration Statement, the payment of the performance fee to the Adviser for the holders of Class J shares and Class E shares will be waived by the Adviser.
For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of our Class S shares, Class T shares, Class D shares, Class I shares and Class J-2 shares (including proceeds from the distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to our Class S, Class T, Class D, Class I and Class J-2 shareholders and amounts paid to our Class S, Class T, Class D, Class I and Class J-2 shareholders for share repurchases pursuant to our share repurchase plan.
Because the performance fee is calculated based on Core Earnings, the Adviser may be entitled to a performance fee even if shareholders experience a decline in NAV per share in the relevant month.
For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to holders of our Class S shares, Class T shares, Class D shares, Class I shares and Class J-2 shares, computed in accordance with generally accepted accounting principles in the United States (“GAAP”), including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP and (vi) certain non-cash adjustments and certain material non-cash income or expense items, in each case after discussions between the Adviser and our independent trustees and approved by a majority of our independent trustees. Core Earnings is calculated by the Adviser (after consultation with and approval by our independent trustees with respect to the exclusion of certain non-cash items and adjustments). However, the Adviser is ultimately and solely responsible for determining Core Earnings.
The performance fee may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof. To the extent that the Adviser elects to receive any portion of the performance fee in Class E shares, we may repurchase such Class E shares from the Adviser at a later date. Class E shares obtained by the Adviser will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction.

As part of their investment in us, certain investors (or their affiliates) may be granted rights to receive a share of the Adviser’s revenues received under the Management Agreement.
Expense Reimbursement.   The Adviser will advance all of our organization and offering expenses through the earlier of (i) the date that our aggregate NAV is at least $200 million and (ii) the first anniversary of the date on which we first calculate NAV. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the date on which the Adviser stops advancing organization and offering expenses per the prior sentence. Thereafter, we will reimburse the Adviser for any organization and offering expenses as and when incurred. The reimbursements may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof.
Organizational and offering expenses will include, without limitation, total underwriting and brokerage discounts and commissions, expenses for drafting, printing and amending the private placement memorandum relating to our Private Offering or supplementing the memorandum, travel (including airfare consistent with the Adviser’s travel policy, meals, lodging and entertainment), legal (whether in-house or outside counsel), tax professionals (whether in-house or outside tax professionals), salaries of employees while engaged in sales activity, mailing and distributing, telephone and other telecommunications, all advertising and marketing (including design and website expenses and the costs related to investor and broker-dealer sales meetings), capital raising, consulting, accounting, regulatory compliance, any administrative or other filings in connection with our structuring, organization, negotiation, funding and start-up, including printing and document production costs, long distance telephone charges, postage and delivery charges and the preparation of, and negotiations with respect to, our offering documents, investor presentations and other marketing materials, our governing documents, subscription agreements, any side letters or similar agreements, agreements with broker-dealers and any other similar agreements, agreements with any depositary required to be appointed pursuant to applicable law, reasonable bona fide due diligence expenses and other out-of-pocket costs and expenses of participating broker-dealers supported by detailed and itemized invoices, expense reimbursements for actual costs incurred by employees of a dealer manager in the performance of wholesaling activities, costs in connection with preparing sales materials, design and website expenses, fees, expenses and charges of the transfer agent, registrars, trustees (including our Board), subscription processing, depositaries and experts, and fees to attend retail seminars sponsored by participating broker-dealers, expenses and taxes related to the filing, registration and qualification of the sale of our shares under federal and state laws. There will be no cap on organizational or offering expenses.
Operating Expense Reimbursement
We will pay directly or reimburse the Adviser or its affiliates for costs and expenses the Adviser or its affiliates incur in connection with the services it provides to us, including, but not limited to, (i) the actual cost of goods and services used by us and obtained from either an affiliate or a non-affiliated person, including fees paid to Affiliated Service Providers (as defined below), administrators, transfer agents, consultants, attorneys, accountants, tax advisors, technology providers and other services providers, and brokerage fees paid in connection with the origination, acquisition, purchase and sale of its investments, (ii) expenses of managing, operating and disposing of our investments, whether payable to an affiliate or a non-affiliated person, (iii) expenses related to the personnel of the Adviser performing services for us other than those who provide investment advisory services to us, (iv) expenses relating to compliance-related matters and regulatory filings relating to our activities and (v) administration fees and expenses, if any, payable under the Management Agreement (including payments based upon our allocable portion of the Adviser’s overhead in performing its obligations under the Management Agreement, including rent and the allocable portion of the cost (including total compensation) of our chief financial officer and chief legal officer, and their respective staffs that assist with the activities covered by the Management Agreement).
The Adviser has agreed to advance certain of our operating costs and expenses, certain costs and expenses incurred pursuant to the Management Agreement, and other expenses incurred on our behalf (but excluding organization and offering expenses), through the earlier of (i) the date that our aggregate NAV is at least $200 million and (ii) the first anniversary of the date on which we first calculate NAV (the “Operating Expense Commencement Date”). We will reimburse the Adviser for all such advanced operating expenses ratably over the 60 months following such date. For purposes of calculating our NAV, the operating costs and expenses paid by the Adviser on our behalf through the Operating Expense Commencement Date will not be deducted as an expense until reimbursed by us.

After the Operating Expense Commencement Date, we will reimburse the Adviser, as applicable, for any operating expenses that it incurs on our behalf as and when incurred. The reimbursements may be paid, at the Adviser’s election, as applicable, in cash or Class E shares, or any combination thereof.
Acquisition Expense Reimbursement
Except as provided herein, we do not intend to pay the Adviser any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of the Adviser) or other similar fees in connection with making investments. We will, however, reimburse the Adviser for out-of-pocket expenses in connection with the selection, acquisition, origination, financing and management of investments, whether or not such investments are made. The reimbursements may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof. We will also make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “— Fees from Other Services” below.
Fees from Other Services
The Sponsor or Affiliated Service Providers may be retained to provide services to us or entities through which investments are held by us that would otherwise be performed for us or such entities by third parties. Any fees, compensation and costs payable to the Affiliated Service Providers in connection with services provided by such Affiliated Service Providers that (i) do not exceed market rates, as determined by the Adviser to be appropriate under the circumstances or (ii) are approved by a majority of our trustees, including a majority of our independent trustees, or an Independent Compliance Reviewer will not offset or otherwise reduce the management fee or otherwise be shared with us. For more information about such services, please see “Item 7. Certain Relationships and Related Transactions, and Director Independence — Potential Conflicts of Interest — Services Provided by Affiliates of the Sponsor” in this Registration Statement.
Indemnification
We will indemnify and hold harmless the Adviser and its affiliates, including their respective officers, managers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties under the Management Agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or our Declaration of Trust.
The Adviser will indemnify us and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Adviser’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement; provided, however, that the Adviser will not be held responsible for any action of our Board in following or declining to follow any advice or recommendation given by the Adviser.
Sponsor Investment
In order to facilitate the origination or acquisition of our initial investments, the Sponsor (or an affiliate) has agreed to purchase (in one or more purchases) the lesser of (i) 5% of our total NAV and (ii) $20 million of Class E shares at a price per share equal to the most recently determined NAV of Class E shares or, if a NAV has yet to be calculated, then at a price of $20.00 per Class E share (the “Sponsor Investment”). As of the date of this Registration Statement, the Sponsor (or an affiliate) has not purchased any Class E shares in connection with the Sponsor Investment.
The Sponsor may, from time to time, request to have any Class E shares it receives in connection with the Sponsor Investment be repurchased by us at a price per share equal to the most recently determined NAV per Class E share as of the Repurchase Date (as defined below). Any such repurchase will not be subject to the Early Repurchase Deduction.

Allocation of Investment Opportunities
As a general matter, it is not expected that all investment opportunities identified by the Adviser that are suitable for us will be made available to us. We expect that certain investments that would be suitable for us will be retained by the Sponsor or affiliates that originated such investments or will be sold to third parties and therefore will not be available for investment and will not be part of the Adviser’s investment allocation protocols. The Sponsor has established, and the Sponsor and the Adviser will be permitted, in their sole discretion, in the future, to establish Other Rithm Accounts with investment objectives, mandates and policies that are the same or substantially similar to and/or overlap with, ours, in each case, without the consent of, or notice to, any shareholder. Consistent with the Adviser’s allocation policy, from time to time, the Adviser will allocate investment opportunities that fall within our investment objectives (including RTLs) between us, the Sponsor, Rithm Affiliates and/or Other Rithm Accounts, and may allocate up to 100% of such an opportunity to Rithm Affiliates, including the Sponsor, and/or Other Rithm Accounts. In this regard, we are expected, from time to time, to invest on a side-by-side basis with Rithm Affiliates, including the Sponsor, and Other Rithm Accounts. In addition, from time to time, Rithm Affiliates, including the Sponsor, and Other Rithm Accounts, will receive an allocation in a pool of loans (including RTLs and NQM loans) which are not allocated to us. For instance, we expect that certain investment opportunities in RTLs and NQM loans will be allocated first to Sponsor securitizations and, thereafter, to us. In determining such allocations, the Adviser takes into account such factors as it deems appropriate, including, without limitation: investment program, objectives and focus; investment capacity; investment sourcing; target investment size and target returns; investment guidelines, restrictions and concentration limits; leverage considerations; available cash, including the timing of capital inflows and outflows and anticipated capital commitments; timing of investment closing; tax, regulatory, policy and procedural considerations (including internal policies and procedures); tolerance for volatility and risk as determined by the Adviser from time to time; desired concentration, exposure and diversification targets; liquidity needs; investment rights and other contractual obligations; the management of actual and potential conflicts of interest; performance considerations; domicile; and other factors that the Adviser believes are consistent with the fair and equitable treatment of us, the Sponsor, Rithm Affiliates and any Other Rithm Accounts over time. The Adviser may allocate investment opportunities among us, the Sponsor, Rithm Affiliates and any Other Rithm Accounts based on anticipated or projected investment characteristics based solely on its expectations at the time an investment is made. The Adviser has adopted policies and procedures designed to result in fair and equitable allocations of opportunities across client accounts over time. However, there can be no assurances that the characteristics of an investment will ultimately match the Adviser’s expectations at the time such investment was made, and such investment may, as a result, prove to have (or have not) been suitable for us.
The Sponsor, Rithm Affiliates and Other Rithm Accounts are expected to have terms that differ from our terms and may participate in investments on different terms than us, at different levels of the capital structure and/or after the closing of our investments. Furthermore, Rithm Affiliates, including the Sponsor, and Other Rithm Accounts may from time to time be entitled to priority allocations of certain investment opportunities over us (or another Other Rithm Account). Accordingly, our participation in investments with Rithm Affiliates, including the Sponsor, and Other Rithm Accounts is expected to vary on an investment-by-investment basis and there may be investments within our investment objective made by the Sponsor or the Adviser, on behalf of such Rithm Affiliates, including the Sponsor, or Other Rithm Accounts, in which we do not participate or does not participate to the same extent as other investments.
The Sponsor and the Adviser may also give advice and recommend assets, instruments, loans, securities or other investments to Rithm Affiliates or Other Rithm Accounts that differ from the advice given to, or assets, instruments, loans, securities or other investments recommended or bought for, us, even though the investment objectives of us, such Rithm Affiliates and such Other Rithm Accounts may be the same or substantially similar. For example, we may elect to sell all or part of an investment in an asset while the Sponsor or a Rithm Affiliate or an Other Rithm Account continues to hold its investment in the same asset (or increases its exposure to it) (and vice versa).
The Sponsor and the Adviser may agree in the future to address, certain legal, tax, regulatory or other considerations applicable to their respective investors that will impact the allocation of investment opportunities among us, the Sponsor, Rithm Affiliates and Other Rithm Accounts and otherwise impact the time and terms of investment and divestment determinations with respect to us, the Sponsor, Rithm Affiliates and such Other Rithm Accounts.
Rithm Affiliates, including the Sponsor, engage, and in the future may engage, in a broad spectrum of activities, including direct investment activities and investment advisory activities, and have investment activities (including principal investments by the Sponsor or its affiliates for their own account) on behalf of both persons or entities to which they provide investment advice on a principal basis, that are independent from, and may from time to time conflict or compete with, our investment activities.
Sculptor has established, and Sculptor will be permitted in the future to establish, Sculptor Accounts with investment objectives, mandates and policies that are substantially similar to and/or overlap with, ours, in each case, without the consent of, or notice to, any shareholder. As a result, the potential and actual conflicts of interest discussed in this section will also apply in respect of Sculptor and Sculptor Accounts, and such conflicts may be exacerbated in the future to the extent the operations of the Sponsor and Sculptor businesses are further integrated.
For additional information, see “Item 7. Certain Relationships and Related Transactions, and Director Independence — Potential Conflicts of Interest — Allocation of Investment Opportunities.”
Term
The Company has been established, and is expected to continue, for an indefinite period of time. As part of the Company’s indefinite term structure, investors may request the repurchase of their common shares on a monthly basis (as further discussed below). See “— Share Repurchase Plan” below for more information regarding repurchases.
Governmental Regulations
Our business is affected by conditions in the housing and real estate markets and the broader financial markets, as well as by the financial condition and resources of other participants in these markets. These markets and many of the participants in these markets are subject to, or regulated under, various federal, state and local laws and regulations. In particular, because issues relating to residential housing (including both owner-occupied and rental housing), and real estate finance can be areas of political focus, federal, state and local governments may be more likely to take actions that affect residential housing, the markets for financing residential housing, landlord and tenant rights, lender rights, institutional ownership of residential housing, and the participants in residential housing-related industries than they would with respect to other industries. Other changes or actions by judges or legislators regarding mortgage loans and contracts, including the voiding of certain portions of these agreements or the promulgation of additional restrictions on mortgage foreclosures, may reduce our earnings, impair our ability to mitigate losses, or increase the probability and severity of losses. Moreover, to the extent we participate in markets that as-yet do not have fully developed regulatory frameworks or responsibilities, we are subject to a heightened risk of new, enhanced, or changing regulation that is adverse to our business or burdensome to comply with. As a result of the government’s statutory and regulatory oversight of the markets we participate in, federal, state and local governmental actions, policies, and directives can have an adverse effect on these markets and on our business and the value of, and the returns on, our investments, which effects may be material. It is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, or results of operations or prospects.
Competition
We operate in a highly competitive market for lending and investment opportunities. Our profitability depends, in large part, on our ability to originate and/or acquire our target assets at attractive prices. In originating or acquiring our target assets, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exception from the definition of an investment company under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.
Emerging Growth Company
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, or (ii) in which we have total annual gross revenue of at least $1.235 billion, (b) the date on which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our common shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. If an investor participates in our distribution reinvestment plan, the cash distributions attributable to the class of shares that such investor owns will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Shareholders will not pay upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees when purchasing shares under our distribution reinvestment plan; however, all outstanding Class S shares, Class T shares, Class D shares, Class J shares and Class J-2 shares, including those purchased under our distribution reinvestment plan, will be subject to Ongoing Servicing Fees or Distribution Fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Item 11. Description of Registrant’s Securities to be Registered — Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions investors may receive from us.
Share Repurchase Plan
While shareholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of our shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last business day of that month (each such date, a “Repurchase Date”). Notwithstanding the foregoing, shareholders holding Class J shares have agreed not to submit their Class J shares for repurchase until the date that is two years from the date of purchase of the applicable Class J shares.
The repurchase price for repurchases will generally be based on the NAV per share of the applicable class as of the last calendar day of the prior month, except that shares tendered for repurchase within the first 12 months of issuance will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The holding period is measured as of the closing date immediately preceding the prospective Repurchase Date. Subject to our ability to meet the applicable REIT tax requirements, the Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death or qualified disability of the holder and in other limited circumstances. For an investor to have its shares repurchased, the investor’s repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date using the NAV per share of the applicable class as of the last calendar day of the prior month. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan. Shares purchased by the Sponsor in the Sponsor Investment or issued to the Adviser or its affiliates as a result of the management fee, performance fee or reimbursements of expenses are not subject to the Early Repurchase Deduction. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. We expect to begin the share repurchase plan in the first month of the first full calendar quarter after the initial closing of our Private Offering.
The aggregate NAV of total repurchases of our common shares is limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the aggregate NAV as of the end of the previous calendar quarter). Shares purchased by the Adviser or its affiliates or issued to such parties in lieu of cash in respect of our management fee, our performance fee or as other compensation or as reimbursements of expenses or to the Sponsor for any future commitments to us are not subject to these repurchase limitations.
Subject to our right to decline any repurchase request by a shareholder, in the event that we determine to repurchase some but not all of our shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis after we have repurchased all common shares for which repurchase has been requested due to death or disability and other limited exceptions. All unsatisfied repurchase requests must be resubmitted after the start of the next month or upon the recommencement of the share repurchase plan, as applicable.
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in investments rather than repurchasing our shares is in our best interests as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our Board may make exceptions to, modify or suspend our share repurchase plan if it deems in its reasonable judgment such action to be in our best interest (including to make exceptions to the repurchase limitations or Early Repurchase Deduction, or repurchase fewer shares than such repurchase limitations). During any period in which we believe that we are not a “publicly offered REIT” for U.S. federal income tax purposes, we also may decline any repurchase request by a shareholder if we believe the repurchase (i) would not qualify for sale or exchange treatment under Section 302(b) of the Code or (ii) would otherwise negatively affect any other shareholders or negatively affect our status as a REIT.
See “Item 11. Description of Registrant’s Securities to be Registered — Share Repurchase Plan” for more information regarding our share repurchase plan.

Human Capital
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or their affiliates pursuant to the terms of the Management Agreement. See “Item 1. Business — Management Agreement.”
Our Private Offering
Subscriptions to purchase our common shares may be made on an ongoing basis, but investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month (unless waived by our dealer manager, if any, or the Adviser).
Prior to the time a NAV per share has been calculated, the per share purchase price for our common shares will be $20.00 plus any applicable upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees. Thereafter, the purchase price per share of each class will be equal to the then-current per share transaction price, which will generally be our prior month’s NAV per share for such class as of the last calendar day of such month, plus any applicable upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees.
Although the price an investor pays for our common shares will generally be based on the prior month’s NAV per share, the NAV per share for the month in which an investor makes its purchase may be significantly different. Given that we initially expect to invest primarily in RTLs, which have a shorter duration than certain other asset types, such differences in NAV could be more pronounced. We may offer shares at a price that we believe reflects the NAV per share of such shares more appropriately than the prior month’s NAV per share, including by updating a previously available offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because Ongoing Servicing Fees or Distribution Fees are charged differently with respect to each class. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters — Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements. Investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price plus any applicable upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month. If a purchase order is received less than five business days prior to the first business day of the month, unless waived by the Adviser or the dealer manager, if any, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month plus any applicable upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees. As a result of this process, the price per share at which an investor’s order is executed may be different than the price per share for the month in which such investor submitted its purchase order.
Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.
Reporting Obligations
We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this

Registration Statement with the SEC under the Exchange Act to register our common shares under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.
We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.
Certain U.S. Federal Income Tax Considerations
The discussion of certain tax matters set forth in this Registration Statement is not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from its tax advisor.
The following is a summary of certain U.S. federal income tax considerations relating to Rithm Perpetual Life Residential Trust’s qualification and taxation as a REIT and the acquisition, ownership and disposition of our common shares. For purposes of this section only, references to “our,” “us” or “we” mean only Rithm Perpetual Life Residential Trust and not any of its subsidiaries or other lower-tier entities except as otherwise indicated. This summary is based upon the Code, regulations promulgated by the U.S. Treasury Department (the “U.S. Treasury regulations”), current administrative interpretations and practices of the Internal Revenue Service (“IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This summary does not address any proposals to modify such tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. Except as otherwise discussed below, this summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:
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U.S. expatriates;

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persons who mark-to-market our common shares;

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subchapter S corporations;

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U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies (“RIC”);

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REITs;

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trusts and estates;

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persons who receive our common shares as compensation;

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persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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persons subject to the alternative minimum tax (“AMT”) provisions of the Code;

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persons holding their interest in us through a partnership or similar pass-through entity;

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tax-exempt organizations (except as otherwise discussed below);

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persons subject to special tax rules as a result of being treated as receiving any “excess inclusion income” (“EII”) from us (except as otherwise discussed below);

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shareholders subject to special tax accounting rules as a result of their use of “applicable financial statements” (within the meaning of Section 451(b)(3) of the Code); and

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non-U.S. shareholders (as defined below, and except as otherwise discussed below).

This summary assumes that shareholders hold our common shares as capital assets, which generally means as property held for investment.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES.
U.S. Federal Income Tax Considerations as a REIT
Taxation of Rithm Perpetual Life Residential Trust — General
We intend to elect and qualify as a REIT under the Code for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2025. Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made or owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to continue to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify” below.
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” with respect to distributed income at the corporate and shareholder levels that results generally from investment in a corporation. Rather, income generated by a REIT and distributed to its shareholders generally is taxed only at the shareholder level, upon a distribution of dividends by the REIT. See “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders” below.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
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We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains.

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We expect to have one or more subsidiaries that are subchapter C corporations that will be taxable REIT subsidiaries (“TRSs”), the earnings of which, if organized in the United States, will be subject to U.S. federal corporate income tax (including potentially a 15% AMT on the adjusted financial statement income (“AFSI”) of TRSs whose three-year average AFSI exceeds $1 billion).

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (i) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (ii) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to income tax at the corporate tax rate.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (i) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (ii) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests, that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods (the foregoing sum is referred to as the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “— Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire appreciated assets from a corporation that is not a REIT, a RIC or an S corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the transferor corporation, we will be subject to tax on such appreciation at the corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following our acquisition from the transferor corporation. The results described in this paragraph assume that such corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
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While we intend not to derive any EII from a securitization (e.g., a residual interest in a real estate mortgage investment conduit (a “REMIC”)) or other financing arrangements, if we were to derive EII, we could be subject to corporate level U.S. federal income tax, currently at a 21% rate, to the extent that such income is distributed to specified types of U.S. and non-U.S. tax-exempt shareholders (known as “disqualified organizations”), such as public pension funds and government agencies and instrumentalities. We may decide to retain, and to pay corporate income tax on, EII. If we decide to own a REMIC residual interest through a TRS, we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of the TRS.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares. Shareholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations to be promulgated.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
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that is managed by one or more directors or trustees;

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the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

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that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

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that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

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the beneficial ownership of which is held by 100 or more persons (the “100 Shareholder Rule”);

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in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities) (the “5/50 Rule”);

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that has no earnings and profits from any non-REIT taxable year or as a successor to any subchapter C corporation at the close of any taxable year;

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that uses the calendar year for U.S. federal income tax purposes;

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which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

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that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first through forth conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The fifth and sixth conditions (the 100 Shareholder Rule and the 5/50 Rule) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. For purposes of the sixth condition, an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. Our Declaration of Trust has restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the 100 Shareholder Rule and the 5/50 Rule described in the fifth and sixth conditions above.
To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record shareholders of significant percentages of our shares, in which the record shareholders are to disclose the actual owners of our shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that the 5/50 Rule is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by U.S. Treasury regulations to submit a statement with its tax return disclosing the actual ownership of its shares and other information.
Effect of Subsidiary Entities
Partnership Subsidiaries
If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that, for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, especially if we have no control or only limited influence over the partnership. If a fund is formed that invests with us in an Aggregator Entity, the Aggregator Entity would intend to be classified as a partnership for U.S. federal income tax purposes that is not a publicly traded partnership taxable as a corporation. Consequently, rules regarding investments in partnerships similar to those described in this paragraph above would be expected to apply to our investment in the Aggregator Entity. See “— Tax Aspects of Investments in Partnerships — General.”
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two. Limited partnerships and single member limited liability companies that are wholly owned by a regarded parent that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation other than a TRS. See “— Asset Tests” and “— Gross Income Tests” below.
Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal and state corporate income tax on its earnings, if it is organized in the United States (including potentially a 15% AMT on the AFSI of a TRS whose three-year average AFSI exceeds $1 billion), which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, our shares issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. See “— Gross Income Tests” and “— Asset Tests” below. Because a REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to non-qualifying income under the annual 75% and 95% REIT gross income tests or to conduct activities that, if conducted by us directly, could be treated in our hands as “prohibited transactions.”
The TRS rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. We intend to review all of our transactions with our TRSs and to conduct such transactions on an arm’s-length basis; however we cannot assure you that we will be successful in avoiding this excise tax.
Ownership of Interests in Subsidiary REITs
We may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Gross Income Tests
In order to qualify as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

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rents from real property;

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interest on debt secured by a mortgage on real property or on interests in real property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets (other than a nonqualified publicly offered REIT debt instrument);

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income and gain derived from foreclosure property;

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amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits;

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from certain kinds of temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of share or securities, which need not have any relation to real property.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the shared appreciation provision will be treated as gain from the sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not held as inventory or dealer property.
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap contracts, index swap contracts, interest rate cap or floor contracts, futures or forward contracts and options or similar financial instruments. Except to the extent provided by U.S. Treasury regulations, any income from a hedging transaction will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable U.S. Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests. In addition, income from certain new hedging transactions that counteract prior qualifying hedging transactions described in (i) and (ii) above may not constitute gross income for purposes of the 75% and 95% gross income tests if we properly identify the new hedging transaction as specified in applicable U.S. Treasury regulations. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of the hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the U.S. Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
We, at the close of each calendar quarter, must also satisfy five tests relating to the nature of our assets.
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First, at least 75% of the value of our total assets must be represented by some combination of:

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cash and cash items;

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U.S. government securities;

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interests in real property;

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interests in mortgage loans secured by real property;

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share (or transferable certificates of beneficial interest) in other REITs;

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debt instruments issued by “publicly offered REITs” for U.S. federal income tax purposes; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding our proportionate share of the assets of such REMIC.

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Second, of our investments not included in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets.

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Third, of our investments not included in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

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Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets (and 25% of the value of our gross assets beginning in 2026).

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Fifth, of our investments not included in the 75% asset class, debt instruments issued by publicly offered REITs, if they would not otherwise qualify as “real estate assets,” cannot exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and certain other excluded securities, as described in the Code. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if:
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the debt is not convertible, directly or indirectly, into shares;

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the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code; and

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in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which:

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are not straight debt or other excluded securities (prior to the application of this rule); and

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have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. We generally do not intend to take actions we believe would cause us to fail to satisfy the asset tests described above. However, if we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we may be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We may enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements act as financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.
Phantom Income from Our Acquisition and Holding of Subordinated Debt Instruments and “Scratch-and-Dent” Loans and NPLs along with other Debt Instruments
The tax accounting rules with respect to the timing and character of income and losses from our acquisition and holding of subordinated debt instruments and “scratch-and-dent” loans and NPLs, along with other debt instruments, may result in adverse tax consequences. We will be required to include in income accrued interest, original issue discount (“OID”) and, potentially, market discount (each of which will be ordinary income), with respect to subordinated debt instruments, “scratch-and-dent” loans, NPLs or other debt instruments we hold, in accordance with the accrual method of accounting. Income will be required to be accrued and reported, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the debt instruments, except to the extent it can be established that such losses are uncollectible. Accordingly, we may incur a diminution in actual or projected cash flow in a given year as a result of an actual or anticipated default or delinquency but may not be able to take a deduction for the corresponding loss until a subsequent tax year. While we generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until our investments in subordinated debt instruments, “scratch-and-dent” loans, NPLs or other debt instruments are disposed of in a taxable transaction or become worthless.
Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements” below.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:
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the sum of:

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90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

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90% of the net income (after tax), if any, from foreclosure property (as described below); minus

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the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which they are paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
Except for distributions by “publicly offered REITs” for U.S. federal income tax purposes, distributions must not be “preferential dividends” in order for such distributions to be counted as dividends by us for purposes of satisfying the annual 90% REIT distribution requirement and avoiding corporate income tax and the 4% nondeductible excise. A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among different classes of shares as set forth in the organizational documents. Additionally, if we repurchase shares from a shareholder in a transaction that does not qualify for sale or exchange treatment, the distribution to the shareholder is treated as a distribution taxable as a dividend for U.S. federal income tax purposes and we are not a “publicly offered REIT” at the time we repurchase such shares, then such distribution could be treated as a preferential dividend and, therefore, be ineligible to be counted as a dividend by us for purposes of satisfying the annual 90% REIT distribution requirement and avoiding corporate income tax and the 4% nondeductible excise tax. In that case, we may be subject to additional income and excise taxes or be required to pay taxable “deficiency dividends” to shareholders in a later year or potentially fail to qualify as a REIT, as described in greater detail below. These preferential dividend limitations will not apply to us during any period that we are treated as a “publicly offered REIT,” which generally includes a REIT that is required to file annual and periodic reports with the SEC. As a result, we do not expect to be subject to the preferential dividend rule upon the effectiveness of this Registration Statement.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rate on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. We generally intend to make regular monthly distributions sufficient for us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and not be subject to U.S. federal income tax.
If we fail to distribute during each calendar year at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain net income for such year; and

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any undistributed taxable income from prior periods;

we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed (taking into account excess distributions from prior periods) and (ii) the amounts of income retained on which we have paid corporate income tax. We intend to distribute our net income in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax.
It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including receipt of distributions from our subsidiaries and (ii) the inclusion of items in income by us for U.S. federal income tax purposes. See “— Phantom Income from Our Acquisition and Holding of Subordinated Debt Instruments and “Scratch-and-Dent” Loans and NPLs along with other Debt Instruments” above. In such circumstances, in order to satisfy the distribution requirement and to avoid U.S. federal corporate income tax and the 4% excise tax in that year, we may be required to: (i) sell assets in adverse market conditions; (ii) borrow on unfavorable terms; (iii) distribute amounts that would otherwise be invested in target assets consistent with our strategy, capital expenditures or repayment of debt; or (iv) make a taxable distribution of our common shares to our common shareholders as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest accrued on (and may be required to pay any applicable penalties based on) the amount of any deduction taken for deficiency dividends as though it were an actual increase in our taxes.
Prohibited Transactions
Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations to avoid the application of the 100% “prohibited transaction” tax. However, whether property would trigger the 100% “prohibited transaction” tax depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest is the kind of asset that will not trigger the 100% “prohibited transaction” tax. The 100% “prohibited transaction” tax will not apply to gains from the sale of property (or from a shared appreciation mortgage or similar debt instrument) that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at the regular corporate income tax rate. We intend that any property the sale or disposition of which could give rise to the 100% “prohibited transaction” tax (or any shared appreciation mortgage or similar debt instrument that could give rise to the 100% “prohibited transaction” tax) will be sold through a TRS.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property:
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that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property;
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for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and

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for which such REIT makes a proper election to treat the property as foreclosure property.

REITs generally are subject to tax at the corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT, but any such gain from the sale of such property could be subject to income tax at the corporate tax rate. If we acquire any foreclosure property, we intend to do so through a TRS. If we were to acquire foreclosure property outside a TRS, however, we do not anticipate that we would receive any income from such foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we were to receive any such income, we may elect to treat such property as foreclosure property.
Failure to Qualify
In the event that we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if:
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the violation is due to reasonable cause and not due to willful neglect;

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we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT; and

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the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available).

This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at the regular corporate rate. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable in the case of our shareholders who are individual U.S. shareholders, as “qualified dividend income” at a reduced maximum rate, and dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. However, distributions to individual U.S. shareholders during any year in which we are not a REIT will not be eligible for the deduction from their taxable income of one-fifth of the Qualified REIT Dividends (as defined below) payable. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Tax Aspects of Investments in Partnerships
General
We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. However, the partnership could be subject to state and local tax, including the New York City unincorporated business tax. As a partner in the partnership, U.S. Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that, for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, especially if we have no control or only limited influence over the partnership.
If a fund is formed that invests with us in an Aggregator Entity, the Aggregator Entity would intend to be classified as a partnership for U.S. federal income tax purposes that is not a publicly traded partnership taxable as a corporation. Consequently, rules regarding investments in partnerships similar to those described in this section “— Tax Aspects of Investments in Partnerships” are expected to apply to the investment in the Aggregator Entity.
Entity Classification
Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and this could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “— Asset Tests” and “— Gross Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “— Asset Tests,” “— Gross Income Tests” and “— Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Partnership Audit Rules and other Tax Partnership Liability
The audit procedures for partnerships generally require underpayments of tax to be determined and paid at the partnership level following any adjustment to the partnership’s items of income, gain, loss, deduction or credit. A partnership will generally be permitted to elect to have a partnership adjustment taken into account by the persons who were partners in the year to which the adjustment relates. Under these rules, it is possible that partnerships in which we directly or indirectly invest will be required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.
If a non-U.S. fund is formed that invests with us in an Aggregator Entity and the Aggregator Entity were engaged in a U.S. trade or business (e.g., from the direct sale of a U.S. real property interests (“USRPI”) rather than through a TRS), the Aggregator Entity would be required to withhold certain taxes on such fund’s share of any income and gain considered to be effectively connected with the U.S. trade or business. If the Aggregator Entity were to fail to so withhold (e.g., because it took the position that its activities did not constitute conducting a U.S. trade or business, and the IRS prevailed in a challenge to that position), the Aggregator Entity could be liable for such withholding taxes and interest and penalties, which could be borne by us and reduce the amount of distributions that we make to our shareholders, including shareholders that did not hold shares in us at the time that the economic gains, if any, from such USRPI sale or other trade or business activity, were distributed.

Taxation of Shareholders
Taxation of Taxable U.S. Shareholders
This section summarizes the taxation of U.S. shareholders who own our common shares that are not tax-exempt organizations. For these purposes, a “U.S. shareholder” is a beneficial owner of our common shares who for U.S. federal income tax purposes is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership that owns our shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.
Distributions
So long as we qualify as a REIT, the distributions that we make to our U.S. shareholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the current 20% maximum U.S. federal rate) for qualified dividends received by U.S. shareholders that are individuals, trusts and estates from taxable C corporations. However, such non-corporate shareholders may deduct from their taxable income one-fifth of the REIT dividends payable to them that are not treated as capital gains dividends or as qualified dividend income (“Qualified REIT Dividends”) for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax). To qualify for this deduction, the shareholder receiving a Qualified REIT Dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before our shares become ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. Shareholders are urged to consult their tax advisors as to their ability to claim this deduction.
In addition, such shareholders are taxed at the preferential rates on dividends designated by, and received from, REITs to the extent that the dividends are attributable to:
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income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

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dividends received by the REIT from TRSs or other taxable C corporations, or

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income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our U.S. shareholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder that receives such distribution has held its shares. The distributions we designate as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. The IRS requires a REIT that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income, such as net capital gains, for each tax year based upon the percentage of total dividends distributed to each class for such year. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Code will treat our shareholders as having received, solely for tax purposes, our undistributed capital gains, and the shareholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally currently taxable at maximum U.S. federal rates of 20% in the case of shareholders that are individuals, trusts and estates, and 21% in the case of shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are currently subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. shareholder to the extent that the amount of such distributions does not exceed the adjusted basis of the shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain if our shares have been held for more than one year, or short-term capital gain if our shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
Earnings and profits are allocated to distributions with respect to preferred shares, if any, before they are allocated to distributions with respect to common shares. Therefore, depending on our earnings and profits, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis. In addition, the IRS requires a REIT that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income, such as net capital gains, for each tax year based upon the percentage of total dividends distributed to each class for such year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— U.S. Federal Income Tax Considerations as a REIT — Annual Distribution Requirements.” Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources. In addition, there are certain limitations on the deductibility of net operating losses. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent that we have current earnings and profits.
While we intend not to distribute any EII from a securitization or any other financing arrangement, if we were to distribute EII to a shareholder, that income would be taxable in the hands of the shareholder and would not be offset by any net operating losses of the shareholder that would otherwise be available.
Distributions under Distribution Reinvestment Plan and other Distributions of our Common Shares
We may make taxable distributions of our shares to shareholders who participate in the distribution reinvestment plan. Additionally, in certain circumstances, we may make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash. In either case, a U.S. shareholder generally will be treated as receiving a distribution equal to the sum of the value of our shares and the amount of cash received, if any. Such distributions will be taxable as income or gain or reduce the U.S. shareholder’s adjusted tax basis in its shares, or some combination of these treatments, under the rules described above under “— Distributions.” These distributions may give rise to a liability for the payment of income tax without providing such U.S. shareholder with the immediate cash to pay the tax when it becomes due, and you may be forced to use funds from other sources to pay your tax liability.

A U.S. shareholder’s tax basis in our shares acquired under the dividend reinvestment plan or other distribution of our shares described above generally will equal the value of our shares received. A U.S. shareholder’s holding period for our shares will begin on the day following the date of the distribution.
Dispositions of Our Common Shares
In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our shares will be subject to a current maximum U.S. federal income tax rate of 20% if our shares are held for more than one year, and will be taxed at ordinary income rates (currently up to 37%) if our shares are held for one year or less. Gains recognized by shareholders that are corporations are subject to U.S. federal income tax at a current maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a shareholder who has held our shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the shareholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These U.S. Treasury regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these U.S. Treasury regulations.
Repurchase of our Common Shares
A repurchase of our shares will be treated as a sale or exchange of the repurchased shares for U.S. federal income tax purposes and will be taxed in the same manner as any other taxable sale or exchange of our shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange for U.S. federal income tax purposes if it (i) results in a “complete termination” of the shareholder’s interest in our shares, (ii) results in a “substantially disproportionate” distribution with respect to the shareholder or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares actually owned, as well as shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. A repurchase of our shares generally will result in a “substantially disproportionate” distribution with respect to a shareholder if the percentage of our then outstanding voting shares owned by the shareholder immediately after the sale is less than 80% of the percentage of our voting shares owned by the shareholder determined immediately before the sale, and certain other conditions are met. A repurchase of our shares generally will be treated as “not essentially equivalent to a dividend” with respect to a shareholder if the reduction in the shareholder’s proportionate interest in our shares as a result of our repurchase constitutes a “meaningful reduction” of such shareholder’s interest. Because the determination as to whether any of the tests of Section 302(b) of the Code is satisfied with respect to any particular repurchase will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, shareholders are urged to consult their own tax advisers to determine the U.S. federal income tax treatment of any such share repurchase.
If a repurchase of our shares does not qualify for sale or exchange treatment under Section 302(b) of the Code, the amount of cash and the fair market value of the property received by the shareholder will be treated as a distribution from us, as described above in the section entitled “— Distributions.” In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any repurchase that is treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the repurchase, even though such shareholders did not actually receive cash or other property as a result of such repurchase.
During any period in which we believe that we are not a “publicly offered REIT” for U.S. federal income tax purposes, we may decline any repurchase request by a shareholder if we believe the repurchase (i) would not qualify for sale or exchange treatment under Section 302(b) of the Code or (ii) would otherwise negatively affect any other shareholders or negatively affect our status as a REIT. Under the share repurchase plan, each shareholder agrees to provide to us any information reasonably requested to enable us to determine whether a repurchase requested by the shareholder would qualify for sale or exchange treatment under Section 302(b) of the Code or would otherwise negatively affect any other shareholders or negatively affect our status as a REIT.
Medicare Contribution Tax on Unearned Income
A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (i) the U.S. person’s “net investment income” for the relevant taxable year and (ii) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of shares, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. person that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our shares.
No Deductibility for Certain Fees and Expenses
Non-corporate U.S. shareholders may be unable to deduct certain expenses, including any upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees paid to participating broker dealers and/or the dealer manager (if any) or any placement fees charged by certain other financial intermediaries.
Information Reporting and Backup Withholding
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 24% with respect to distributions unless you: (i) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or (ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.
Taxation of Non-U.S. Shareholders
The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our shares applicable to non-U.S. shareholders. For these purposes, a “non-U.S. shareholder” is a beneficial owner of our shares who is neither a U.S. shareholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The following discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of non-U.S. shareholders and does not take into account certain special rules under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) that apply to “qualified shareholders” and “qualified foreign pension funds” as defined in the Code. “Qualified shareholders” and “qualified foreign pension funds” are urged to consult their tax advisors regarding the U.S. federal, state and local to you of sales of our shares and the receipt of dividends and other distributions from us. If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares.
In General
In general and except as described below, non-U.S. shareholders will not be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the 30% (or lower applicable treaty rate) branch profits tax in the case of a non-U.S. shareholder that is a corporation.
Ordinary Dividends
Subject to the previously noted assumptions, for non-U.S. shareholders other than (i) pension funds and certain other organizations that are exempt from taxation in a home jurisdiction that has a bilateral tax treaty with the United States providing for an exemption from U.S. withholding tax on dividends and provide us in a timely manner with a properly completed and valid IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from, or a reduced rate of, U.S. withholding tax under that tax treaty, (ii) foreign governments and their agencies and instrumentalities not engaged in commercial activities (“Foreign Sovereigns”), as defined in Section 892 of the Code and the applicable U.S. Treasury regulations, and eligible for exemption from U.S. withholding tax thereunder that provide us in a timely manner with a properly completed and valid IRS Form W-8EXP (or successor form) claiming an exemption from U.S. federal income tax under Section 892 of the Code, and (iii) non-U.S. shareholders that are engaged in a U.S. trade or business with respect to which our distributions constitute effectively connected income and provide us in a timely manner with a properly completed and valid IRS Form W-8ECI (or successor form), the portion of distributions received by non-U.S. shareholders that are: (a) payable out of our earnings and profits; and (b) neither attributable to gains from sales or exchanges of USRPIs that we have held directly or through pass-through subsidiaries (such gains, “USRPI Capital Gains”) nor designated by us as capital gain dividends, will be subject to U.S. withholding tax at the rate of 30% (or lower applicable treaty rate). Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Debt instruments representing interests held solely as a creditor are not USRPIs.
While we intend not to distribute any EII from a securitization or any other financing arrangement, if we were to distribute EII to a non-U.S. shareholder, reduced treaty rates or exemptions would not be available to any EII distributed by us to the non-U.S. shareholder claiming such tax treaty benefits. Accordingly, tax would be withheld at a rate of 30% on any portion of a dividend that is paid to such a non-U.S. shareholder and is attributable to that shareholder’s share of our EII. In addition, if EII is distributed to a Foreign Sovereign, we would be subject to corporate-level tax on such income, and, in that case, we may reduce distributions that would otherwise be made to such Foreign Sovereign by the amount of the tax so imposed.
Non-Dividend Distributions
Distributions by us to a non-U.S. shareholder that are neither attributable to USRPI Capital Gains nor designated as capital gains dividends and are in excess of our current and accumulated earnings and profits will not be taxable to the extent that such distributions do not exceed the non-U.S. shareholder’s adjusted basis in our shares. Instead, the excess portion of the distribution will reduce the non-U.S. shareholder’s adjusted basis in our shares. Such distributions that are neither attributable to USRPI Capital Gains nor designated as capital gain dividends and are in excess of our current and accumulated earnings and profits and exceed the non-U.S. shareholder’s adjusted basis in our shares will be treated as gain from the sale of our shares, the tax treatment of which is described below under “— Dispositions of Our Common Shares.” Because we generally will not be able to determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend, as described above under “— Ordinary Dividends.” We also are required to withhold at least 15% of any distribution to a non-U.S. shareholder in excess of our current and accumulated earnings and profits if our shares constitute USRPIs with respect to such non-U.S. shareholder, although we do not currently expect our shares to constitute USRPIs, as described below under “— Dispositions of Our Common Shares.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. shareholder is not liable for tax on the receipt of that distribution. However, a non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s U.S. federal tax liability with respect to the distribution is less than the amount withheld.
Capital Gain Dividends
Capital gain dividends paid by us to a non-U.S. shareholder that are not attributable to USRPI Capital Gains generally will not be subject to U.S. federal income or withholding tax, unless either (i) the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder generally will be subject to the same treatment as U.S. shareholders with respect to such capital gain dividends) or (ii) the non-U.S. shareholder is a non-resident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year).
Under FIRPTA, distributions by us to a non-U.S. shareholder (including a Foreign Sovereign) that are attributable to USRPI Capital Gains will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder, without regard to whether the distribution is designated as a capital gain dividend. We do not expect to make distributions that are attributable to gain from the sale or exchange of USRPIs. In particular, if we were to acquire a USRPI in connection with a foreclosure or similar proceeding or for any other reason, we intend to do so through a TRS, which TRS generally would be required to pay U.S. federal (and applicable state and local) corporate income tax on any gain from the disposition. The TRS would then dispose of such USRPI through a taxable transaction, and the after-tax proceeds of such sale may then be distributed to us by the TRS, in a manner that is not intended to give rise to distributions that are considered effectively connected with a U.S. trade or business of a non-U.S. shareholder. If, notwithstanding the foregoing, however, we make distributions that are attributable to USRPI Capital Gains, the non-U.S. shareholder would be required to file a U.S. federal income tax return and pay U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions, and we would be required to withhold tax at the highest rate of U.S. federal income tax applicable to the non-U.S. shareholder, based on the status of the non-U.S. shareholder, of any distributions to the non-U.S. shareholder that are attributable to USRPI Capital Gains. The amount withheld would be creditable against the non-U.S. shareholder’s U.S. federal income tax liability. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax if the non-U.S. shareholder is a corporation. A distribution is not attributable to USRPI Capital Gain if we held an interest in the underlying asset solely as a creditor.
A distribution by a REIT to a non-U.S. shareholder that is attributable to USRPI Capital Gains would not be subject to FIRPTA if the distribution is with respect to any class of our shares that are “regularly traded” on an established securities market located in the United States and the non-U.S. shareholder did not own more than 10% of such class of shares at any time during the one-year period ending on the date of such distribution. Instead, any such distribution would be treated as a distribution subject to the rules applicable to ordinary dividends discussed above under “— Ordinary Dividends.” However, it is not anticipated that our shares will be “regularly traded” on an established securities market, and therefore, the exception described above is not expected to apply to non-U.S. shareholders.
Distributions under Distribution Reinvestment Plan and other Distributions of our Common Shares
We may make taxable distributions of our shares to shareholders who participate in the distribution reinvestment plan. Additionally, in certain circumstances, we may make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash. In either case, such distributions generally will be subject to the same U.S. federal income tax consequences as distributions of cash, and non-U.S. shareholders may be subject to U.S. withholding tax and receive shares and cash net of such withholding tax. Non-U.S. shareholders are urged to consult with their tax advisors regarding the implication of withholding tax in connection with participating in the distribution reinvestment plan or the receipt of our shares as part of any other distribution.
Dispositions of Our Common Shares
Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder will not be subject to U.S. federal income taxation under FIRPTA. Our shares will be treated as USRPIs if 50% or more of our assets at any time during a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in loans and other assets that are interests held solely as a creditor. We do not currently expect our shares to constitute USRPIs under the foregoing test, although no assurance can be provided in this regard. Even if the foregoing test is met, however, our common shares nonetheless will not constitute USRPIs if we are a “domestically controlled” REIT. A domestically controlled REIT is a REIT, less than 50% of the value of which is owned directly or indirectly by non-U.S. persons at all times during a specified testing period (after applying certain presumptions regarding the ownership of our shares, as described in the Code). Under recently finalized U.S. Treasury regulations, for purposes of the determination of whether a REIT is a domestically controlled REIT, the ownership by non-U.S. persons is determined by looking through certain entities, including non-publicly traded partnerships, REITs, regulated investment companies, or domestic C corporations owned more than 50% directly or indirectly by foreign persons and by treating qualified foreign pension funds as non-U.S. persons for this purpose. If our shares are classified as USRPIs, we cannot predict whether we will be a domestically controlled REIT. We further do not expect our shares to be “regularly traded” on an established securities market for purposes of the FIRPTA exceptions that apply to a non-U.S. shareholder that did not, at any time during a specified testing period, own more than 10% of our shares.
If we are a domestically controlled REIT or our common shares otherwise are not USRPIs at any time during the prescribed testing period, the sale of our shares generally will not be subject to taxation under FIRPTA (except in the case of a repurchase to the extent the repurchase proceeds are attributable to our USRPI Capital Gains). As stated above, we do not currently expect our shares to constitute USRPIs, although no assurance can be provided in this regard. However, if we are not a “domestically controlled” REIT and our common shares constitute USRPIs at any time during the specified testing period, the non-U.S. shareholder would be required to file a U.S. federal income tax return and pay U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such gain, and the purchaser of our shares would be required to withhold 15% of the purchase price and remit such amount to the IRS.
Even if we are and continue to be a domestically controlled REIT, a non-U.S. shareholder may be treated as having capital gain from the sale or exchange of a USRPI if the non-U.S. shareholder: (i) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as USRPI Capital Gains; and (ii) acquires, or enters into a contract or option to acquire, our shares within 61 days of the first day of the 30-day period described in (i).
Gain from the sale of our shares that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (i) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain; or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other requirements are met, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains, which potentially may be offset by certain U.S.-source capital losses.
Repurchase of our Common Shares
A repurchase of our shares that is treated as a sale or exchange of the repurchased shares for U.S. federal income tax purposes will be taxed in the same manner as described above in “— Dispositions of Our

Common Shares.” See “— Taxation of Taxable U.S. Shareholders — Repurchase of our Common Shares” for a discussion of when a repurchase will be treated as a sale or exchange for U.S. federal income tax purposes.
If a repurchase of our shares does not qualify for sale or exchange treatment under Section 302(b) of the Code, the amount of cash and the fair market value of the property received by the non-U.S. shareholder will be treated as a distribution from us under the rules described above. Because we may not be able to determine if a particular non-U.S. shareholder qualifies for sale or exchange treatment, we may withhold taxes equal to 30% of the gross amounts payable to a non-U.S. shareholder. The non-U.S. shareholder may be eligible to obtain a refund of all or a portion of any tax withheld if the repurchase qualified for sale or exchange treatment, provided that certain conditions are met. Non-U.S. shareholders are urged to consult their own tax advisers regarding the potential tax consequences to them of a repurchase of our shares. In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any repurchase that is treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the repurchase, even though such shareholders did not actually receive cash or other property as a result of such repurchase, and any such constructive dividend could be subject to U.S. withholding tax.
During any period in which we believe that we are not a “publicly offered REIT” for U.S. federal income tax purposes, we may decline any repurchase request by a shareholder if we believe the repurchase (i) would not qualify for sale or exchange treatment under Section 302(b) of the Code or (ii) would otherwise negatively affect any other shareholders or negatively affect our status as a REIT. Under the share repurchase plan, each shareholder agrees to provide to us any information reasonably requested to enable us to determine whether a repurchase requested by the shareholder would qualify for sale or exchange treatment under Section 302(b) of the Code or would otherwise negatively affect any other shareholders or negatively affect our status as a REIT.
Information Reporting and Backup Withholding
Generally, information reporting will apply to payments of distributions on, and of the proceeds from the disposition of, our shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amount withheld under these rules may be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.
HIRE Act
The HIRE Act (commonly referred to as FATCA) generally imposes a 30% withholding tax on dividends on our shares paid to (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements and (ii) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Under specified circumstances, a non-U.S. shareholder of our shares may be eligible for refunds or credits of those taxes. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation on your investment in our shares.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (ii) our shares are not otherwise used in an unrelated trade or business, distributions that we make and income from the sale or redemption of our shares generally should not give rise to UBTI to a tax-exempt shareholder.

While we intend not to distribute any EII from a securitization or any other financing arrangement, if we were to distribute EII to a tax-exempt shareholder, that distribution would be subject to U.S. federal income tax as UBTI in the hands of a tax-exempt shareholder that is otherwise generally exempt from U.S. federal income tax but is subject to taxation on UBTI. If, however, EII is distributed to some categories of tax-exempt shareholders that are not subject to UBTI, we would be subject to corporate level tax on such income, and, in that case, we may reduce distributions that would otherwise be made to such shareholders by the amount of the tax so imposed.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust shareholders in order to satisfy the REIT closely held test and (ii) either (a) one pension trust owns more than 25% of the value of our shares, or (b) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our shares, and generally should prevent us from becoming a pension-held REIT, although no assurance can be provided in this regard, including in the event we issue one or more waivers from such ownership restrictions.
A tax-exempt U.S. shareholder that is subject to tax on its UBTI generally will be required to segregate its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI. Certain tax-exempt U.S. shareholders that are private educational institutions will be subject to an excise tax on their net investment income.
Tax-exempt shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our shares.
Other Tax Considerations
Legislative or Other Actions Could Materially and Adversely Affect us and our Shareholders
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us and our shareholders. We cannot predict how changes in the tax laws might affect us or our shareholders. New legislation or U.S. Treasury regulations, administrative interpretations, or court decisions could significantly and negatively affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of our shareholders.
State, Local and Foreign Taxes
We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our shares.

Certain ERISA Considerations
The following is a summary of certain considerations associated with an investment in us by any (i) “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) plan, individual retirement account (“IRA”), “Keogh” plan or other arrangement that is subject to Section 4975 of the Code, (iii) entity or account whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Benefit Plan Investor”) or (iv) any other plan or account that is not subject to ERISA or Section 4975 of the Code but is subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Laws”) (each of the foregoing described in (i) – (iv), a “Plan”).
General Fiduciary Rules
ERISA and the Code impose certain duties on persons who are fiduciaries of a Benefit Plan Investor and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor.
In considering an investment in our shares of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and limited liquidity inherent in an investment in our shares, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws, the role that an investment in our shares has in the Plan’s investment portfolio, taking into account the Plan’s purposes, the risk of loss and the potential return in respect of such investment, the composition of the Plan’s portfolio, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan and the projected return of the portfolio relative to the Plan’s funding objectives.
Prohibited Transactions
ERISA and Section 4975 of the Code generally prohibit a fiduciary from causing a Benefit Plan Investor to engage in a broad range of transactions involving the assets of the Benefit Plan Investor and persons having a specified relationship to the Benefit Plan Investor (“parties in interest” under ERISA and “disqualified persons” under the Code) unless a statutory or administrative exemption applies. An excise tax may be imposed pursuant to Section 4975 of the Code on disqualified persons in respect of non-exempt prohibited transactions involving the assets of the Benefit Plan Investor. Generally speaking, parties in interest for purposes of ERISA would be disqualified persons under Section 4975 of the Code.
The acquisition of our shares with “plan assets” of a Benefit Plan Investor with respect to which we, the Sponsor, the Adviser, any dealer manager and their respective affiliates is considered a party in interest or a disqualified person could result in a prohibited transaction, unless the investment is acquired in accordance with an applicable statutory, regulatory or administrative exemption. The DOL has issued a number of prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition of our shares. These class exemptions include PTCE 84-14 (for certain transactions effected by qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts) and PTCE 96-23 (for certain transactions effected by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the party in interest nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction, and provided further that, the Benefit Plan Investor receives no less, nor pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring our shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Plan Assets
The Plan Asset Regulations describe what constitutes the assets of a Benefit Plan Investor for purposes of various provisions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code when a Benefit Plan Investor makes an equity investment in an entity, such as an investment in our shares. If a Benefit Plan Investor invests in an equity interest of an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors is not “significant” (within the meaning of the Plan Asset Regulations).
Under the Plan Asset Regulations, equity participation in an entity by Benefit Plan Investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such a person) is disregarded (any such person, a “Controlling Person”). For so long as our shares are not considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, we intend to limit investments in our shares by Benefit Plan Investors to less than 25% of the total value of each class of equity interests, as determined in accordance with the Plan Asset Regulations.
Accordingly, the Adviser will have the power to take certain actions to avoid having our assets characterized as “plan assets,” including, without limitation, placing restrictions on our share purchases, redemptions and participation in the distribution reinvestment plan, and requiring a shareholder to dispose of all or part of its shares.
If our assets of were deemed to be “plan assets” for purposes of ERISA or Section 4975 of the Code, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other “party in interest” or “disqualified person” that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100% of the amount involved. Fiduciaries of a Benefit Plan Investor who decide to invest in our shares could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in our shares or as co-fiduciaries for actions taken by or on our behalf or the Adviser. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.
Governmental Plans and Non-U.S. Plans
Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Similar Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest in our shares. Accordingly, each Plan, including governmental and foreign plans, considering an investment in our shares should consult with their counsel regarding their proposed investment in our shares.

Representations and Warranties
Each prospective investor in our shares will be required to represent in its subscription agreement (i) whether or not it is acting on behalf of a Benefit Plan Investor, a Plan subject to Similar Law or a Controlling Person and (ii) that its acquisition, holding and disposition of our shares will not result in or constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of any applicable Similar Law.
Each prospective investor in our shares that is a Benefit Plan Investor will be deemed to have represented and warranted by its investment that (i) none of us, the Adviser, the Sponsor, any dealer manager or any of their affiliates (the “Transaction Parties”) has provided any investment recommendation or investment advice to the Benefit Plan Investor, or any fiduciary or other person investing on behalf of the Benefit Plan Investor or who otherwise has discretion or control over the investment and management of “plan assets” (“Plan Fiduciary”), on which either the Benefit Plan Investor or Plan Fiduciary has relied in connection with the decision for an investment in our shares, (ii) the Transaction Parties are not otherwise acting as a “fiduciary,” as that term is defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or Plan Fiduciary in connection with the Benefit Plan Investor’s investment in our shares and (iii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan Fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in our shares. As indicated above, Similar Laws governing the investment and management of the assets of Plans that are not subject to ERISA or Section 4975 of the Code, such as governmental and non-U.S. plans, may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans, in consultation with their advisors, should consider the impact of their respective laws and regulations on an investment in our shares and the considerations discussed above, if applicable.

ITEM 1A.   RISK FACTORS
Investing in our shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our shares specifically, as well as those factors generally associated with an investment in a REIT with investment objectives, investment policies, capital structure or trading markets similar to ours. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the risks discussed in this Registration Statement were to occur, our business, financial condition, results of operations, net income and prospects, and our ability to satisfy our debt obligations or make distributions to our shareholders at a particular rate, or at all, could be materially and adversely affected (which we refer to collectively as “materially and adversely affecting us” or having “a material adverse effect on us” and comparable phrases), and, as a result, the NAV of our common shares could decline significantly and you could lose all or part of your investment in our common shares.
Risks Related to Our Business and Operations
We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
We are a newly formed entity with no operating history and may not be able to achieve our investment objectives. As of the date of this Registration Statement, we have not originated or acquired any RTLs or other investments. We cannot assure you that the past experiences of the Sponsor, the Adviser or their affiliates will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our common shares may entail more risk than an investment in a REIT with a substantial operating history.
There are no assurances that our Private Offering will raise substantial capital, which may materially adversely affect our ability to achieve our investment objectives.
Our Private Offering is being made on a “best efforts” basis, meaning that the dealer manager, if any, and the participating broker-dealers are required only to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our shares. As a result, the amount of net proceeds we raise in our Private Offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds in our Private Offering, we will make fewer investments, resulting in less breadth in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is also a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions to shareholders.
We face risks associated with the deployment of our capital.
In light of the nature of our continuous Private Offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable assets, including, without limitation, RTLs, on attractive terms, there could be a delay between the time we receive net proceeds from the sale of our common shares in our Private Offering or any other private offering and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering net proceeds, and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our shareholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to the management fees.
The business of identifying, structuring and completing attractive investments is highly competitive and involves a high degree of uncertainty. In the event we are unable to find suitable investments, such cash may be maintained for longer periods which would be dilutive to overall investment returns. For example, we will continue to pay the Adviser the management fee based on our NAV, which includes cash, money market accounts and other similar temporary investments. This could cause a substantial delay in the time it takes for a shareholder’s investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to our shareholders. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall investment returns and dividend distribution yields. In the event we fail to timely invest the net proceeds from sales of our common shares or do not deploy sufficient capital to meet our targeted leverage, we may be materially and adversely affected.
We are dependent on the Adviser and its affiliates and their key personnel who provide services to us through the Management Agreement, and we may not find a suitable replacement for the Adviser if the Management Agreement is terminated, or for these key personnel if they leave us or otherwise become unavailable to us.
We have no employees and are completely reliant on the Adviser. Some of our officers are executive officers of the Adviser or its affiliates. The Adviser has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success depends to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of the Adviser and its affiliates. The officers and key personnel of the Adviser and its affiliates evaluate, negotiate, originate and monitor our investments; therefore, our success depends on their continued service. The departure of any of the officers or key personnel of the Adviser or its affiliates could have a material adverse effect on us.
The Adviser is not obligated to dedicate any specific personnel (including investment personnel) exclusively to us. In addition, none of our officers or the officers of the Adviser or its affiliates are obligated to dedicate any specific portion of their time to our business. Our officers have significant responsibilities to Other Rithm Accounts and to the Adviser and other Rithm Affiliates, including the Sponsor, that are not specific to an Other Rithm Account. Although we believe these individuals will be able to allocate an adequate amount of their time to the management of our business, they may not always be able to devote significant time to the management of our business. Further, when there are turbulent conditions or distress in the real estate credit markets, the attention of the Adviser’s personnel and our executive officers and the resources of the Sponsor will also be required by Rithm Affiliates, including the Sponsor, and Other Rithm Accounts. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed.
In addition, we offer no assurance that RCM GA Manager LLC will remain the Adviser or that we will continue to have access to the Adviser’s or its affiliates’ officers and key personnel. If the Management Agreement is terminated and no suitable replacement is found, we may not be able to execute our business plan.
Finally, there is no guarantee (i) that the Adviser will succeed in implementing our investment objectives or strategy or in identifying investments that are in accordance with our investment philosophy or (ii) that historical trends of prior programs sponsored by the Adviser or the Sponsor will continue during the life of our operations.
See “— Risks Related to our Relationship with the Adviser and the Management Agreement.”
The Adviser manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our Board for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and, in turn, may materially and adversely affect us.
Our Board has approved very broad investment guidelines that delegate to the Adviser the authority to execute and implement our investment strategy on our behalf, so long as such investments are consistent with the investment guidelines and our Declaration of Trust. The Adviser will implement on our behalf the strategies and discretionary approaches it believes from time to time may be best suited to prevailing market conditions in furtherance of that purpose, subject to the limitations under our investment guidelines and our Declaration of Trust. There can be no assurance that the Adviser will be successful in implementing any particular strategy or discretionary approach to our investment activities. Our Board will review our investment guidelines and investment portfolio periodically. The prior approval of our Board or a committee of independent trustees will be required only as set forth in our Declaration of Trust (including for transactions with the Adviser and its affiliates) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our trustees will rely primarily on information provided to them by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by our Board.
Our Board may, from time to time, change our investment strategy, including our related operational policies, without providing advance notice to, or obtaining the consent of, our shareholders.
Our Board may, from time to time, change our investment strategy, including our related operational policies with respect to investments, indebtedness, capitalization and distributions, at any time without providing advance notice to, or obtaining the consent of, our shareholders, which could result in us making investments that are different from, or that provide a lower yield compared to, the types of investments described in this Registration Statement and in our investment guidelines. We may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. A change in our investment strategy may, among other things, increase our exposure to market fluctuations, default risk and interest rate risk, all of which could have a material adverse effect on us.
There is no public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.
There is no current public trading market for our shares, and we do not expect that such a market will ever develop in the future. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. An investment in us should be viewed as an illiquid investment. We expect to continue to repurchase shares at a price equal to the transaction price of the applicable class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share of the applicable class of share), subject to the Early Repurchase Deduction, and not based on the price at which you initially purchased your shares. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Item 11. Description of Registrant’s Securities to be Registered — Share Repurchase Plan — Early Repurchase Deduction” for more information.
Our shares purchased in our Private Offering will be subject to certain transfer restrictions.
An investment in our shares in our Private Offering is suitable only for certain sophisticated investors who have no immediate need for liquidity in the investment. Our shares purchased in our Private Offering will be subject to certain transfer restrictions. In particular, our common shares offered thereby may not be transferred except as permitted under our Declaration of Trust. Additionally, our common shares have not been registered under the Securities Act, the securities laws of any U.S. state or the securities laws of any other jurisdiction and instead are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state and other securities laws. Accordingly, other than pursuant to our share repurchase plan, shares purchased pursuant to our Private Offering may not be resold or transferred except (i) as permitted under the Declaration of Trust and (ii) as permitted under the Securities Act and applicable state and other securities laws pursuant to registration or an exemption therefrom. It is not contemplated that registration under the Securities Act or other securities laws will ever be effected with respect to our common shares sold pursuant to our Private Offering. Therefore, holders of our shares must be prepared to bear the risks of owning such shares for an extended period of time.
Your ability to have your shares repurchased is limited. We may choose to repurchase fewer shares (or none at all) than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our Board may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.
We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to limited readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases of our common shares is limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the aggregate NAV as of the end of the previous calendar quarter).
During any period in which we believe that we are not a “publicly offered REIT” for U.S. federal income tax purposes, we also may decline any repurchase request by a shareholder if we believe the repurchase (i) would not qualify for sale or exchange treatment under Section 302(b) of the Code or (ii) would otherwise negatively affect any other shareholders or negatively affect our status as a REIT.
Shares purchased by the Adviser or its affiliates or issued to such parties in lieu of cash in respect of our management fee, our performance fee or as other compensation or as reimbursements of expenses or to the Sponsor for any future commitments to us are not subject to these repurchase limitations.
Further, our Board may make exceptions to, modify, or suspend, our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest. Once the share repurchase plan is suspended, our share repurchase plan requires that we consider the recommencement of the plan at least quarterly. Continued suspension of our share repurchase plan would only be permitted under the plan if our Board determines that the continued suspension of the share repurchase plan is in our best interest. Our Board must affirmatively authorize the recommencement of the plan before shareholder requests will be considered again. While our Board may suspend our share repurchase plan as described above, including for extended periods, our Board cannot fully terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If we determine to repurchase some but not all of our shares submitted for repurchase during any month, shares submitted for repurchase at the end of the month will be repurchased on a pro rata basis after we have repurchased all common shares for which repurchase has been requested due to death or disability and other limited exceptions. All unsatisfied repurchase requests must be resubmitted after the start of the next month or upon the recommencement of the share repurchase plan, as applicable.
The vast majority of our assets cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. In addition, it is uncertain as to when profits, if any, will be realized. Losses on unsuccessful investments could be realized before gains on successful investments are realized. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in investments rather than repurchasing our shares is in our best interests as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Item 11. Description of Registrant’s Securities to be Registered — Share Repurchase Plan” for more information regarding our share repurchase plan.
Repurchases of common shares issued to the Sponsor, the Adviser, or their affiliates may receive priority over other repurchase requests.
The Adviser may elect to receive our common shares in lieu of cash in respect of management fees or performance fees or certain expense reimbursements. The amount of common shares issued to the Adviser may be significant, particularly during periods in which the value of our investment portfolio appreciates, resulting in higher performance fees. Shares purchased by the Sponsor, the Adviser or their affiliates or issued to such parties in lieu of cash in respect of our management fee, our performance fee or as other compensation or as reimbursements of expenses or to the Sponsor for any future commitments to us are not subject to our share repurchase plan (including the monthly and quarterly volume limitations and the Early Repurchase Deduction), and, therefore, any such repurchases may receive priority over other repurchase requests of our common shares subject to our share repurchase plan for any period.

Economic events that may cause our shareholders to request that we repurchase their shares may materially and adversely affect us.
Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, could cause our shareholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially and adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and we could be materially and adversely affected.
The amount and source of distributions, if any, we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.
We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be materially and adversely affected by a number of factors, including, but not limited to, the risk factors described in this Registration Statement. Because we currently have no investments, we may not generate sufficient income to make distributions to our shareholders. Our Board (or a committee of our Board) will make determinations regarding distributions based upon, among other factors, our financial performance (which in a large part will depend on our borrowers’ ability to continue to pay principal and interest payments to us under the terms of our loans), debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:
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the limited size of our portfolio during the Ramp-Up Period;

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our inability to invest the net proceeds from sales of our common shares on a timely basis in income-producing investments;

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our inability to realize attractive risk-adjusted returns on our investments;

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high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

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defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions, if any, we do make to our shareholders is unknown, may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.
We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.
We may not generate sufficient cash flow from operations to fully fund distributions to shareholders, particularly during the Ramp-Up Period. Therefore, particularly during the Ramp-Up Period, we may fund distributions to our shareholders from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including, but not limited to, the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee or performance fee in our common shares (in lieu of cash), how quickly we invest the proceeds from our Private Offering and any future offering and the performance of our investments, including our real estate debt portfolio. Funding distributions from borrowings, offering net proceeds (including from sales of our common shares to the Adviser or its affiliates) and the sale of or repayments under our investments will result in us having less funds available to originate or acquire RTLs or other assets. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional common shares (or other securities convertible into our common shares) will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your common shares. We may be required to continue to fund distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We cannot predict when, if ever, distribution payments sourced from borrowings and from offering net proceeds may occur, and an extended period of such payments would likely be unsustainable. We have not established a limit on the amount of our distributions that may be funded from any of these sources.
To the extent we borrow funds to pay distributions, we would incur borrowing costs (including interest) and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and materially adversely impact the value of your investment.
We may also defer operating expenses or pay expenses (including management fees or performance fees payable to the Adviser) with our common shares to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could materially and adversely affect us and reduce the future return on your investment. We may repurchase common shares from the Adviser shortly after issuing such common shares as compensation or reimbursement for certain expenses. The payment of expenses in our common shares will dilute your ownership interest in us. There is no guarantee any of our operating expenses will be deferred and the Adviser is under no obligation to receive fees or distributions in our common shares and may elect to receive such amounts in cash.
Purchases and repurchases of our common shares will not be made based on the current NAV per share as of the date of the purchase or repurchase.
Generally, our offering price per common share and the price at which we make repurchases of our common shares will be the NAV per share of the applicable class as of the last calendar day of the prior month, except that shares tendered for repurchase within the first 12 months of issuance will be subject to an Early Repurchase Deduction. The NAV per share, if calculated as of the date on which an investor makes its subscription request or repurchase request, may be significantly different than the transaction price an investor pays or the repurchase price it receives. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that an investor acquires or repurchases our common shares; however, the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. Given that we initially expect to invest primarily in RTLs, which have a shorter duration than certain other asset types, such changes in value could be more pronounced. In exceptional circumstances, we may, in our sole discretion, but are not obligated to, offer and repurchase common shares at a different price that we believe reflects the NAV per share of such shares more appropriately than the prior month’s NAV per share, including by updating a previously available offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time.
Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.
The Adviser will oversee the calculation of our NAV. On a monthly basis, the Adviser, through its valuation committee for the valuation of our assets, will perform a valuation of our assets, generally with the assistance of the Independent Valuation Advisor. However, on at least a monthly basis, the Independent Valuation Advisor generally will value each of our loan and property assets (except in certain limited circumstances), and the Adviser will use these valuations for such assets in determining NAV. The Independent Valuation Advisor will also review and confirm the reasonableness of the Adviser’s monthly valuations for assets not valued by the Independent Valuation Advisor that month. We will engage the fund administrator to utilize the Adviser’s valuation of our assets for a particular month to calculate the monthly NAV per share for each class of shares. The Adviser will review the fund administrator’s calculations. Our Board will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.

The Adviser, with the assistance of the Independent Valuation Advisor, will calculate the fair value of our investments based on factors it considers relevant, such as the Independent Valuation Advisor’s valuations, data obtained from the Adviser’s experience in the market, the most recent values provided by third-party independent appraisers, pricing services or brokers, where applicable, and input from real estate brokerage firms and/or real estate debt consulting professionals. The Adviser may retain additional third-parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of assets may differ from their actual realizable value or future fair value. While we believe these NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. Shareholders should not consider NAV to be equivalent to shareholders’ equity or any other GAAP measure.
Within the parameters of our valuation guidelines, the valuation methodologies used to value our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Adviser and our Independent Valuation Advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the estimated fair value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between the estimated fair value and the ultimate sales price could be material. In addition, accurate valuations are more difficult with respect to illiquid assets and/or during times of low transaction volume because there are fewer market transactions that can be considered in the context of the valuation analysis. However, there will be no retroactive adjustment in the valuation of such assets, the offering price of our common shares, the price we paid to repurchase our common shares or NAV-based fees we paid to the Adviser and the dealer manager, if applicable, to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price an investor will pay for our common shares in our continuous Private Offering, and the price at which an investor’s shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, an investor may pay more than realizable value or receive less than realizable value for its investment.
The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.
From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or to obtain quickly complete information regarding such events. The NAV per share of each class of our common shares may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each class, as determined monthly, after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in a subsequent month and in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either shareholders who repurchase their shares, or shareholders who buy new shares, or existing shareholders, depending on whether our published NAV per share for such class is overstated or understated.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods for calculating our NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase our common shares and to calculate certain fees and distributions payable to the Adviser, its affiliates and the dealer manager, if applicable, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our common shares and the amount of the Adviser’s management fee. The Adviser has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Adviser, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which our common shares were sold or repurchased or on the amount of the Adviser’s management fee, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to the Adviser’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters — Net Asset Value Calculation and Valuation Guidelines.”
Adverse economic conditions, including an economic slowdown or downturn, could have a material adverse effect on us.
Our business could be significantly affected by global and national economic and market conditions generally and by the local economic conditions where the properties securing our investments are concentrated. A return to a recessionary period, elevated inflation, adverse trends in employment levels, geopolitical instability or conflicts, trade or supply chain disruptions, economic or other sanctions or a sustained capital market correction could have an adverse effect on our business, including on the value of our investments and collateral securing our financing, if any, which can impact our liquidity. Any deterioration of the real estate market as a result of these conditions may cause us to experience losses related to our assets and to sell assets at a loss.
The length and severity of any economic slowdown or downturn cannot be predicted. As a result, we may see increases in bankruptcies and defaults may negatively impact our borrowers’ ability to service their debt. The occurrence of any of the foregoing could have a material adverse effect on us.
Global economic, political and market conditions may materially and adversely affect us.
The current worldwide financial markets situation, as well as various social and political tensions in the United States and around the world (including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics) may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets and may cause economic uncertainties or deterioration in the United States and worldwide. For example, conflicts, and resulting market volatility, could materially and adversely affect us and have in the past led, and could lead in the future, to the United States and other countries imposing sanctions or taking other restrictive actions. In addition, other government actions, including sanctions, export controls, tariffs (including recent tariffs imposed and threatened by the United States) and trade wars could have a material adverse effect on us and could cause the NAV of our common shares to decline. We will continue to monitor developments and seek to manage our investments in a manner consistent with achieving our investment objectives, but there can be no assurance that we will be successful in doing so.
In addition, the current regulatory environment in the United States and in other countries may be impacted by future legislative developments. The outcome of elections creates uncertainty with respect to legal, tax and regulatory regimes in which we and our investments, as well as the Adviser and its affiliates, will operate. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade (including tariffs)), the regulation of the investment management industry, tax law, immigration policy or government entitlement programs could have a material and adverse impact on us and our investments.
Uncertainty with respect to the financial stability of the United States could have a significant material adverse effect on us.
Our investment strategy depends on the real estate industry generally, which in turn depends on broad economic conditions in the United States and, to the extent our investments are secured by real estate located outside of the United States, elsewhere. Recently, concerns over global economic conditions, energy and commodity prices, geopolitical issues and military conflicts, inflation, Federal Reserve short term rate decisions, actual or perceived instability in the U.S. banking system, foreign exchange rates, the availability and cost of credit, the sovereign debt crisis, the U.S. mortgage market and a potentially weakening real estate market in the United States have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and the potential for declining business and consumer confidence, may precipitate an economic slowdown, as well as cause extreme volatility in security prices. Global economic and political headwinds, along with global market instability and the risk of maturing debt that may have difficulties being refinanced, may continue to cause periodic volatility in the real estate market for some time. Adverse conditions in the real estate industry negatively impact our returns by, among other factors, the tightening of the credit markets, decline in the value of underlying real estate assets, and continuing credit and liquidity concerns, among other potential risks.
Inflation risks may have an adverse impact on our returns.
Inflation in the United States has accelerated in the past and may continue to do so in the future. It remains uncertain whether substantial inflation in the United States will be sustained over an extended period of time or have a significant effect on the United States or other economies. Inflation and rapid fluctuations in inflation rates have had in the past, any may in the future have, negative effects on the economies and financial markets, which may in turn affect the markets in which we invest. For example, wages and prices of inputs increase during periods of inflation, which negatively impact returns on investments. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Depending on the inflation assumptions relating to the cash flows anticipated from the assets underlying our investments, as well as the manner in which asset revenue is determined with respect to such asset, returns from assets may vary as a result of changes in the rate of inflation. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on our returns.
Moreover, as inflation increases, the real value of our investments and distributions therefrom can decline. If we are unable to increase the revenue and profits of our investments at times of higher inflation, we may not be able to pay out higher distributions to shareholders to compensate for the relative decrease in the value of money, thereby affecting the expected return of investors.
We are subject to risks investing outside of the United States, including business uncertainties, currency exchange risks and political, social and economic uncertainty.
We may invest a portion of our net assets in assets located, or secured by properties located, outside the United States. In addition to business uncertainties and currency exchange risks, such investments may be affected by political, social and economic uncertainty affecting a country or region. Many foreign markets are not as developed or as efficient as those in the United States, and as a result, liquidity may be reduced and price volatility may be higher. The legal and regulatory environment may also be different, particularly as to bankruptcy and reorganization. Financial accounting and auditing standards and practices may differ, and there may be less publicly available information in respect of such companies. For a company that keeps accounting records in local currency, inflation accounting rules in some countries require, for both tax and accounting purposes, that certain assets and liabilities be restated on the company’s balance sheet in order to express items in terms of a currency of constant purchasing power. As a result, financial data may be materially affected by restatements for inflation and may not accurately reflect the real condition of real estate and companies. Accordingly, our ability to conduct due diligence in connection with an investment and to monitor the investment may be adversely affected by these factors.

We may be subject to additional risks which include possible adverse political and economic developments, possible seizure or nationalization of foreign deposits and possible adoption of governmental restrictions which might adversely affect payment to investors located outside the country of the obligor, whether from currency blockage or otherwise. Furthermore, some of the investments and/or the income they generate may be subject to taxes levied by governments which have the effect of increasing the cost of such investments and reducing the realized gain or increasing the realized loss on such investments at the time of sale. Income received by us from sources within some countries may be reduced by withholding and other taxes imposed by such countries. Any such taxes paid by us will reduce our net income or return from such investments and our ability to make distributions. While we may take these factors into consideration in making our investment decisions, no assurance can be given that we will be able to fully avoid these risks.
We depend on the Adviser to develop appropriate systems and procedures to control operational risk.
Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We depend on the Adviser and its affiliates to develop the appropriate systems and procedures to control operational risk. We rely heavily on the Adviser’s financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Adviser will not be liable for losses incurred due to the occurrence of any such errors. The personnel of the Adviser are engaged in other business activities, which could distract them, divert their time and attention such that they could no longer dedicate a significant portion of their time to our businesses or otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on us.
Our business and operations could suffer in the event of system failures or cybersecurity breaches.
Despite system redundancy, the implementation of security measures and the existence of a disaster recovery plan for our internal and hosted information technology systems, our systems are vulnerable to damages from any number of sources, including energy blackouts, natural disasters, terrorism, war, telecommunication failures and cybersecurity attacks, such as computer viruses, malware or unauthorized access. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed to not be detected and, in fact, may not be detected. We may also incur additional costs to remedy damages caused by such disruptions. Any compromise of our security could result in a violation of applicable privacy and other laws, unauthorized access to information of ours and others, significant legal and financial exposure, damage to our reputation among our borrowers, the tenants occupying the properties owned by our borrowers that secure our investments and our investors generally, and loss or misuse of the information and a loss of confidence in our security measures, any of which could harm our business.
Third parties with which the Adviser or its affiliates do business are also sources of cybersecurity or other technological risk. The Adviser and its affiliates outsource certain functions and these relationships allow for the storage and processing of the Adviser’s and its affiliates’ information, as well as client, counterparty, employee, and borrower information. While the Adviser and its affiliates engage in actions to reduce its exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, destruction, or other cybersecurity incidents that adversely affects the Adviser’s or its affiliates’ data, resulting in increased costs and other consequences as described above.
We could be subject to misconduct and unauthorized conduct from third party providers, which could result in litigation or serious financial harm.
Misconduct by employees of the Adviser or its affiliates or by our third-party service providers could cause us significant losses. Employee misconduct may include binding us to transactions that present unacceptable risks and unauthorized activities or concealing unsuccessful activities (which, in either case, may result in unknown and unmanaged risks or losses). Losses could also result from actions by third-party service providers, including failing to record transactions or improperly performing custodial, administrative and other responsibilities. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting our business prospects. There can be no assurance that the measures that we, the Adviser and its affiliates expect to implement to prevent and detect employee misconduct and to select reliable third-party providers will be effective in all cases.
Failure to identify and exclude bad actors could disqualify us from relying on certain rules on which we rely.
We are offering common shares in our Private Offering, not registered under the Securities Act, or any other securities laws, including state securities or blue sky laws. Our common shares are offered in reliance upon the exemption from registration thereunder provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. If certain persons and entities involved with the offering of our common shares, including any shareholder holding (20%) or more of a fund’s outstanding voting equity securities, are or have been subject to certain criminal convictions, SEC disciplinary orders, court injunctions or similar adverse events (collectively, “bad act determinations”), then in certain instances we may be disqualified from relying upon Rule 506. There is no assurance that efforts to exercise reasonable care to identify and exclude bad actors from participating in the offering will be deemed to be sufficient to comply with these requirements. If we were disqualified from relying upon the exemption from registration provided in Rule 506, there may not be another exemption from registration available under the Securities Act and, consequently, we may not have an exemption from registration under any state securities or blue sky laws. If these exemptions from registration were unavailable, then we may be subject to, and incur significant costs related to, enforcement actions and rescission rights may be available to the shareholders, which if exercised, may require us to liquidate assets earlier and on less advantageous terms than were anticipated at underwriting and/or may cause us to have a more limited amount of capital available for investment, impairing our ability to assemble, manage, retain and harvest a complete and balanced portfolio.
Risks Related to Our Structure and Organization
Our shareholders generally have limited voting rights.
As permitted by Maryland law, our Declaration of Trust provides limited voting rights to our shareholders. Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (i) amendments to our Declaration of Trust that would materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (ii) a merger, consolidation, conversion or transfer of all or substantially all of our assets on which shareholders are entitled to vote as provided in our Declaration of Trust (but excluding a Conversion Event (as defined below), an internal restructuring transaction (including the conversion of us into another type of legal entity), and any transaction that could be taken by a Maryland corporation without approval of its shareholders pursuant to the Maryland General Corporation Law), (iii) removal of a trustee for “cause” and the election of a successor trustee to the extent provided in our Declaration of Trust, (iv) in the event that there are no trustees, the election of trustees and (v) such other matters that our Board determines to submit to our shareholders for approval or ratification.
All other matters are subject to the discretion of our Board. Thus, except as set forth above or in any class or series of our shares and subject to the restrictions on transfer and ownership of our shares contained in our Declaration of Trust, holders of common shares do not have the right to vote on any matter.
Under our Declaration of Trust, our Board may determine, in its sole discretion and without any action by our shareholders, that we will (i) conduct a public offering as a non-listed REIT subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as amended from time to time, or (ii) undertake a listing of any or all of our common shares on a national securities exchange registered with the SEC under the Exchange Act or any other internationally recognized securities exchange determined by our Board. In connection with such determination and the conduct of such public offering or listing, as applicable, our

Board may cause us to (i) merge with or into or convert into another entity, (ii) consolidate with one or more entities into a new entity, (iii) transfer all or substantially all of our assets to another entity or (iv) amend our Declaration of Trust and our bylaws (in each case, a “Conversion Event”), in each case without any action or approval by our shareholders.
Our Declaration of Trust does not provide for the annual election of trustees by our shareholders and contains provisions that could make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.
Under the Maryland Statutory Trust Act (the “MSTA”) and our Declaration of Trust, we are not required to, and do not anticipate, holding an annual meeting or any other regularly scheduled meeting of shareholders. Rather, we anticipate that meetings of shareholders will only be called as special meetings, if, as and when necessary. Our Declaration of Trust provides that shareholders are only entitled to elect trustees upon the removal of a trustee by shareholders or in the event there are no trustees. Any election by our shareholders or our Board to replace a removed trustee must comply with the terms of our Declaration of Trust and bylaws providing for, as applicable, the Adviser’s exclusive right to designate one or more trustees to serve on our Board, including without limitation as a successor trustee to a removed trustee, and the qualifications applicable to an independent trustee. A trustee may be removed by our shareholders only for “cause” (as defined in our Declaration of Trust), and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter in accordance with our Declaration of Trust.
Our bylaws provide that any vacancy on our Board (other than vacancies resulting from shareholder removal of a trustee for “cause”) may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. For so long as the Sponsor or its affiliate acts as investment advisor or manager to us, the Adviser has the right to designate a number of trustees for election to our Board, which number will initially be two; provided that if the number of trustees constituting our Board is increased or decreased, the number of Adviser Designees will be increased or decreased proportionately (but, unless our bylaws are amended, in no event will the number of Adviser Designees (i) equal or exceed 50% of the total size of our Board or (ii) be less than one). Our Board must also consult with the Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee. Any election by our shareholders or our Board to replace a removed trustee must comply with the terms or our Declaration of Trust and bylaws providing for, as applicable, the Adviser’s exclusive right to designate one or more trustees to serve on our Board, including without limitation as a successor trustee to a removed trustee, and the qualifications applicable to an independent trustee. If the vacancy resulting from shareholder removal of a trustee for “cause” was a trustee designated by the Adviser, the Adviser has the exclusive right to designate a successor trustee for election to our Board, in accordance with our Declaration of Trust.
These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control. In addition, in the event that “cause” exists to remove a trustee but shareholders are unable to remove such trustee because of the inability to obtain the affirmative vote of shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter, we could be materially and adversely affected.
Our Declaration of Trust permits our Board to authorize us to issue preferred shares on terms that may be senior to the rights of the holders of our current common shares or discourage a third party from acquiring us.
Our Board is permitted, subject to certain restrictions set forth in our Declaration of Trust, to authorize the issuance of preferred shares without shareholder approval. Further, our Board may classify or reclassify any unissued common shares or preferred shares from time to time into one or more classes or series by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares. Thus, our Board could authorize us to issue preferred shares with terms and conditions that could be senior to the rights of the holders of our common shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common shares.
Your interest in us will be diluted if we issue additional shares.
Holders of our common shares will not have preemptive rights to any shares we issue in the future. Our Declaration of Trust will authorize us to issue (i) an unlimited number of common shares, including (a) unlimited common shares classified as Class S shares, (b) unlimited common shares classified as Class T shares, (c) unlimited common shares classified as Class D shares, (d) unlimited common shares classified as Class I shares, (e) unlimited common shares classified as Class J shares, (f) unlimited common shares classified as Class J-2 shares and (g) unlimited common shares classified as Class E shares and (ii) an unlimited number of shares classified as preferred shares.
Our Board may elect, at any time, to, among other things: (i) sell additional common shares (of existing classes or such classes as may be designated by our Board from time to time) in our Private Offering or any future offering; (ii) issue common shares upon the exercise of the options we may grant to our independent trustees or future employees; (iii) issue common shares to the Adviser or its affiliates in payment of an outstanding obligation to pay fees for services rendered to us or for the management fee or performance fee or expense reimbursements; or (iv) issue equity incentive compensation to certain employees of Affiliated Service Providers or to third parties as satisfaction of obligations under incentive compensation arrangements. To the extent we issue additional common shares in the future, a shareholder’s percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our common shares.
Maryland law and our Declaration of Trust limit our rights and the rights of our shareholders to recover claims against Covered Persons (as defined below), which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a trustee will not have any liability as a trustee so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees, our officers, the Sponsor, the Adviser and each equityholder, member, manager, director, officer, employee or agent of any trustee or our Board (each a “Covered Person”) for monetary damages to the maximum extent permitted by Maryland law. Maryland law and our Declaration of Trust also provide that we shall indemnify each Covered Person, including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, our Declaration of Trust provides that we shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that in the case of a Covered Person, we shall have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by us if it is ultimately determined that the applicable standard of conduct was not met. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (a) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (1) approved or authorized by our Board or (2) incurred to establish or enforce such person’s right to indemnification under our Declaration of Trust, or (b) in connection with any claim with respect to which such person is found to be liable to us. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.
We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with the requirement in Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold shareholder advisory votes on executive compensation.
Once we are no longer an emerging growth company, so long as our shares are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.
We cannot predict if investors will find our shares less attractive because we choose to rely on any of the exemptions discussed above.
As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies.
Additionally, deficiencies in the effectiveness and accuracy of information systems or internal controls that the Company maintains may result in a material loss. This risk arises from, inter alia, human error, system failures, inadequate procedures or internal management controls. Operational risk such as human error or system failures may lead to incorrect or inaccurate valuations of the investments and may impact the ability of the Adviser to make such calculations or valuations on relevant determination dates. Where there are deficiencies in the effectiveness and accuracy of information systems or system failures, this may lead to a delay in providing investors with required reporting information.
Our shareholders’ investment return may be reduced if we register as an investment company under the Investment Company Act.
We intend to conduct our operations so that neither we nor our subsidiaries are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. See “Item 1. Business — Operating and Regulatory Structure — Investment Company Act Considerations.”
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially and adversely affect us.
Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon an applicable exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests that may be treated as “commodity interests” to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.
Our bylaws designate the Circuit Court for Baltimore City, Maryland or, if such state court does not have jurisdiction, the U.S. District Court for the District of Maryland, Northern Division, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to bring a claim in a judicial forum that the shareholders believe is a more favorable judicial forum for disputes with us or our trustees, officers or other employees.
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if such state court does not have jurisdiction, the U.S. District Court for the District of Maryland, Northern Division will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law; (ii) any derivative action or proceeding brought on our behalf, other than actions arising under U.S. federal securities laws; (iii) any action asserting a claim of breach of any duty owed by any trustee or officer or other agent of ours to us or to our shareholders; (iv) any action asserting a claim against us or any of our trustees, officers or other agents arising pursuant to any provision of the MSTA or our Declaration of Trust or bylaws; or (v) any other action asserting a claim against us or any of our trustees or officers or other agents that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. This provision may limit a shareholder’s ability to bring a claim in a judicial forum that it believes is more favorable for disputes against us or our trustees, officers or employees, which may discourage such lawsuits against us and our trustees, officers and other employees.
Our conflict of interest policy may not be successful in eliminating the influence of future conflicts of interest that may arise between us and our trustees, officers and employees.
We have adopted a policy providing that any transaction in which our trustees, officers or employees have a material direct or indirect pecuniary interest in must be approved by a majority of our independent trustees. Other than this policy, however, we may not adopt additional formal procedures for the review and approval of conflict of interest transactions generally. As such, our policies and procedures may not be successful in eliminating the influence of conflicts of interest.
The ownership limits that apply to REITs, as prescribed by the Code and by our Declaration of Trust, may restrict our business combination opportunities.
Our Declaration of Trust, with certain exceptions, authorizes our Board to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless our Board otherwise determines that an exemption may be granted, no person (including any entity or group) may own, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common shares or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes or series. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, or an extraordinary transaction (such as a merger, tender offer or transfer of all or substantially all of our assets) that might provide a premium to the purchase price of our shares for our shareholders.
If the Adviser or an affiliate thereof forms funds that invest with us in an Aggregator Entity, we may be subject to certain additional risks.
The Adviser or an affiliate thereof may form funds that invest with us in an Aggregator Entity. This structure, in particular the existence of multiple entities (including us) that invest with us in an Aggregator Entity, could, under some circumstances, cause the Adviser to manage the Aggregator Entity’s investment portfolio in ways that are less advantageous to us than if we pursued our investment activities independently. For example, investments might become available that are attractive to us but that the Aggregator Entity foregoes because they could cause a non-U.S. fund that invests in the Aggregator Entity to give rise to withholding taxes or other tax burdens specific to such fund. The Aggregator Entity also may forego making certain investments that we may otherwise have considered making, or do so through a TRS that is subject to U.S. federal (and applicable state and local) corporate income tax even though we may not otherwise have needed to use a TRS for such investments, to avoid causing a non-U.S. fund that invests in the Aggregator Entity to be engaged in a U.S. trade or business. Additionally, if the Aggregator Entity were engaged in a U.S. trade or business (e.g., from the direct sale of a USRPI rather than through a TRS), the Aggregator Entity would be required to withhold certain taxes on such non-U.S. fund’s share of any income and gain considered to be effectively connected with the U.S. trade or business. If the Aggregator Entity were to fail so to withhold (e.g., because it took the position that its activities did not constitute conducting a U.S. trade or business, and the IRS prevailed in a challenge to that position), the Aggregator Entity could be liable for such withholding taxes and interest and penalties, which could be borne by us and reduce the amount of distributions that we make to our shareholders, including shareholders that did not hold shares in us at the time that the economic gains, if any, from such USRPI sale or other trade or business activity, were distributed.
Furthermore, withdrawals at the Aggregator Entity level, including by funds that invest in the Aggregator Entity (as well as by large investors in such funds), could reduce liquidity at the Aggregator Entity level and leave our shareholders more concentrated in securities held by the Aggregator Entity and/or could cause the Aggregator Entity to sell investments to meet withdrawals when it might not otherwise do so, which could accelerate the realization of taxable income and cause us to make taxable distributions to our shareholders earlier than we otherwise would have. In addition, if a fund withdraws from an Aggregator Entity, we may experience higher pro rata operating expenses, thereby producing lower returns. An Aggregator Entity portfolio may become less diverse due to a withdrawal by a fund, resulting in increased portfolio risk. An Aggregator Entity is a single entity, and creditors of the Aggregator Entity may enforce claims against all assets of the Aggregator Entity.
Risks Related to Our Investments Generally
Our loans and other investments expose us to risks associated with debt-oriented real estate investments generally.
Our debt and real estate securities generally will be directly or indirectly secured by a lien on real property. The occurrence of a default on a debt investment could result in our acquiring ownership of the property. We do not know whether the values of the properties ultimately securing our debt and loans underlying our securities will remain at the levels existing on the dates of origination of these loans and the dates of origination of the loans ultimately securing our securities, as applicable. In addition, our borrowers could fraudulently inflate the values of the underlying properties. If the values of the properties drop or are discovered to have been fraudulently inflated, the lower value of the security and reduction in borrower equity associated with such loans will increase our risk. In this manner, reduced real estate values could impact the values of our debt and security investments, making them subject to the risks typically associated with real estate ownership.
We may be materially and adversely affected by a number of risks generally incident to holding real estate debt, including, without limitation:
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natural disasters, such as hurricanes, earthquakes and floods, which we expect to increase in strength and frequency due to climate change;

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acts of war or terrorism, or criminal violence, including the consequences of terrorist attacks;

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adverse changes in national and local economic and real estate conditions;

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adverse changes in economic and market conditions related to pandemics and health crises;

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an oversupply of (or a reduction in demand for) space in the areas where particular properties securing our loans are located and the attractiveness of particular properties to prospective tenants;

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changes in interest rates and availability of permanent mortgage funds that may render the sale of property difficult or unattractive;

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changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

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costs of remediation and liabilities associated with environmental conditions affecting properties;

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reduced demand for office space, including as a result of changes in work habits, including remote or hybrid work schedules which allow work from remote locations other than the employer’s office premises;

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the potential for uninsured or underinsured property losses; and

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periods of high interest rates and tight money supply.

The value of each property securing our loans is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenses associated with properties (such as operating expenses and capital expenses) cannot be reduced when there is a reduction in income from the properties.
These factors may have a material adverse effect on the ability of our borrowers to pay their loans and the ability of the borrowers on the underlying loans securing our securities to pay their loans, as well as on the value and the return that we can realize from assets we acquire and originate.
Residential mortgage loans and other pools of residential mortgage loans that we may acquire are subject to delinquency, foreclosure and loss, which could result in losses to us.
We may invest directly in residential mortgage loans and may purchase interests in other pools of residential mortgage loans. Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, natural disasters, environmental disasters, acts of terrorism, government shutdowns, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In the event of any default under a mortgage loan we hold directly we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral (which, for many residential and other real estate properties, has already significantly declined and may decline further in the future) and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the return on our investments. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on us.
Our success depends on the availability of attractive investment opportunities.
Our RTLs may have terms ranging from 10 months to 10 years. As a result, a significant amount of our invested capital will be repaid at loan maturity each year. Our operating results are dependent upon our ability to identify, structure, consummate, leverage, manage and realize attractive returns on new loans and other investments. In general, the availability of attractive investment opportunities and, consequently, our operating results, will be affected by the level and volatility of interest rates, conditions in the financial markets, general economic conditions, the demand for investment opportunities in our target assets and the supply of capital for such investment opportunities. We cannot assure you that we will be successful in identifying and consummating attractive investments or that such investments, once made, will perform as anticipated.
We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate and/or acquire desirable investments in our target assets and could also affect the pricing of these assets.
We operate in a highly competitive market for lending and investment opportunities. Our profitability depends, in large part, on our ability to originate and/or acquire our target assets at attractive prices. In originating or acquiring our target assets, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exception from the definition of an investment company under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.
Real estate valuation is inherently subjective and uncertain.
The valuation of real estate and therefore the valuation of any underlying security relating to loans made by us is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. As a result, the valuations of the real estate assets against which we make loans are subject to a degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets.
The valuation of our investments may not be certain or transparent as a result of the highly volatile environments we operate in.
Investing in highly volatile environments presents certain inherent risks, including reduced market liquidity, reduced price transparency and less certainty in core assumptions in respect of a particular investment or an investment strategy as a whole. While such investment environments provide the opportunity for significant returns, they also present significant risks, many of which cannot be predicted, managed or hedged against. If we fail to identify or adequately evaluate potential risks or changes, we may invest at a valuation that is not commensurate with the risk profile of a particular investment or where we would otherwise not invest were more accurate information available, resulting in reduced returns or a complete or partial loss of capital. There can be no assurance that we will accurately identify all potential considerations that may adversely affect the performance of any one or more of our investments or investment strategies.
If the Adviser overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.
The Adviser values our potential investments based on yields and risks, taking into account estimated future losses and the underlying collateral, and the estimated impact of these losses on expected future cash flows and returns. The Adviser’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that the Adviser underestimates the asset level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.
Declining real estate valuations and impairment charges could materially and adversely affect our business, financial condition, results of operations and cash flows.
We continuously monitor events and changes in circumstances, including those resulting from an economic downturn that could indicate that the carrying value of the real estate and, subsequently, the related intangible assets that secure our investments may not be recoverable. Examples of such indicators may include a significant decrease in NAV, a significant adverse change in the extent or manner in which the property securing our investment is being used or in its physical condition, an accumulation of costs significantly in excess of the amount originally expected for the acquisition or development, or a history of operating or cash flow losses. Declining real estate valuations also impact borrowers’ ability to service debt, which may impact our financial performance as lender.
Investment ratings that we may use are relative and subjective.
In general, the ratings of nationally recognized rating organizations represent the opinions of these agencies as to the credit quality of securities that they rate. These ratings may be used by us as initial criteria for the selection of investments. Such ratings, however, are relative and subjective; they are not absolute standards of quality and do not evaluate the market value risk of the securities. It is also possible that a rating agency might not change its rating of a particular issue on a timely basis to reflect subsequent events.
Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.
Some of our investments may be rated by rating agencies. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be downgraded or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments, the value and liquidity of those investments could significantly decline, which would adversely affect the value of our investment portfolio.
We may invest in undervalued loans and other instruments.
We may invest in undervalued loans and other instruments. The identification of investment opportunities in undervalued loans and other instruments is a difficult task, and there is no assurance that such opportunities will be successfully recognized or acquired. While investments in undervalued instruments offer the opportunity for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial losses. Returns generated by our investments may not adequately compensate shareholders for the business and financial risks assumed.
We may incur substantial losses if we have purchased investments based on the belief that they were undervalued by their sellers, if they were not in fact undervalued at the time of purchase. In addition, we may be required to hold such investments for a substantial period of time before realizing their anticipated value, and there is no assurance that the value of the investment would not decline during such time. Moreover, during this period, a portion of our assets would be committed to those investments purchased, thus preventing us from investing in other opportunities. In addition, we may finance such purchases with borrowed funds and thus will have to pay interest on such funds during such waiting period.
The due diligence process that the Adviser undertakes in regard to investment opportunities may not reveal all facts that may be relevant in connection with an investment and if the Adviser incorrectly evaluates the risks of our investments we may experience losses.
Before making investments for us, the Adviser conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, the Adviser may be required to evaluate important and complex issues, including but not limited to those related to business, financial, tax, accounting, legal, and regulatory and macroeconomic trends. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. The Adviser’s loss estimates may not prove accurate, as actual results may vary from estimates. If the Adviser underestimates the asset-level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.
Moreover, investment analyses and decisions by the Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Further, some matters covered by the Adviser’s diligence are continuously evolving and the Adviser may not accurately or fully anticipate such evolution. Therefore, it may be the case that the Adviser may not possess complete knowledge of all circumstances that may adversely affect such investment.
We are subject to additional counterparty risks in connection with engaging in private transactions, which are typically not subject to credit evaluation and regulatory oversight.
We will be subject to various counterparty risks. For example, we may effect a portion of our transactions in “over-the-counter” or “interdealer” markets or through private transactions. The participants in such markets and the counterparties in such private transactions are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. This may expose us to the risk that a counterparty will not settle a transaction because of a credit or liquidity problem, thus causing us to suffer losses. In addition, in the case of a default, we could become subject to adverse market movements while replacement transactions are executed. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where we have concentrated our transactions with a single or small group of counterparties. Furthermore, upon the bankruptcy, insolvency or liquidation of any counterparty, we may be deemed to be a general unsecured creditor of such counterparty and could suffer a total loss with respect to any positions and/or transactions with such counterparty. In the recent market conditions, counterparty risk has substantially increased and is more difficult to predict. In addition to heightened risks of bankruptcy, in this environment there is a greater risk that counterparties may have their assets frozen or seized as a result of government intervention or regulation. We are not restricted from dealing with any particular counterparty or from concentrating any or all of our transactions with a single counterparty. Our ability to transact business with any one or number of counterparties, the lack of any meaningful and independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses and could materially and adversely affect us.
The operating and financial risks of obligors and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.
Our securities investments involve credit or default risk, which is the risk that an obligor or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate debt instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the real estate market in general, an obligor’s equity and the financial circumstances of the obligor, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an obligor’s capital structure since such investments are structurally subordinate to more senior tranches in such obligor’s capital structure, and our overall returns would be adversely affected to the extent one or more obligors is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any obligor that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such obligor’s creditors in a bankruptcy. Furthermore, the financial performance of one or more obligors could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or obligors that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.
If we are unable to successfully integrate new assets or businesses and manage our growth, we could be materially and adversely affected.
We may significantly increase the size and/or change the mix of our portfolio of assets. We may be unable to successfully and efficiently integrate newly-acquired or originated assets into our existing portfolio or otherwise effectively manage our assets or our growth effectively. In addition, increases in our portfolio of assets and/or changes in the mix of our assets may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources. Any failure to manage increases in size effectively could materially and adversely affect us.
We may be unable to restructure loans in a manner that we believe maximizes value, particularly if we are one of multiple creditors in large capital structures.
In the current environment, in order to maximize value, we may be more likely to extend and work out a loan, rather than pursue foreclosure. However, in situations where there are multiple creditors in large capital structures, it can be particularly difficult to assess the most likely course of action that a lender group or the borrower may take and it may also be difficult to achieve consensus among the lender group as to major decisions. Consequently, there could be a wide range of potential principal recovery outcomes, the timing of which can be unpredictable, based on the strategy pursued by a lender group and/or by a borrower. These multiple creditor situations tend to be associated with larger loans. If we are one of a group of lenders, we may be a lender on a subordinated basis, and may not independently control the decision making. Consequently, we may be unable to restructure a loan in a manner that we believe would maximize value.
We may be subject to risks associated with future advance obligations, such as declining real estate values and operating performance.
Our real estate debt portfolio may include loans that require us to advance future funds. Future funding obligations subject us to significant risks that the property may have declined in value, projects to be completed with the additional funds may have cost overruns and the borrower may be unable to generate enough cash flow, or sell or refinance the property, in order to repay our real estate loan due. We could determine that we need to fund more money than we originally anticipated in order to maximize the value of our investment even though there is no assurance that such determination would, in fact, be the best course of action.
Difficulty in redeploying the proceeds from repayments of our loans and investments may cause our financial performance and returns to investors to suffer.
As our loans and investments are repaid, we will have to redeploy the proceeds we receive into new loans and investments. It is possible that we will fail to identify reinvestment options that would provide returns or a risk profile that is comparable to the asset that was repaid. If we fail to redeploy the proceeds we receive from repayment of a loan in equivalent or better alternatives, we could be materially and adversely affected.
Prepayment rates may adversely affect the value of our investment portfolio.
We are subject to the risk that the obligor of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the obligor to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An obligor may choose to redeem a debt security if, for example, the obligor can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the obligor. Any such prepayments of our securities or loans could materially and adversely affect us.
The limited liquidity in our investments may materially and adversely affect us.
The limited liquidity of our investment in real estate debt securities and other illiquid investments may make it difficult for us to sell such investments if the need or desire arises. Illiquidity could result from the absence of an established market for the investments, as well as legal, contractual or other restrictions on their resale by us. Dispositions of investments could be subject to contractual and other limitations on transfer or other restrictions that would interfere with subsequent sales of such investments or adversely affect the terms that could be obtained upon any disposition thereof. Many of the securities we purchase are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition, except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as RTLs and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and/or the greater difficulty of recovery in the event of a borrower default. In addition, certain of our investments may become less liquid after our investment as a result of periods of delinquencies or defaults or turbulent market conditions, including due to current market conditions and exacerbated market volatility, which may make it more difficult for us to dispose of such assets at advantageous times or in a timely manner. As a result, many of our current investments are, and our future investments will be, illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or the Adviser or its affiliates has or could be attributed with material non-public information regarding such business entity.
In view of these limitations on liquidity, the return of capital and the realization of gains, if any, may only occur upon the partial or complete disposition of an investment. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could materially and adversely affect us.
Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.
Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Changes in the level of interest rates also may affect our ability to originate and acquire assets, the value of our assets and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on our fixed-rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our assets, net of credit losses, and our financing costs. We anticipate that for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates may significantly influence our net income. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us.
We may be exposed to environmental liabilities with respect to properties underlying our investments.
In the course of our business, including to the extent we foreclose on properties with respect to which we have extended loans, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. Under various U.S. federal, state, local and foreign laws, these liabilities may be imposed without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. In addition, the presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may materially adversely affect the value of the relevant mortgage-related assets held by us.
Our investments may be concentrated and are subject to risk of default.
While we seek to diversify our portfolio of investments, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our Board. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may materially and adversely affect us.

We are subject to certain risks related to incurring contingent liabilities in connection with investments, including the assumption by us of default risk or other third-party risks.
We may from time to time incur contingent liabilities in connection with an investment. For example, in order to procure financing in connection with our investment activities, we may enter into agreements pursuant to which we agree to assume responsibility for default risk or other risk presented by a third party, a warehouse financing vehicle or an investment vehicle. In addition, in connection with the disposition of an asset by us, we may be required to make certain representations about such asset, and may also be required to indemnify the purchasers of such asset with respect to certain matters, including the accuracy of such representations. Any such representations made by us may survive for a period of time subsequent to the disposition of an asset. We may incur numerous other types of contingent liabilities. There can be no assurance that we will adequately reserve for our contingent liabilities and that such liabilities will not have a material adverse effect on us.
We may be subject to liability or “equitable subordination” as a result of borrower lawsuits.
In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of our investments, we could be subject to allegations of lender liability.
In addition, under common law principles that in some cases form the basis for lender liability claims, if a lending institution (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a shareholder to dominate or control a borrower to the detriment of the other creditors of such borrower, a court may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” Because of the nature of certain of our and our affiliates’ investments, we or our subsidiaries could be subject to claims from creditors of an obligor that our investments issued by such obligor should be equitably subordinated. We may make investments in which it would not be the lead creditor. It is, accordingly, possible that lender liability or equitable subordination claims affecting our investment could arise without the direct involvement of us or our subsidiaries.
Investments in real estate debt are subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.
The real estate debt in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the obligor of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the obligor repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.
Debt-oriented real estate investments face a number of general market-related risks that can affect the creditworthiness of borrowers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.
We will invest in real estate-related debt investments. Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for borrowers to satisfy their debt payment obligations, increasing the default risk applicable to borrowers, and/or making it relatively more difficult for us to generate attractive risk-adjusted returns.

Changes in general economic conditions will affect the creditworthiness of borrowers and/or real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals, the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, outbreaks of an infectious disease, epidemics/pandemics or other serious public health concerns, negative developments in the economy or political climate that depress travel activity (including restrictions on travel or quarantines imposed), environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war, demand and/or real estate values generally and other factors that are beyond the control of the Adviser. Such changes may develop rapidly and it may be difficult to determine the comprehensive impact of such changes on our investments, particularly for investments that may have inherently limited liquidity. These changes may also create significant volatility in the markets for our investments which could cause rapid and large fluctuations in the values of such investments. There can be no assurance that there will be a ready market for the resale of our debt investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us.
The Adviser cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the financial crisis, which has resulted in a modification to certain loan structures and market terms. For example, it has become increasingly difficult for real estate debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. These and other similar changes in loan structures or market terms may make it more difficult for us to monitor and evaluate investments.
Although obtaining collateral from counterparties is intended to help mitigate our potential exposure to a default by or the insolvency of a counterparty, such risks cannot be completely removed.
Although obtaining collateral from counterparties and any collateral management system implemented is intended to help mitigate our potential exposure to a default by or the insolvency of a counterparty, such risks cannot be completely removed. The collateral provided may not be sufficient to meet the counterparty’s obligations for a number of reasons. In addition, the value of the underlying real estate provided as collateral may not have a live quoted price.
There is no guarantee that the collateral will be correctly and accurately valued. To the extent that the collateral is not correctly valued, we may suffer a loss. Even if the collateral is correctly valued, the collateral may decrease in value between the time of default or insolvency of the counterparty and the time at which title to the collateral is obtained. The risk of a decrease in the value of collateral may be greater for illiquid assets (specifically real estate), due to the length of time it may take to obtain title to such assets, and such assets may comprise all or a significant portion of the collateral provided. While the collateral management process will be monitored by the Adviser, to the extent that the management process is not correctly adhered to and implemented we may suffer a loss in the event of default or insolvency of the counterparty.
We may face material risks around security arrangements.
The security arrangements under a loan in which we have invested may not have been properly created or perfected, or may be subject to other legal or regulatory restrictions. While we will invest in secured loans, the security arrangements in relation to such loans will be subject to such security having been correctly created and perfected and any applicable legal or regulatory requirements which may restrict the giving of security by a borrower under a loan, such as, for example, thin capitalization, over-indebtedness, financial assistance and corporate benefit requirements. If the loans in which we invest do not benefit from the expected security arrangements, this may affect the value of such investments.
Investments outside the United States that are denominated in foreign currencies subject us to foreign currency risks and to the uncertainty of foreign laws and markets, which may adversely affect our distributions and our REIT status.
Our investments outside the United States denominated in foreign currencies subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our income and distributions and may also affect the book value of our assets and the amount of shareholders’ equity. In addition, these investments subject us to risks of multiple and conflicting tax laws and regulations, and other laws and regulations that may make foreclosure and the exercise of other remedies in the case of default more difficult or costly compared to U.S. assets, and political and economic instability abroad, any of which factors could adversely affect our receipt of returns on and distributions from these investments.
Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.
Risks Related to Specific Investments
The RTLs in which we may invest may be subject to a greater risk of loss than conventional mortgage loans.
Our portfolio will include RTLs to borrowers who are typically seeking relatively short-term funds to be used in an acquisition or rehabilitation of a property or during the period before the property is fully occupied. The typical borrower in a RTL often has identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the RTL, and we bear the risk that we may not recover some or all of our investment.
In addition, borrowers usually use the proceeds of a conventional mortgage to repay a RTL. RTLs therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the RTL. In the event of any default under RTLs that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the RTL. To the extent we suffer such losses with respect to RTLs, it may materially and adversely affect us.
Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.
The renovation, refurbishment or expansion of a property by a RTL borrower involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals (e.g., for condominiums) and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the RTL borrower may not be able to make payments on our investment on a timely basis or at all, which could result in significant losses.
We may face risks related to lower credit quality loans.
There are no restrictions on the credit quality of the loans in which we may invest, and certain loans in which we may invest may be highly speculative or have significant risk exposure to adverse conditions. While such loans offer a higher return potential than loans to more creditworthy obligors, they also involve greater volatility of price and greater risk of loss of income and principal. The market values of these loans may also be more sensitive to changes in economic conditions than loans to more creditworthy obligors.
We may be subject to risks associated with construction lending, such as declining real estate values, cost overruns and delays in completion.
Our debt portfolio may include loans, including RTLs, made to developers to construct prospective projects. The primary risks to us of construction loans are the potential for cost overruns, the developer’s failing to meet a project delivery schedule and the inability of a developer to sell or refinance the project at completion in accordance with its business plan and repay our loan due to declining real estate values. These risks could cause us to have to fund more money than we originally anticipated in order to complete the project. We may also suffer losses on our debt investment if the developer is unable to sell the project or refinance our debt investment.
We may invest in residential bridge “fix and flip” loans, which would expose us to the risk that the borrower of such loan may not be able to sell the property on attractive terms or at all once the property has been re-developed, which may materially and adversely affect us.
We may invest in residential bridge “fix and flip” loans, which are particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. As these loans provide borrowers with short-term capital typically in connection with the acquisition and re-development of a single-family or multi-family residence, with a view to the borrower selling the property, there is a risk that a borrower may not be able to sell the property on attractive terms or at all once the property has been re-developed. Moreover, the borrower may experience difficulty in completing the re-development of the property on schedule or at all, whether as a result of cost over-runs, construction-related delays, or other issues, which may result in delays selling the property or an inability to sell the property at all. Since the borrower would typically use the proceeds of the sale of the property to repay the bridge loan, if any of the foregoing events were to occur, the borrower may be unable to repay its loan on a timely basis or at all, which may materially and adversely affect us.
The NQM loans in which we may invest are subject to increased risks.
We may acquire residential loans sometimes referred to as “non-qualified mortgages” or “NQM loans” that will not have the benefit of enhanced legal protections otherwise available for “qualified mortgages” originated pursuant to more restrictive standards than solely determining a borrower’s ability to repay, as further described below.
The NQM loans in which we invest are subject to increased risk of loss compared to other investments. A NQM loan is directly exposed to losses resulting from default. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower, and the priority and enforceability of the lien will significantly impact the value of any such NQM loan. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon the sale of such real estate may not be sufficient to recover our cost basis in the NQM loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses. The value of NQM loans is also subject to property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies and to a reduction in a borrower’s mortgage debt by a bankruptcy court. In addition, claims may be asserted against us because of our position as a mortgage holder or property owner, including assignee liability, environmental hazards and other liabilities. In some cases, these claims may lead to losses exceeding the purchase price of the related NQM loan or property. The occurrence of any of these risks could have a material adverse effect on us.
In addition, NQM loans have flexibility in underwriting guidelines and are subject to credit risk. The underwriting guidelines for NQM loans may be permissive as to the borrower’s debt-to-income ratio, credit history, and/or income documentation. Loans that are underwritten pursuant to less stringent underwriting guidelines could experience substantially higher rates of delinquencies, defaults and foreclosures than those experienced by loans underwritten to more stringent underwriting guidelines. If our NQM loans are underwritten to more flexible guidelines which have increased risk and may cause higher delinquency, default, or foreclosure rates given economic stress, the performance of our investments in NQM loan portfolio could be correspondingly adversely affected, which could materially and adversely affect us.
The residential loans, including NQM loans, that we may acquire, originate or invest in may subject us to legal, regulatory and other risks, which could adversely impact our business and financial results.
We may acquire, originate or invest in NQM loans that will not have the benefit of enhanced legal protections otherwise available in connection with the origination of “qualified mortgage” loans, as further described below. The ownership of NQM loans could subject us to legal, regulatory, and other risks, including those arising under U.S. federal consumer protection laws and regulations designed to regulate residential mortgage loan underwriting and originators’ lending processes, standards and disclosures to borrowers.
These laws and regulations include the Consumer Financial Protection Bureau’s (“CFPB’s”) “Know Before You Owe” mortgage disclosure rule, the CFPB’s TILA-RESPA Integrated Disclosure rule, the “ability-to-repay” rules (“ATR Rules”) under the Truth-in-Lending Act and “qualified mortgage” regulations, in addition to various U.S. federal, state and local laws and regulations intended to discourage predatory lending practices by residential loan originators. Under U.S. federal consumer protection law, residential loan originators must assess and take into account the ability of a borrower to repay the loan, following procedures specified in the ATR Rules. The ATR Rules specify the characteristics of a “qualified mortgage” and provide two levels of presumption of compliance with the requirement to evaluate the borrower’s ability to repay: (1) a safe harbor of compliance and (2) a rebuttable presumption of compliance for higher priced loans. The “safe harbor” under the ATR Rules applies to a covered transaction that meets the definition of “qualified mortgage” and is not a “higher-priced covered transaction.” For any covered transaction that meets the definition of a “qualified mortgage” and is not a “higher-priced covered transaction,” the creditor or assignee will be deemed to have complied with the ability-to-repay requirement and, accordingly, will be conclusively presumed to have made a good faith and reasonable determination of the consumer’s reasonable ability to repay. Creditors or assignees will have the benefit of a rebuttable presumption of compliance with the applicable ATR Rules if the residential loan meets the definition of a qualified mortgage under the ATR Rules but exceeds certain defined price thresholds.
The definition of “qualified mortgage” in the ATR Rules has changed substantially over time, but, in general, the NQM loans that we may acquire may include, for example, loans with a debt-to-income ratios that exceed 43%, and in all cases do not have the benefit of either a safe harbor from liability under the ATR Rules or a rebuttable presumption of compliance with the ATR Rules. Application of the standards set forth in the ATR Rules is highly subjective and subject to interpretive uncertainties. As a result, a court may determine that a residential loan did not meet the standard or test even if the originator reasonably believed such standard or test had been satisfied. Failure of residential loan originators or servicers to comply with these laws and regulations could subject us, as an assignee or purchaser of these loans (or as an investor in securities backed by these loans), to monetary penalties assessed by the CFPB through its administrative enforcement authority and by mortgagors through a private right of action against lenders or as a defense to foreclosure, including by recoupment or setoff of finance charges and fees collected, and could result in rescission of the affected residential loans, which could adversely impact our business and financial results. Such risks may be higher in connection with the acquisition of NQM loans. Borrowers under NQM loans may be more likely to challenge the analysis conducted under the ATR Rules by lenders. Further, regardless of the age of the loan, borrowers may assert an originator’s noncompliance with the ATR Rules for NQM loans as a defense to foreclosure or setoff to other collection activity. Even if a borrower does not succeed in the challenge, additional costs may be incurred in connection with challenging and defending such claims, which may be more costly in judicial foreclosure jurisdictions than in non-judicial foreclosure jurisdictions, and there may be more of a likelihood such claims are made because the borrower is already exposed to the judicial system to process the foreclosure.
We may be subject to risks associated with “scratch-and-dent” loans.
With respect to “scratch-and-dent” loans, (i) the underwriting guidelines of the related originator were not satisfied or (ii) there were certain document deficiencies associated with the original mortgage loans, which in each case, (a) prevented the sale of the mortgage loans by such third-party sellers to a GSE or other purchaser or (b) resulted in such mortgage loans being put back to the third-party sellers by the related GSE or purchaser. The specific defects associated with the mortgage loans include, but are not limited to, one or more of the following items:
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misrepresentations or miscalculations of income or borrower liabilities in connection with establishing compliance with the ATR Rules;

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incorrectly calculated mortgagor debt-to-income ratios which, when recalculated, exceeded underwriting guidelines;

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issues with property appraisals, including appraisal waivers that were not compliant with GSE criteria and LTV ratios that exceeded the related GSE’s or other purchaser’s guidelines;

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missing or incomplete mortgage loan documentation, including missing insurance documents, missing signatures or other general documentation issues;

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changes in a borrower’s employment between the time of loan application and loan funding that was not disclosed to the related originator, the related GSE or other purchaser and which would have resulted in revised calculations of borrower debt-to-income ratio;

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early payment defaults;

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timing issues including Federal Housing Authority (“FHA”) case expiration, loan terms that did not comply with an originator’s guidelines, violations of FHA’s 90 day flipping rule (which requires that a person selling a flipped home must own the home for more than 90 days before home buyers can purchase the property) and the age of a loan at the time of delivery to the purchaser;

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loan seasoning that prevented sale to a GSE;

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property types that did not comply with a GSE’s or purchaser’s requirements, such as condominium-hotels or multi-unit properties or issues associated with property conditions;

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misrepresentation by a borrower regarding employment or the occupancy status of the related mortgaged property;

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missing or defective loan documentation; and

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other general underwriting issues, such as mortgage loans secured by mortgaged properties in a homeowner’s association that was not permitted by the related GSE or other purchaser and underwriting that did not satisfy the requirements of the Veteran’s Association, FHA or the United States Department of Agriculture.

As a result of the defects associated with the mortgage loans described above, it is possible that the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans without such defects.
We may be subject to risks associated with RPLs and NPLs.
Proceeds on NPLs generally rely on liquidation or sale of the related mortgaged property. Servicers of NPLs will generally evaluate the related mortgagors for modifications and other loss mitigation alternatives. Where the related mortgagor no longer lives in the mortgaged property or does not accept loss mitigation alternatives, servicers will generally foreclose upon or otherwise attempt to liquidate the loans, as market conditions permit. The cash flow realized on NPLs depends on the NPLs servicers’ skill and diligence in servicing and ability to enter into sustainable modifications and manage the foreclosure or sale process. Substantial delays could be encountered in the liquidation of NPLs or servicers may be unable, in certain circumstances, to liquidate NPLs in an efficient manner. In addition, any foreclosures are subject to the risks described under “— We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition” and “— Operating and disposing of properties acquired through foreclosure subject us to additional risks that could harm our results of operations.”
While RPLs are in repayment status at the time of investment, mortgagors of RPLs have previously been delinquent in repaying their obligations thereunder. There can be no assurance that such loans will remain in repayment status, and may be at higher risk of delinquency. In the event of delinquency, the risks described above regarding NPLs would apply to such RPLs, which could result in reduced proceeds in connection with such loans. In addition, the market of potential purchasers of RPLs may be narrower than that for loans that never experienced delinquencies, leaving us with fewer disposition options for RPL investments.
In addition, see “— Any distressed loans or investments we make, or loans and investments that later become distressed, may subject us to losses and other risks relating to bankruptcy proceedings.”
We may be subject to risks associated with MH loans.
Subject to maintaining our status as a REIT, we may invest in, or make loans in connection with, manufactured housing. The manufactured housing industry is generally subject to many of the same national and regional economic and demographic factors and risks that affect the housing industry generally, as are described herein. These factors, including shortage of consumer financing, public perception, consumer confidence, inflation, regional population and employment trends, availability and cost of alternative housing, weather conditions and general economic conditions, tend to impact manufactured homes to a greater degree than traditional residential homes. If we invest in the manufactured housing markets, its operating results, and consequently, the returns available to investors, from our manufactured housing investments may be adversely affected by: (1) competition from other available manufactured housing sites or available land for the placement of manufactured homes outside of established communities; (2) alternative forms of housing (e.g., apartment buildings and site built single-family homes); and (3) local real estate market conditions (e.g., the oversupply of manufactured housing sites and a reduction in demand for manufactured housing sites in an area).
We may be subject to risks associated with SRTs.
Subject to maintaining our status as a REIT, we may invest in SRTs. SRTs introduce risks to investors relating to the nature of the class of loans subject to such SRTs. For example, a SRT of consumer loan credit risk would exhibit the risks described below in “— We may be subject to risks associated with consumer loans.” In addition to the risks of the loans underlying an SRT, as an investor in an SRT, we bear additional counterparty risk introduced by the original credit obligor that would not be present where we acquired the risk directly. A bankruptcy or other material adverse event regarding the SRT counterparty could negatively impact our investment, irrespective of the performance of the credit underlying such SRT.
We may be subject to risks associated with consumer loans.
Subject to maintaining our status as a REIT, we may invest in consumer loans. Federal and state consumer protection laws impose requirements and place restrictions on creditors and service providers in connection with solicitations and extensions of credit, the allowable interest rate and terms of credit, as well as servicing of and collections on consumer loans. Consumer loans that do not comply with consumer protection laws may result in penalties, regulatory scrutiny or subject collection efforts to defenses including that loans may be found not to be valid or enforceable under their terms against the borrowers.
Certain states place no statutory interest rate limitations on consumer loans issued by banks, while other states limit maximum allowable interest rates. If interest rates charged on consumer loans are in excess of any applicable jurisdiction’s maximum allowable rate, (i) such loans could be deemed unenforceable, (ii) the principal and/or interest thereon could be reduced or extinguished and (iii) fees, damages and penalties may be enforced.
Where a borrower dies while his or her loan remains outstanding, the borrower’s estate may not contain sufficient assets to repay the loan, the executor or trustee may prioritize payments to other creditors ahead of applicable lender and payments, if any, may be delayed in connection with the probate of the estate. Borrowers on active military service receive protections limiting maximum interest rates applicable to their loans and staying proceedings to collect upon their loans, minimizing and/or delaying the receipt of proceeds on such loans.
We may be subject to risks related to investments in CLO Securities.
Subject to maintaining our status as a REIT, we may invest in pools and/or tranches of CLO products (including “equity” or residual tranches) and similarly structured securities. Consequently, holders of equity or other securities issued by these obligors must rely solely on distributions on its underlying assets or proceeds thereof for payment. CLOs may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. The underlying assets of obligors of CLOs may include, without limitation, broadly-syndicated leverage loans, middle-market bank loans, collateralized debt obligation debt tranches, trust preferred securities, insurance surplus notes, asset-backed securities, mortgages, high-yield bonds, mezzanine debt, second-lien leverage loans, credit default swaps and emerging market debt and corporate bonds, which are subject to liquidity, market value, credit, interest rate, reinvestment and other risks, and may also include assets and/or properties that are owned, directly or indirectly, by Rithm and/or one or more Other Rithm Accounts.
Our investment strategy with respect to certain types of investments may be based, in part, upon the premise that certain investments (either held directly or through a CLO) that are otherwise performing may from time to time be available for purchase by us at “undervalued” prices. Purchasing interests at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive risk-adjusted returns to us or will not be subject to further reductions in value. No assurance can be given that investments can be acquired or realized at favorable prices or that the market for such interests will continue to approve since this depends, in part, upon events and factors outside of the control of the Adviser. Actual or perceived trends in real estate or debt markets do not guarantee, predict or forecast future events, which may differ significantly from those implied by such trends.
Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.
We may originate and/or acquire investments that do not conform to conventional loan standards applied by traditional lenders and either are not rated or rated as non-investment grade by the rating agencies. The non-investment grade credit ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.
Any distressed loans or investments we make, or loans and investments that later become distressed, may subject us to losses and other risks relating to bankruptcy proceedings.
Our investment strategy may include making distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed loans and debt securities) or may involve investments that become “non-performing” following our origination or acquisition thereof. Certain of our investments may, therefore, include specific securities of companies that typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of risk of substantial or total losses on our investments and in certain circumstances, may become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions.
During an economic downturn or recession, securities of financially troubled or operationally troubled obligors are more likely to go into default than securities of other obligors. Securities of financially troubled obligors and operationally troubled obligors are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and ask prices may be greater than normally expected. Investment in the securities of financially troubled obligors and operationally troubled obligors involves a high degree of credit and market risk.
In certain limited cases (e.g., in connection with a workout, restructuring and/or foreclosing proceedings involving one or more of our debt investments), the success of our investment strategy with respect thereto will depend, in part, on our ability to effectuate loan modifications and/or restructures and improve the operations of our borrower entities. The activity of identifying and implementing any such restructuring programs entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs. Further, such modifications and/or restructuring may entail, among other things, a substantial reduction in the interest rate and substantial write-offs of the principal of such loan, debt securities or other interests. However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such real estate loan, debt securities or other interests replacement “takeout” financing will not be available.
These financial difficulties may never be overcome and may cause borrowers to become subject to bankruptcy or other similar administrative and operating proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept payment over an extended period of time. In addition, under certain circumstances, payments to us and distributions by us to the shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize value on collateral for loan positions held by us or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.
We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.
We may find it necessary or desirable to foreclose on certain of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. The costs associated with operating and redeveloping a property, including any operating shortfalls and significant capital expenditures, could materially and adversely affect our results of operations, financial conditions and liquidity. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.
Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. Foreclosure actions in some U.S. states can take several years or more to litigate and may also be time consuming and expensive to complete in other U.S. states and foreign jurisdictions in which we do business. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process, and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.

Operating and disposing of properties acquired through foreclosure subject us to additional risks that could harm our results of operations.
We may acquire real estate through foreclosure. If we do, we may be forced to operate such foreclosed properties for a substantial period of time, which can be a distraction for our management team and may require us to pay significant costs associated with such property. Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning a loan secured by that property. The costs associated with operating and redeveloping the property, including any operating shortfalls and significant capital expenditures, could materially and adversely affect us. We may also be subject to environmental liabilities arising from such properties acquired in the foreclosure process. In addition, at such time that we elect to sell such property, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis, resulting in a loss to us. Furthermore, any costs or delays involved in the maintenance or liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss. Additionally, we intend to own and operate any foreclosure property through TRSs that would be subject to U.S. federal (and applicable state and local) corporate income tax on its earnings, which may reduce our cash flow and the amount available to distribute to our shareholders, which could materially and adversely affect us. See “Item 1. Business — Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations as a REIT — Effect of Subsidiary Entities — Taxable REIT Subsidiaries” for a discussion of additional considerations regarding TRSs.
Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on joint venture partners’ financial condition and liquidity and disputes between us and our joint venture partners.
Subject to maintaining our status as a REIT, we may make investments through joint ventures. Such joint venture investments may involve risks not otherwise present when we make investments without partners, including the following:
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we may not have exclusive control over the investment or the joint venture, which may prevent us from taking actions that are in our best interest and could create the potential risk of creating impasses on decisions, such as with respect to acquisitions or dispositions;

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joint venture agreements often restrict the transfer of a partner’s interest or may otherwise restrict our ability to sell the interest when we desire and/or on advantageous terms;

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joint venture agreements may contain buy-sell provisions pursuant to which one partner may initiate procedures requiring the other partner to choose between buying the other partner’s interest or selling its interest to that partner;

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a partner may, at any time, have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals;

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a partner may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act;

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a partner may fail to fund its share of required capital contributions or may become bankrupt, which may mean that we and any other remaining partners generally would remain liable for the joint venture’s liabilities;

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disputes between us and a partner may result in litigation or arbitration that could increase our expenses and prevent the Adviser and our officers and trustees from focusing their time and efforts on our business and could result in subjecting the investments owned by the joint venture to additional risk;

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we may, in certain circumstances, be liable for the actions of a partner, and the activities of a partner could adversely affect our ability to qualify as a REIT or maintain our exclusion from registration under the Investment Company Act, even though we do not control the joint venture; or

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we may, in certain circumstances, be unable to obtain information from the joint venture to establish that we have satisfied periodic income and asset tests necessary to qualify as a REIT.

Any of the above may subject us to liabilities in excess of those contemplated and adversely affect the value of our joint venture investments.
Risks Related to Debt Financing
The amount of our debt may subject us to increased risk of loss and could materially adversely affect us.
We may incur a significant amount of debt through bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase agreements and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt securities to fund our growth. The percentage and forms of direct or indirect leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, the type of assets we are funding, whether the financing is recourse or non-recourse, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. While we intend to target between a 65% to 85% portfolio-wide asset-level leverage ratio, there is no limit on the amount we may borrow with respect to any individual investment or, subject to our Board’s oversight, on a portfolio-wide basis.
If we are unable to refinance our debt on acceptable terms, or at all, we may be forced to dispose of one or more of our investments on disadvantageous terms, which may result in losses to us and may adversely affect cash available for distributions to our shareholders. In addition, if then prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, our interest expense would increase, which would materially and adversely affect us. We may also refinance our debt through equity financings, which may not be available on acceptable terms or at all and which could be dilutive to our shareholders.
Our substantial outstanding indebtedness, and the limitations imposed on us by our financing agreements, could have other significant adverse consequences, including the following:
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fluctuations in our net assets;

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we may be required to dedicate a substantial portion of our cash flow (including capital contributions) to paying principal and interest payments on our indebtedness, reducing the cash flow available to fund our business, to pay dividends (and investors may be allocated income in excess of cash available for distribution), including those necessary to maintain our REIT qualification, or to use for other purposes;

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we may be unable to sell assets (including assets held by any investment vehicle) that are pledged to secure an indebtedness;

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we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon emerging acquisition opportunities or meet operational needs;

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we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

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we may violate restrictive covenants in our loan documents, which would entitle the lenders to require us to retain cash for reserves or to pay down loan balances, and we may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under our hedge agreements and these agreements may not effectively hedge interest rate fluctuation risk;

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we may default on our obligations and the lenders or mortgagees may foreclose on our assets that secure their loans (and in such circumstances the recovery we receive may be significantly diminished as compared to our expected return of such investment); and

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during the term of any indebtedness, our returns may be materially reduced by increased costs attributable to regulatory changes, including a possible gross-up for taxes.

If any one of these events were to occur, we could be materially and adversely affected. A foreclosure may also have substantial adverse tax consequences for us.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to acquire, originate or invest in assets provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.
There can be no assurance that a leveraging strategy will be successful, and such strategy may subject us to increased risk of loss, which could result in the total loss of capital and could adversely affect our results of operations and financial condition.
We may not be able to earn returns on loans we make in excess of the interest we pay on our borrowings.
We try to generate financial returns by making and investing in loans and debt securities that generate returns in excess of our cost of capital. Our ability to execute this strategy depends on various conditions in the financing markets that are beyond our control, including liquidity, fluctuations in prevailing interest rates and credit spreads. Interest rate and credit spread fluctuations resulting in our interest and related expense exceeding interest and related income would result in operating losses for us. Changes in the level of interest rates and credit spreads also may affect our ability to make new loans or investments and may decrease the value of our existing loans and investments. Increases in interest rates and credit spreads may also negatively affect demand for loans and could result in higher borrower default rates. We may be unable to obtain additional financing on favorable terms or, with respect to our debt and other investments, on terms that match the maturities of the debt originated or other investments acquired, if we are able to obtain additional financing at all.
For our borrowed money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.
The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our common shares. If the value of our assets increases, leverage would cause the NAV attributable to each of the classes of our common shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leverage would cause NAV to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common share distribution payments. Leverage is generally considered a speculative investment technique. Our ability to execute our strategy using leverage depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. In addition, the decision to utilize leverage will increase our assets and, as a result, will increase the amount of advisory fees payable to the Adviser.
We may use repurchase agreements to finance our investments, which may expose us to risks that could result in losses, including due to cross-defaults and cross-collateralization under warehouse repurchase and credit facilities.
We may finance our acquisition and origination of mortgage loans and other portfolio assets under warehouse repurchase and credit facilities with various lenders. Such repurchase and credit facilities will be entered into by special purpose vehicles directly or indirectly owned and controlled by us. Although each transaction under our repurchase agreements has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate, our financing subsidiaries remain exposed to the credit risk of each asset because they must purchase the asset from the applicable counterparty on a specified date. In addition, repurchase agreements involve the risk that the counterparty may liquidate the assets underlying the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. Furthermore, the counterparty may require us to provide additional margin in the form of cash or other forms of collateral under the terms of the applicable repurchase agreement. In addition, the interest costs and other fees associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
We also expect to provide guaranties to the lenders under which we expect to guarantee amounts of the balance outstanding from time to time under such repurchase and credit facilities by the special purpose vehicle sellers or borrowers. We expect to also be liable under such guaranties for customary “bad-boy” events. The repurchase and credit facilities will include customary cross-default provisions pursuant to which the occurrence of an event of default under any such facility (including breach of a financial covenant applicable to us under a guaranty) will trigger an event of default under all of the repurchase and credit facilities and allow the lenders to accelerate payment of all obligations due under such facilities. In addition, all loans and assets subject to repurchase transactions or pledged under an individual repurchase or credit facility will be cross-collateralized as security for such facility. Thus, the poor performance or non-performance of an individual loan or asset included as collateral for a repurchase or credit facility could result in us losing our interests in all loans and assets in the collateral pool for such facility.
Our short-term borrowings often require us to provide additional collateral when the fair market value of our collateral decreases, and these calls for collateral could significantly impact our liquidity position.
We expect to use short-term borrowing through repurchase agreements, credit facilities and other arrangements that put our assets and financial condition at risk. We may need to use such short-term borrowings for extended periods of time to the extent we are unable to access long-term financing. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, the lender may accelerate the loan and we may be required to liquidate the collateral. In a weakening economic environment, or in an environment of widening credit spreads, we would generally expect the value of the real estate debt or securities that serve as collateral for our short-term borrowings to decline, and in such a scenario, it is likely that the terms of our short-term borrowings would require us to provide additional collateral or to make partial repayment, which amounts could be substantial.
Further, such borrowings may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral, and these short-term borrowing arrangements may also be restricted to financing certain types of assets, such as first mortgage loans, which could impact our asset allocation. As a result, we may not be able to leverage our assets as fully as we would like, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.
During periods of rising interest rates, our interest expense increases may outpace any increases in interest we earn on our assets, and the value of our assets may decrease.
Our operating results will depend in large part on the income from our assets, reduced by financing costs. Income from our assets may respond more slowly to interest rate fluctuations than the cost of our borrowings. In a period of rising interest rates, our interest expense on floating-rate debt would increase, while any additional interest income we earn on our floating-rate investments may not compensate for such increase in interest expense. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and the market value of our assets. Similarly, in a period of declining interest rates, our interest income on floating-rate investments would generally decrease, and interest rate floors on our floating-rate investments may not align with the interest rate floors on our floating-rate debt to compensate for such a decrease in interest income. Interest rate fluctuations resulting in our interest expense exceeding the income from our assets would result in operating losses for us and may limit our ability to make distributions to our shareholders. In addition, if we need to repay existing borrowings during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on those investments, which would adversely affect our profitability.

Changes in interest rates may affect our cost of capital and net investment income.
Since we use debt to finance a portion of our investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on us.
A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the performance fee hurdle rate which is used for purposes of calculating the performance fees payable to the Adviser and may result in a substantial increase of the amount of such performance fees.
We may not be able to access financing sources on attractive terms which could adversely affect our ability to execute our business plan.
We require significant outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the relatively recent global credit crisis and, despite some recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital, other than those currently utilized by us, will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.
Our access to external sources of capital is subject to factors outside of our control and could materially and adversely affect our growth prospects and our ability to take advantage of strategic opportunities, satisfy debt obligations and make distributions to our shareholders.
In order to maintain our qualification as a REIT, we are generally required under the Code to annually distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to U.S. federal corporate income tax to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including acquisition financing, from operating cash flow due to differences in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes or the effect of nondeductible capital expenditures, the creation of reserves, certain restrictions on distributions under loan documents or required debt or amortization payments. Consequently, in order to meet the REIT distribution requirements and maintain our REIT status and to avoid the payment of income and excise taxes, we may need to borrow funds on a short-term basis in order to meet the REIT distribution requirements even if the then-prevailing market conditions are not favorable for these borrowings.
Therefore, we may need to rely on third-party sources to fund our capital needs. We may not be able to obtain financing on favorable terms or at all. In addition, any additional debt we incur will increase our leverage and debt service obligations. Our access to third-party sources of capital depends, in part, on:
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general market conditions;

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the market’s perception of our growth potential;

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our current debt levels;

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our current and expected future earnings;

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our cash flow and dividends; and

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the NAV of our shares.

If we cannot obtain capital from third-party sources, we may not be able to acquire assets when strategic opportunities exist, meet the capital and operating needs of our existing assets or satisfy our debt service obligations.
To the extent that capital is not available to acquire additional assets, profits may not be realized or their realization may be delayed, which could result in an earnings stream that is less predictable than some of our competitors or a failure to meet our projected earnings and distributable cash flow levels in a particular reporting period. Such a failure to meet our projected earnings and distributable cash flow levels in a particular reporting period could have a material adverse effect on us.
Additionally, we may seek to borrow certain amounts from certain of our affiliates. However, our affiliates are under no obligation to lend any amounts to us and there can be no assurance that any of our affiliates will provide any such financings to us.
We may be affected by our inability to access or renew short-term financing credit facilities in connection with an anticipated portfolio-level financing.
In some cases, relatively short-term credit facilities may be used to finance the acquisition of assets until a sufficient quantity of assets is accumulated, at which time the assets are refinanced through portfolio-level financing, which may include a securitization. As a result, we are subject to the risk that we will not be able to acquire, during the period that the short-term facilities are available, a sufficient amount of eligible assets for the purposes of a portfolio-level financing. We also bear the risk that we will not be able to obtain such short-term credit facilities or may not be able to renew any short-term credit facilities after they expire should we find it necessary to obtain extensions for such short-term credit facilities to allow more time to seek and acquire the necessary eligible instruments for a long-term financing. Our inability to renew or extend these short-term credit facilities may require us to seek more costly financing for these assets or to lose the ability to utilize them in connection with a portfolio-level financing. We may provide guarantees in support of credit facilities used to acquire assets, and there can be no assurance that any recourse exercised under such guarantees will not have adverse consequences for us. The occurrence of the foregoing could have a material adverse effect on us.
We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.
Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a fully match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.
We may utilize non-recourse securitizations to finance our investments, which may expose us to risks that could result in losses.
We may utilize non-recourse securitizations of certain of our investments to generate cash for funding new investments and for other purposes. Such financing generally involves creating a special purpose vehicle, contributing a pool of our investments to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity and potentially other tranches in the securitized pool of portfolio investments. Prior to any such financings, we may use other financing facilities to finance the acquisition of investments until a sufficient quantity of investments had been accumulated, at which time we would refinance these facilities through a securitization, such as CLOs. The inability to consummate securitizations to finance our investments could require us to seek other forms of less attractive financing, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. In addition, we may suffer a loss due to the incurrence of transaction costs related to executing these transactions. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition. The inability to securitize our portfolio may hurt our performance and our ability to grow our business.
Restrictive covenants relating to our operations may have adverse effects on us.
A credit facility lender may impose restrictions on us that would affect our ability to incur additional debt, originate loans, reduce liquidity below certain levels, make distributions to our shareholders and impact our flexibility to determine our operating policies and investment strategies. For example, our loan agreements may contain negative covenants that limit, among other things, our ability to distribute more than a certain amount of our net cash flow to our shareholders, dispose of or refinance loans and enter into transactions with affiliates. In addition, our loan agreements may contain negative covenants that limit leverage beyond certain amounts contrary to our leverage ratio goals. If we fail to meet or satisfy any of these covenants, we would be in default under such agreements, and a lender could elect to declare outstanding amounts due and payable, terminate its commitment, require the posting of additional collateral and/or enforce its interests against existing collateral.
There are risks associated with entering into financing arrangements, such as warehouse repurchase facilities and credit facilities, and such arrangements may contain provisions that expose us to particular risk of loss.
To the extent that we enter into future financing arrangements, such as warehouse repurchase facilities and credit facilities, to finance our acquisition and origination of real estate debt and residential loans and assets, we are and in the future will be subject to various risks. For example, debt service requirements may deplete cash flows and relatively small changes in the overall value of investments will have a magnified impact on us. If an investment were unable to generate sufficient cash flow to meet principal and interest payments on its indebtedness, the value of our investment in such investment would be significantly reduced or even eliminated. The amount of debt financing may restrict the amount of funds available for distribution to investors.
In the event that we enter into additional warehouse repurchase facilities in the future, each transaction under such repurchase agreements will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate, but our financing subsidiaries remain exposed to the credit risk of each asset because they must purchase the asset from the applicable counterparty on a specified date. In addition, repurchase agreements involve the risk that the counterparty may liquidate the assets underlying the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. Furthermore, the counterparty may require us to provide additional margin in the form of cash or other forms of collateral under the terms of the applicable repurchase agreement. In addition, the interest costs and other fees associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
In addition, all loans and assets subject to repurchase transactions or pledged under an individual repurchase or credit facility will be cross-collateralized as security for such facility. Thus, the poor performance or non-performance of an individual loan or asset included as collateral for a repurchase or credit facility could result in us losing our interests in all loans and assets in the collateral pool for such facility.
Furthermore, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss. Also, we may, in the future, enter into financing arrangements that contain financial covenants that could require us to maintain certain financial ratios. If we were to breach the financial covenants contained in any such financing arrangement, we might be required to repay such debt immediately in whole or in part, together with any attendant costs, and we might be forced to sell some of our assets to fund such costs. We might also be required to reduce or suspend distributions to our investors. Such financial covenants may also limit our ability to adopt the financial structure (e.g., by reducing levels of borrowing) which we would have adopted in the absence of such covenants.
To the extent we choose to use special purpose entities for individual transactions to reduce recourse risk, the bona fides of such entities may be subject to later challenge based on a number of theories, including veil piercing, substantive consolidation and other grounds. We may provide either direct or contingent guarantees in support of credit facilities used to acquire investments, fund expenses relating to investments and/or in connection with derivative transactions, and there can be no assurance that such guarantees will not have a material adverse effect on us.
In the future, we may provide guaranties to the lenders under which we expect to guarantee amounts of the balance outstanding from time to time under such repurchase and credit facilities by the special purpose vehicle sellers or borrowers, and we expect to be liable under such guaranties for customary “bad-boy” events.
We are subject to certain risks related to using secured leverage, including having such parties seeking recourse against our assets generally, and such recourse may not be limited to any particular investment or asset.
To the extent that we determine to utilize leverage, one or more investments or our other assets may be pledged to secure the indebtedness. If we become subject to a liability, parties seeking to have the liability satisfied may have recourse to our assets generally and such recourse may not be limited to any particular investment or asset, such as the loan or property giving rise to the liability. To the extent we choose to use special purpose entities for individual transactions to reduce recourse risk, the bona fides of such entities may be subject to later challenge based on a number of theories, including veil piercing, substantive consolidation and other grounds. We may provide either direct or contingent guarantees in support of credit facilities used to acquire investments, fund expenses relating to investments and/or in connection with derivative transactions, and there can be no assurance that such guarantees will not have a material adverse effect on us.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our shareholders.
Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.
Seller financing increase risks associated with the use of leverage.
We may utilize seller financing (i.e., make investments that are financed, in whole or in part, by us borrowing from the sellers of the investments or their affiliates) and other one-off financing solutions on a case-by-case basis. Providers of seller financing may be motivated to sell a particular asset, and may be willing to provide a prospective purchaser of such asset with more favorable pricing and/or greater amounts of leverage than would otherwise be the case if such purchaser sought financing from unrelated, third-party providers of leverage. To the extent that we are able to obtain seller financing in connection with a particular investment, we may seek to employ more leverage than would otherwise be the case in the absence of such seller financing. The use of seller financing will increase risks associated with the use of leverage generally, including the risks associated with such investment, including, without limitation, the risk of loss of that investment and the exposure of such investment to adverse economic factors such as deteriorations in overall conditions in the economy, the real estate markets or in the condition of the particular obligor.
If we draw on a line of credit or otherwise incur leverage to fund repurchases or for any other reason, our asset-level leverage ratio could increase beyond our target.
We may seek to obtain a line of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of our common shares in the event that repurchase requests exceed our operating cash flow and/or net proceeds from our continuous Private Offering. There can be no assurances that we will be able to obtain a line of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business. If we borrow under a line of credit to fund repurchases of our common shares, our financial leverage will increase and may exceed our target asset-level leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous Private Offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. In connection with a line of credit, distributions may be subordinated to payments required in connection with any indebtedness contemplated thereby. Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our shareholders.
Interest we pay on our loan obligations will reduce cash available for distributions. We will likely obtain variable rate loans, and as a result, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.
We may invest in derivatives, which involve numerous risks.
Subject to maintaining our status as a REIT and in connection with any financing arrangements we put in place, we may, from time to time, engage in a variety of hedging transactions that seek to mitigate effects of fluctuations in interest rates and their effects on our cash flows. These hedging transactions could take a variety of forms, including interest rate swaps, total return swaps, credit default swaps and indices thereon, short sales (typically related to treasuries), futures, options and similar financial instruments.
Derivative instruments, especially when purchased in large amounts, may not be liquid in all circumstances, so that in volatile markets we may not be able to close out a position without incurring a loss. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The value of such derivatives also depends upon the price of the underlying instrument or commodity. Such derivatives and other customized instruments also are subject to the risk of non-performance by the relevant counterparty. In addition, actual or implied daily limits on price fluctuations and speculative position limits on the exchanges or over-the-counter markets in which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Derivative instruments that may be purchased or sold by us may include instruments not traded over-the-counter or on an exchange. The risk of nonperformance by the obligor on such an instrument may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are traded over-the-counter and not on an exchange. Such over-the-counter derivatives are also subject to types and levels of investor protections or governmental regulation that may differ from exchange traded instruments.
The ability to successfully use derivative investments depends on the ability of the Adviser. The skills needed to employ derivatives strategies are different from those needed to select portfolio investments and, in connection with such strategies, the Advisers must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.
We may face risks associated with options, including losing our entire investment due to the volatility of the underlying security or currency.
As part of our hedging program, we may purchase and sell (“write”) options on securities and currencies on national and international securities exchanges and in the domestic and international over-the-counter markets. The seller (“writer”) of a put option which is covered (e.g., the writer has a short position in the underlying security or currency) assumes the risk of an increase in the market price of the underlying security or currency above the sales price (in establishing the short position) of the underlying security or currency, plus the premium received, and gives up the opportunity for gain on the underlying security or currency below the exercise price of the option. The buyer of a put option assumes the risk of losing its entire investment in the put option. The writer of a call option which is covered (e.g., the writer holds the underlying security or currency) assumes the risk of a decline in the market price of the underlying security or currency less the premium received, and gives up the opportunity for gain on the underlying security or currency above the exercise price of the option. The buyer of a call option assumes the risk of losing its entire investment in the call option.
Options on securities may be cash settled, settled by physical delivery or settled by entering into a closing purchase transaction. In entering into a closing purchase transaction, we may be subject to the risk of loss to the extent that the premium paid for entering into such closing purchase transaction exceeds the premium received when the option was written, which could have an adverse effect on our business, financial conditions, results of operations and cash flows.
We may face risks associated with our subscription-based credit facility.
As described elsewhere in this Registration Statement, we are permitted to enter into a subscription line with one or more lenders in order to finance our operations, including the acquisition, financing or refinancing of our investments. REIT-level borrowing subjects shareholders to certain risks and costs.
In addition, REIT-level borrowing will result in additional expenses that will be borne by shareholders. These expenses typically include interest on the amounts borrowed, an upfront fee for establishing a subscription line, and other one-time and recurring fees and/or expenses, including amendment fees as well as legal fees relating to the establishment, structuring and negotiation of the terms of the borrowing facility (and any amendments or renegotiation thereof), as well as expenses relating to maintaining, renegotiating, amending or terminating the facility.
Because a subscription line’s interest rate is typically based in part on the creditworthiness of the shareholders and the terms of our Declaration of Trust, it may be higher than the interest rate a shareholder could obtain individually. To the extent a particular shareholder’s cost of capital is lower than our cost of borrowing, REIT-level borrowing can negatively impact a shareholder’s overall individual financial returns.
Risks Related to our Relationship with the Adviser and the Management Agreement
We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on us.
Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our real estate portfolio and our corporate operations. See “— Risks

Related to Our Business and Operations — The Adviser manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our Board for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and, in turn, may materially and adversely affect us.” The Adviser may suffer or become distracted by adverse financial or operational problems in connection with its business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.
The past performance of the Adviser’s senior management is not a predictor of our future results.
Neither the track record of the senior management of the Adviser nor the performance of the Adviser will imply or predict (directly or indirectly) any level of our future performance. Our performance is dependent upon future events and is, therefore, inherently uncertain. Past performance cannot be relied upon to predict future events due to a variety of factors, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics, varying degrees of competition and varying circumstances pertaining to the real estate capital markets.
The Adviser’s inability to retain the services of key professionals could hurt our performance.
Our success depends to a significant degree upon the contributions of certain key professionals employed by the Adviser, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisers, investment managers, real estate investment companies, REITs and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered. See “— Risks Related to Our Business and Operations — We are dependent on the Adviser and its affiliates and their key personnel who provide services to us through the Management Agreement, and we may not find a suitable replacement for the Adviser if the Management Agreement is terminated, or for these key personnel if they leave us or otherwise become unavailable to us.”
The time and resources that individuals associated with the Adviser devote to us may be diverted, and we may face additional competition due to, among other things, the fact that neither our Sponsor or Adviser nor each of their affiliates is prohibited from raising money for or managing another entity that makes the same types of investments that we target.
Our Sponsor, the Adviser and each of their affiliates is not prohibited from raising money for and managing future investment entities, in addition to the Sponsor’s clients, that make the same or similar types of investments as those we target. As a result, the time and resources that the Adviser devotes to us may be diverted, and during times of intense activity in other investment programs they may devote less time and resources to our business than is necessary or appropriate. In addition, we may compete with any such investment entity also managed by the Adviser or its affiliates for the same investors and investment opportunities. Furthermore, members of the Investment Committee are officers of the Sponsor and/or the Adviser and will devote a portion of their time to the operations of the Sponsor.
The agreements entered into with the Adviser and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.
The compensation paid to the Adviser and its affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among the Adviser, their affiliates and us were not negotiated at arm’s-length. Such agreements include the Management Agreement and any property related corporate services and other agreements we may enter into with affiliates of the Adviser from time to time. Therefore, such agreements may not be on the same terms as we could achieve from a third party and there can be no assurance that such compensation reflects the market value of the services provided by the Adviser and its affiliates.
There are conflicts of interest in our relationships with the Adviser, which could result in outcomes that are not in our best interests.
We are subject to conflicts of interest arising out of our relationship with the Adviser. Pursuant to the Management Agreement, the Adviser is obligated to supply us with our management team. However, the Adviser is not obligated to dedicate any specific personnel (including investment personnel) exclusively to us, nor are Sponsor personnel provided to us by the Adviser obligated to dedicate any specific portion of their time to the management of our business. Additionally, the Adviser is an affiliate of our Sponsor.
We may acquire or sell assets in which our Sponsor or its affiliates may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions, subject to any requirements in our organizational documents, including any required approvals by our independent trustees. Additionally, we may engage in transactions directly with our Sponsor, the Adviser or their affiliates, subject to any requirements in our organizational documents. When we acquire an asset from our Sponsor or one of its affiliates, or sell an asset to our Sponsor or one of its affiliates, the purchase price we pay to our Sponsor or one of its affiliates or the purchase price paid to us by the Sponsor or one of its affiliates may be higher or lower, respectively, than the purchase price that would have been paid to or by us if the transaction were the result of arms’ length negotiations with an unaffiliated third party. Our Sponsor will face conflicts of interest in determining this purchase price and there is no assurance that any conflict will be resolved in our favor.
Additionally, our Sponsor sponsors other investment funds and intends to sponsor additional investment funds in the future and the economic terms of such funds may be more advantageous to Sponsor than the economic terms received by the Adviser. As such, the Sponsor may be incentivized to prioritize the acquisition or disposition of any asset by such funds over us.
The Sponsor also faces conflicts of interest with respect to our continuous Private Offering. As our NAV grows the Adviser’s management fee will grow as well and there will also be the potential for a larger performance fee. This may incentivize the Adviser and the Sponsor to continue our Private Offering even at times when it is not otherwise beneficial to us.
See “Item 7. Certain Relationships and Related Transactions, and Director Independence.”
Our investment objectives and strategy may overlap with the objectives or strategy of the Sponsor and the Sponsor’s affiliates, and the Sponsor and affiliates of the Sponsor may receive priority with respect to certain investments.
As a general matter, it is not expected that all investment opportunities identified by the Adviser that are suitable for us will be made available to us. We expect that certain investments that would be suitable for us will be retained by the Sponsor or affiliates that originated such investments or will be sold to third parties and therefore will not be available for investment and will not be part of the Adviser’s investment allocation protocols. The Sponsor has established, and the Sponsor and the Adviser will be permitted, in their sole discretion, in the future, to establish Other Rithm Accounts with investment objectives, mandates and policies that are the same or substantially similar to and/or overlap with, ours, in each case, without the consent of, or notice to, any shareholder. Consistent with the Adviser’s allocation policy, from time to time, the Adviser will allocate investment opportunities that fall within our investment objectives (including RTLs) between us, the Sponsor, Rithm Affiliates and/or Other Rithm Accounts, and may allocate up to 100% of such an opportunity to Rithm Affiliates, including the Sponsor, and/or Other Rithm Accounts. In this regard, we are expected, from time to time, to invest on a side-by-side basis with Rithm Affiliates, including the Sponsor, and Other Rithm Accounts. In addition, from time to time, Rithm Affiliates, including the Sponsor, and Other Rithm Accounts, will receive an allocation in a pool of loans (including RTLs and NQM loans) which are not allocated to us. For instance, we expect that certain investment opportunities in RTLs and NQM loans will be allocated first to Sponsor securitizations and, thereafter, to us. In determining such allocations, the Adviser takes into account such factors as it deems appropriate, including, without limitation: investment program, objectives and focus; investment capacity; investment sourcing; target investment size and target returns; investment guidelines, restrictions and concentration limits; leverage considerations; available cash, including the timing of capital inflows and outflows and anticipated capital commitments; timing of investment closing; tax, regulatory, policy and procedural considerations (including internal policies and procedures); tolerance for volatility and risk as determined by the Adviser from time to time; desired concentration, exposure and diversification targets; liquidity needs; investment rights and other contractual obligations; the management of actual and potential conflicts of interest; performance considerations; domicile; and other factors that the Adviser believes are consistent with the fair and equitable treatment of us, the Sponsor, Rithm Affiliates and any Other Rithm Accounts over time. The Adviser may allocate investment opportunities among us, the Sponsor, Rithm Affiliates and any Other Rithm Accounts based on anticipated or projected investment characteristics based solely on its expectations at the time an investment is made. However, there can be no assurances that the characteristics of an investment will ultimately match the Adviser’s expectations at the time such investment was made, and such investment may, as a result, prove to have (or have not) been suitable for us.
The Sponsor, Rithm Affiliates and Other Rithm Accounts are expected to have terms that differ from our terms and may participate in investments on different terms than us, at different levels of the capital structure and/or after the closing of our investments. Furthermore, Rithm Affiliates, including the Sponsor, and Other Rithm Accounts may from time to time be entitled to priority allocations of certain investment opportunities over us (or another Other Rithm Account). Accordingly, our participation in investments with Rithm Affiliates, including the Sponsor, and Other Rithm Accounts is expected to vary on an investment-by-investment basis and there may be investments within our investment objective made by the Sponsor or the Adviser, on behalf of such Rithm Affiliates, including the Sponsor, or Other Rithm Accounts, in which we do not participate or does not participate to the same extent as other investments.
The Sponsor and the Adviser may also give advice and recommend assets, instruments, loans, securities or other investments to Rithm Affiliates or Other Rithm Accounts that differ from the advice given to, or assets, instruments, loans, securities or other investments recommended or bought for, us, even though the investment objectives of us, such Rithm Affiliates and such Other Rithm Accounts may be the same or substantially similar. For example, we may elect to sell all or part of an investment in an asset while the Sponsor or a Rithm Affiliate or an Other Rithm Account continues to hold its investment in the same asset (or increases its exposure to it) (and vice versa).
The Sponsor and the Adviser may agree in the future to address, certain legal, tax, regulatory or other considerations applicable to their respective investors that will impact the allocation of investment opportunities among us, the Sponsor, Rithm Affiliates and Other Rithm Accounts and otherwise impact the time and terms of investment and divestment determinations with respect to us, the Sponsor, Rithm Affiliates and such Other Rithm Accounts.
Rithm Affiliates, including the Sponsor, engage, and in the future may engage, in a broad spectrum of activities, including direct investment activities and investment advisory activities, and have investment activities (including principal investments by the Sponsor or its affiliates for their own account) on behalf of both persons or entities to which they provide investment advice on a principal basis, that are independent from, and may from time to time conflict or compete with, our investment activities.
Sculptor has established, and Sculptor will be permitted in the future to establish, Sculptor Accounts with investment objectives, mandates and policies that are substantially similar to and/or overlap with, ours, in each case, without the consent of, or notice to, any shareholder. As a result, the potential and actual conflicts of interest discussed in this section will also apply in respect of Sculptor and Sculptor Accounts, and such conflicts may be exacerbated in the future to the extent the operations of the Sponsor and Sculptor businesses are further integrated.
The recommendations given to us by the Adviser may differ from those rendered to the Sponsor’s other clients.
Our Sponsor and its affiliates may give advice and recommend an investment to Other Rithm Accounts which may differ from advice given to, or investments recommended or bought for, us by the Adviser even though such other clients’ investment objectives may be similar to ours, which could have a material adverse effect on us. It is anticipated that certain investments that would be suitable for us will be retained by the

Sponsor or affiliates that originated such investments or will be sold to third parties and therefore will not be available for investment and will not be part of the Adviser’s investment allocation protocols.
Our Declaration of Trust contains a provision that expressly permits the Sponsor and its affiliates and our trustees and officers affiliated with the Sponsor to pursue transactions that may be competitive with, or complementary to, our business.
Our Declaration of Trust provides that if the Sponsor, any of its affiliates or any of our trustees or officers who is also an officer, employee or agent of the Sponsor or any of its affiliates, acquires knowledge of a potential business opportunity, we renounce any potential interest or expectation in, or right to be offered or to participate in, such business opportunity. Accordingly, the Sponsor and its affiliates and our trustees and officers who is also an officer, employee or agent of the Sponsor or any of its affiliates may exploit any business opportunity or direct such opportunity to any person or entity other than us, including acquisition opportunities that may be competitive with, or complementary to, our business. As a result, those acquisition opportunities may not be available to us and could materially and adversely affect us.
The Sponsor, Adviser and their respective affiliates may face conflicts of interest with respect to services performed for obligors to which we may have exposure in the case we are required to act as landlord due to foreclosures on the properties securing our investments.
Our Sponsor, Adviser and their respective affiliates may provide a broad range of financial services to companies that may be tenants of the properties securing our investments, including providing arrangement, syndication, origination, structuring and other services to such companies, and will generally be paid fees for such services, in compliance with applicable law, by the companies. Any payment received by the Adviser or its affiliates for providing these services will not be shared with us and may be received before we realize a return on our investment. In addition, we may enter into sale leaseback transactions with companies to which Other Rithm Accounts provide financing or hold an interest. In the event of a restructuring, such Other Rithm Accounts may be a secured lender of the company and we would be an unsecured lender. Our Sponsor could, in certain circumstances, have an incentive not to pursue actions against a tenant that would be in our best interest. While our Sponsor will seek to resolve any such conflicts in a fair and equitable manner in accordance with its current policies and procedures with respect to conflicts resolution among the Other Rithm Accounts, such transactions are not required to be presented to our Board for approval (unless otherwise required by our Declaration of Trust or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor.
We pay management fees and expenses to the Adviser, which payments increase the risk that you will not earn a profit on your investment.
Pursuant to the Management Agreement, we pay significant fees to the Adviser. The management fee payable to the Adviser pursuant to the Management Agreement is payable regardless of the performance of our portfolio, which may reduce the Adviser’s incentive to devote the time and effort increasing our total return. Additionally, the payment of the management fee may reduce our total return.
Because the management fee is based on our NAV, the Adviser may also be motivated to accelerate investments in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, and the Adviser and/or the dealer manager, if any, may also be incentivized to sell more of our common shares to increase aggregate NAV, which would, in each case, increase amounts payable to the Adviser, but may make it more difficult for us to efficiently deploy new capital. In addition, we are required to reimburse the Adviser or its affiliates for certain costs and expenses incurred by it and its affiliates on our behalf, except those specifically required to be borne by the Adviser under the Management Agreement. Accordingly, to the extent that the Adviser retains other parties to provide services to us, expenses allocable to us will increase.
The Adviser and its affiliates, including our officers and some of our trustees, may face conflicts of interest caused by payment arrangements with us and our affiliates, which could result in increased risk-taking by us.
Certain investment advisers and other indirect subsidiaries of our Sponsor will receive substantial fees from us in return for their services, including certain incentive fees (such as the performance fee) based on the amount of appreciation of our investments. These fees could influence the advice provided to us. Generally, the more equity we sell in offerings and the greater the risk assumed by us with respect to our investments, including through the use of leverage, the greater the potential for growth in our assets and profits, and, correlatively, the fees payable by us to the dealer manager, if any, and the Adviser. These payment arrangements could affect the Adviser’s or its affiliates’ judgment with respect to offerings of equity and investments made by us, which allow the Adviser or its affiliates to earn increased fees.
The performance fee may create an incentive for the Adviser to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation.
The Adviser’s liability is limited under the Management Agreement, and we have agreed to indemnify the Adviser against certain liabilities. As a result, we could experience unfavorable operating results or incur losses for which the Adviser would not be liable.
Pursuant to the Management Agreement, the Adviser will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our Board in following or declining to follow its directives. The Adviser maintains a contractual, as opposed to a fiduciary relationship, with us. Under the terms of the Management Agreement, the Adviser, its officers, members and personnel, any person controlling or controlled by the Adviser and any person providing sub-advisory services to the Adviser will not be liable to us, any subsidiary of ours, our trustees, our shareholders or any subsidiary’s shareholders or partners for acts or omissions performed in accordance with and pursuant to the Management Agreement, except those resulting from acts or omissions by such persons constituting gross negligence, willful misconduct, bad faith or reckless disregard of the Adviser’s duties under the Management Agreement.
In addition, we have agreed to indemnify the Adviser and its affiliates and each of their respective officers, managers, directors, partners and employees from and against any claims, liabilities, damages or losses arising in the performance of their duties under the Management Agreement, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or our Declaration of Trust. As a result, we could experience unfavorable operating results or incur losses for which the Adviser would not be liable.
Termination of the Management Agreement without cause could be difficult and costly and may cause us to be unable to execute our business plan, which could materially and adversely affect us.
If we fail to renew the Management Agreement or the Management Agreement is terminated, the Adviser’s obligation to provide us with our executive officers and personnel upon whom we rely for the operation of our business will end. As a result, the termination of the Management Agreement could materially and adversely affect us and may inhibit change of control transactions that may be in the interest of our non-Sponsor affiliated shareholders.
The termination or replacement of the Adviser could trigger a repayment event under the terms of any future indebtedness.
The termination or replacement of the Adviser may trigger repayment of outstanding amounts under any future indebtedness. If a repayment event occurs with respect to any such indebtedness, we may be materially and adversely affected.
If the Adviser ceases to be the Adviser pursuant to the Management Agreement, counterparties to our agreements may cease doing business with us.
If the Adviser ceases to be the Adviser, it could constitute an event of default or early termination event under financing and other agreements we may enter into in the future, upon which our counterparties may have the right to terminate their agreements with us. If the Adviser ceases to be the Adviser for any reason, including upon the non-renewal of the Management Agreement, we may be materially and adversely affected.

We do not own the “Rithm” name, but we may use it as part of our corporate name pursuant to the Management Agreement. Use of the name by other parties or the termination of our trademark license agreement may harm our business.
The Adviser has permitted us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “Rithm.” Accordingly, we have a right to use this name for so long as the Adviser (or another affiliate of the license-holder of the Rithm name (the “Licensor”)) serves as the Adviser (or another advisory entity) and the Adviser remains an affiliate of the Licensor. The Licensor and its affiliates, such as the Adviser, will retain the right to continue using the “Rithm” name. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the “Rithm” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, the Adviser or others. We may also be required to, among other things, change our name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.
Risks Related to our REIT Status and Certain Other Tax Items
Legislative or other actions could materially and adversely affect us and our shareholders.
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us and our shareholders. We cannot predict how changes in the tax laws might affect us or our shareholders. New legislation, U.S. Treasury regulations, administrative interpretations, or court decisions could significantly and negatively affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of our shareholders.
Our failure to qualify as a REIT would subject us to U.S. federal income tax and potentially increased state and local taxes, which would reduce the amount of our income available for distribution to our shareholders.
We intend to elect and qualify as a REIT under the Code for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2025. As long as we meet the requirements under the Code for qualification and taxation as a REIT each year, we can deduct dividends paid to our shareholders when calculating our REIT taxable income. For us to qualify as a REIT, we must meet detailed technical requirements, including income, asset, distribution and share ownership tests, under several Code provisions that have not been extensively interpreted by judges or administrative officers. In addition, we do not control the determination of all factual matters and circumstances that affect our ability to qualify as a REIT. New legislation, U.S. Treasury regulations, administrative interpretations or court decisions might significantly change the U.S. federal income tax laws with respect to our qualification as a REIT or the U.S. federal income tax consequences of such qualification. We believe that we have been organized and operate in conformity with the requirements for qualification as a REIT under the Code. However, we cannot guarantee that we will qualify as a REIT in any given year because:
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the rules governing REITs are highly complex;

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we do not control all factual circumstances and legal determinations by courts or regulatory bodies that affect REIT qualification; and

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our circumstances may change in the future.

For any taxable year that we fail to qualify as a REIT, we would be subject to U.S. federal income tax at the regular corporate rate and would not be entitled to deduct dividends paid to our shareholders from our taxable income. In addition, we could possibly be subject to the corporate alternative minimum tax and the 1% excise tax on share repurchases (and certain economically similar transactions). Consequently, our net assets and distributions to our shareholders would be substantially reduced because of our increased tax liability. If we made distributions in anticipation of our qualification as a REIT, we might be required to borrow additional funds or to liquidate some of our investments in order to pay the applicable tax. If our qualification as a REIT terminates, we may not be able to elect to be treated as a REIT for four taxable years following the year during which we lost the qualification.

Even as a REIT, we may be required to pay certain taxes.
An entity that qualifies as a REIT under the Code generally will not be subject to U.S. federal income tax to the extent that it distributes its net income to its shareholders at least annually. A REIT may be subject to state and local tax in states and localities in which it does business or owns property. Additionally, we may be subject to certain U.S. federal, state and local taxes in certain circumstances, including, but not limited to, taxes on any undistributed income and prohibited transactions, taxes on income from activities conducted as a result of a foreclosure, franchise, property and transfer taxes, including mortgage recording taxes, and taxes as a result of failure to satisfy certain REIT qualification requirements. In addition, we may hold some of our assets through TRSs. Our TRSs and any other taxable corporations in which we own an interest are subject to U.S. federal, state and local corporate taxes (including potentially a 15% AMT on the AFSI of TRSs whose three-year average AFSI exceeds $1 billion). Payment of these taxes generally would reduce our cash flow and the amount available to distribute to our shareholders, which could materially and adversely affect us.
REIT distribution requirements could adversely affect our ability to execute on our strategies and may require us to incur debt, sell assets or take other actions to make such distributions.
In order to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes, we must distribute to our shareholders, each calendar year, at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income. In addition, we would incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax law.
We intend to distribute our net income in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. Our taxable income may substantially exceed our net income as determined by GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur, in which case we may have taxable income in excess of cash flow from our operating activities. In such event, we may generate less cash flow than taxable income in a particular year. In such circumstances, in order to satisfy the distribution requirement and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax in that year, we may be required to: (i) sell assets in adverse market conditions; (ii) borrow on unfavorable terms; (iii) distribute amounts that would otherwise be invested in our target assets consistent with our strategy, capital expenditures or repayment of debt; or (iv) make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash. Thus, in order to satisfy the distribution requirement or to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax, we may be required to take actions that may not otherwise be advisable given existing market conditions which actions may hinder our ability to grow, which could materially and adversely affect us.
Ordinary dividends payable by REITs do not generally qualify for the reduced tax rates applicable to certain corporate dividends.
With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the current 20% maximum U.S. federal rate) applicable to qualified dividends received by U.S. shareholders that are individuals, trusts and estates from taxable C corporations. However, such non-corporate shareholders may deduct from their taxable income one-fifth of the Qualified REIT Dividends payable to them for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax). To qualify for this deduction, the shareholder receiving a Qualified REIT Dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before our shares become ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. However, even if a U.S. shareholder qualifies for this deduction, the effective rate for such Qualified REIT Dividends still remains higher than rates for regular corporate dividends paid to non-corporate U.S.

shareholders. The more favorable rates applicable to regular corporate dividends could cause non-corporate investors to perceive investments in REITs to be relatively less attractive as a U.S. federal income tax matter than investments in our shares of non-REIT corporations that pay dividends, which could materially and adversely affect the value of the share of REITs, including our shares.
Non-U.S. shareholders may be subject to U.S. federal income tax upon their receipt of certain distributions from us.
Under FIRPTA, distributions by us to a non-U.S. shareholder that are attributable to USRPI Capital Gains will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder, without regard to whether the distribution is designated as a capital gain dividend. We do not expect to make distributions that are attributable to gain from the sale or exchange of USRPIs. In particular, if we were to acquire a USRPI in connection with a foreclosure or similar proceeding or for any other reason, we intend to do so through a TRS, which TRS generally would be required to pay U.S. federal (and applicable state and local) corporate income tax on any gain from the disposition. The TRS would then dispose of such USRPI through a taxable transaction, and the after-tax proceeds of such sale may then be distributed to us by the TRS, in a manner that is not intended to give rise to distributions that are considered effectively connected with a U.S. trade or business of a non-U.S. shareholder. If, notwithstanding the forgoing, however, we make distributions that are attributable to USRPI Capital Gains, the non-U.S. shareholder would be required to file a U.S. federal income tax return and pay U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions, we would be required to withhold tax at the highest rate of U.S. federal income tax applicable to the non-U.S. shareholder, based on the status of the non-U.S. shareholder, of any distributions to the non-U.S. shareholder that are attributable to USRPI Capital Gains. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax if the non-U.S. shareholder that is a corporation. See “Item 1. Business — Certain U.S. Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Non-U.S. Shareholders.”
If we acquire any USRPI in connection with a foreclosure or similar proceeding or for any other reason, we intend to do so indirectly through a TRS, to mitigate the risk of certain non-U.S. shareholders and, potentially, funds (if formed) that invest with us in an Aggregator Entity being subject to certain U.S. federal income tax liability and being required to file U.S. federal income tax returns, causing our return from such investments to be reduced by any U.S. federal, state and local corporate income taxes imposed on the TRS and the cost of operating the TRS.
If we acquire a USRPI in connection with a foreclosure or similar proceeding or for any other reason, we intend to do so through a TRS to mitigate the risk of such non-U.S. shareholders receiving distributions attributable to USRPI Capital Gains which, among other negative tax consequences, generally would result in non-U.S. shareholders being subject to U.S. withholding taxes on distributions attributable to such USRPI Capital Gains, as well as being required to file a U.S. federal income tax return and pay U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. U.S. shareholders are not subject to FIRPTA and would generally prefer that we not use a TRS for such foreclosure property or other USRPI in order to avoid indirectly bearing the U.S. federal, state and local corporate income taxes imposed on the TRS, as well as the cost of operating the TRS. All shareholders would bear the taxes and operating costs imposed with respect to such TRS.
We may have phantom income from our acquisition and holding of subordinated debt instruments and “scratch-and-dent” loans and NPLs along with other debt instruments.
The tax accounting rules with respect to the timing and character of income and losses from our acquisition and holding of subordinated debt instruments and “scratch-and-dent” loans and NPLs, along with other debt instruments, may result in adverse tax consequences. We will be required to include in income accrued interest, OID and, potentially, market discount (each of which will be ordinary income), with respect to subordinated debt instruments, “scratch-and-dent” loans, NPLs or other debt instruments we hold, in accordance with the accrual method of accounting. We must include in income each year a portion of the OID that accrues over the life of the debt instrument, regardless of whether cash representing such income is received by us in the same taxable year. Income will be required to be accrued and reported, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the debt instruments, except to the extent it can be established that such losses are uncollectible. Accordingly, we may incur a diminution in actual or projected cash flow in a given year as a result of an actual or anticipated default or delinquency, but may not be able to take a deduction for the corresponding loss until a subsequent tax year. While we generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until our investments in subordinated debt instruments, “scratch-and-dent” loans, NPLs or other debt instruments are disposed of in a taxable transaction or become worthless.
Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, in order to satisfy the distribution requirement and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax in that year, we may be required to: (i) sell assets in adverse market conditions; (ii) borrow on unfavorable terms; (iii) distribute amounts that would otherwise be invested in our target assets consistent with our strategy, capital expenditures or repayment of debt; or (iv) make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash.
We are dependent on external sources of capital to finance our growth.
As with other REITs, but unlike corporations generally, our ability to finance our growth must largely be funded by external sources of capital because we generally have to distribute to our shareholders 90% of our REIT taxable income annually in order to qualify as a REIT and 100% of REIT taxable income in order to avoid U.S. federal corporate income tax and a 4% nondeductible excise tax. Our access to external capital depends upon a number of factors, including general market conditions, the market’s perception of our growth potential, our current and potential future earnings, cash distributions and the NAV of our shares.
Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities.
In order to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes, we must on a continuing basis satisfy various tests on an annual and quarterly basis regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders, and the ownership of our shares. To meet these tests, we may be required to forgo investments we might otherwise make. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our investment performance and materially and adversely affect us.
Complying with REIT requirements may force us to liquidate otherwise profitable assets, which could materially and adversely affect us.
In order to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities, and designated real estate assets, including certain mortgage loans and shares in other REITs. Subject to certain exceptions, our ownership of securities, other than government securities and securities that constitute real estate assets, generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets, other than government securities and securities that constitute real estate assets, can consist of the securities of any one issuer, and no more than 20% (25% beginning in 2026) of the value of our total securities can be represented by securities of one or more TRSs. We generally do not intend to take actions we believe would cause us to fail to satisfy the asset tests described above. However, if we fail to comply with these requirements at the end of any calendar quarter after the first calendar quarter for which we qualified as a REIT, we must generally correct such failure within 30 days after the end of such calendar quarter to prevent us from losing our REIT qualification. As a result, we may be required to liquidate otherwise profitable assets prematurely, which could reduce the return on our assets, which could materially and adversely affect us.

We may choose to make taxable distributions of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in which case our shareholders could be required to pay income taxes in excess of the cash dividends they receive.
We may make taxable distributions of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash. U.S. shareholders receiving such a distribution will be required to include the full amount of the distribution in their taxable income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay U.S. federal income taxes with respect to such dividends in excess of the cash dividends received, and the U.S. shareholder may be forced to use funds from other sources to pay its tax liability. If a U.S. shareholder sells or redeems our shares that it receives as a dividend in order to pay this tax, the sale proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our shares at the time of the sale or redemption. Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares.
If a shareholder participates in our distribution reinvestment program, it may have tax liability on distributions it receives in our shares.
We may make taxable distributions of our shares to shareholders who participate in the distribution reinvestment plan. U.S. shareholders receiving such a distribution will be required to include the full amount of the distribution in their taxable income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, the distributions may give rise to a liability for the payment of income tax without providing the U.S. shareholder with the immediate cash to pay the tax when it becomes due, and the U.S. shareholder may be forced to use funds from other sources to pay its tax liability on the reinvested dividends. If a U.S. shareholder sells or redeems our shares that it receives as a dividend in order to pay this tax, the sale proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our shares at the time of the sale or redemption. Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares.
During any period that we believe we are not a “publicly offered REIT,” we may choose not to repurchase shares that a particular shareholder has requested be repurchased if the redemption may not qualify for sale or exchange treatment for U.S. federal income tax purposes or would otherwise negatively affect any other shareholder or negatively affect our status as a REIT.
During any period in which we believe that we are not a “publicly offered REIT,” we may choose not to repurchase shares that a particular shareholder has requested be repurchased if the repurchase would not qualify for sale or exchange treatment for U.S. federal income tax purposes or would otherwise negatively affect any other shareholder or negatively affect our status as a REIT. Under the share repurchase plan, each shareholder agrees to provide to us any information reasonably requested to enable us to determine whether a repurchase requested by the shareholder would qualify for sale or exchange treatment for U.S. federal income tax purposes or would otherwise negatively affect any other shareholders or negatively affect our status as a REIT. See “Item 1. Business — Certain U.S. Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Repurchase of our Common Shares” and “Item 1. Business — Certain U.S. Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Repurchase of our Common Shares” for a discussion of the tax consequences to U.S. shareholders and non-U.S. shareholders of a redemption of their shares by us.
Complying with REIT requirements may limit our ability to hedge effectively.
The REIT provisions of the Code limit the ability of a REIT to hedge its assets and liabilities. Except to the extent provided by U.S. Treasury regulations, any income from a hedging transaction will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable U.S. Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests. In addition, income from certain new hedging transactions that counteract prior qualifying hedging transactions described in (i) and (ii) above may not constitute gross income for purposes of the 75% and 95% gross income tests if we properly identify the new hedging transaction as specified in applicable U.S. Treasury regulations. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. As a result of these rules, we may need to limit our use of otherwise advantageous hedging techniques or implement those hedges through a TRS. The use of a TRS could increase the cost of our hedging activities (because the TRS would be subject to tax on income or gain resulting from hedges entered into by it) or expose us to greater risks than we would otherwise incur.
Special ERISA considerations relating to Benefit Plan Investors.
We intend to conduct our affairs so that our assets should not be deemed to be “plan assets” of any Benefit Plan Investor for purposes of ERISA or Section 4975 of the Code. In this regard, until such time as our shares are considered “publicly-offered securities” (within the meaning of the Plan Asset Regulations), we intend to limit investment in each class of shares by Benefit Plan Investors to less than 25% of the total value of each class of equity interests (determined in accordance with the Plan Asset Regulations). Accordingly, the Adviser will have the power to take certain actions to avoid having our assets characterized as “plan assets,” including, without limitation, placing restrictions on share purchases, redemptions and participation in the distribution reinvestment plan, and requiring a shareholder to dispose of all or part of its shares.
If, notwithstanding our intent, our assets were deemed to be “plan assets” for purposes of ERISA or Section 4975 of the Code, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other “party in interest” or “disqualified person” that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100% of the amount involved. Fiduciaries of Benefit Plan Investors who decide to invest in us could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in us or as co-fiduciaries for actions taken by or on behalf of us or the Adviser. With respect to a Benefit Plan Investor that is an IRA that invests in us, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.
The fiduciary of each prospective investor that is a Plan must independently determine that our shares are an appropriate investment, taking into account the fiduciary’s obligations under ERISA, the Code and applicable Similar Laws, and the facts and circumstances of such investing Plan.
General Risk Factors
Insurance on loans and real estate-related securities collateral may not cover all losses.
There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, wildfires, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property.
Various jurisdictional licensing requirements will cause us to incur expenses and our failure to be properly licensed may have a material adverse effect on us.
We will be subject to the laws, rules and regulations of various federal, state, local and, if applicable, foreign government agencies regarding the origination, processing, underwriting, sale and servicing of mortgage loans. Non-bank companies are generally required to hold licenses in a number of U.S. states and foreign jurisdictions to conduct lending activities. These licensing statutes vary from jurisdiction to jurisdiction and prescribe or impose various recordkeeping requirements; restrictions on loan origination and servicing practices, including limits on interest rates, finance charges and the type, amount and manner of charging fees and prohibiting discrimination; disclosure requirements; requirements that licensees submit to periodic examination; surety bond and minimum specified net worth requirements; periodic financial reporting requirements; notification requirements for changes in principal officers, share ownership or corporate control; restrictions on advertising; and requirements that loan forms be submitted for review. Obtaining and maintaining licenses will cause us to incur expenses and failure to be properly licensed under such laws or otherwise may have a material adverse effect on us and our operations, including by foregoing otherwise advantageous investment opportunities. In addition, mortgage originators are subject to inspection by government agencies. A mortgage originator’s failure to comply with these requirements could lead to, among other things, the loss of approved status, termination of contractual rights without compensation, demands for indemnification or mortgage loan repurchases, class action lawsuits and administrative enforcement actions.
Political changes may affect the real estate-related securities markets.
The current regulatory environment in the United States may be impacted by future legislative developments. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, regulation of the mortgage industry, immigration policy or government entitlement programs could have a material adverse impact on us and our investments.
Litigation outcomes may have an adverse impact on us.
In the ordinary course of our business, we may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect our value and may continue without resolution for long periods of time. Any litigation may consume substantial amount of time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation. The expense of defending claims against us and paying any amounts pursuant to settlements or judgments would be borne by us and would reduce net assets. Our Board will be indemnified by us in connection with such litigation, subject to certain conditions.
Compliance or failure to comply with regulatory requirements could result in substantial costs.
As a result of previous financial crises and highly-publicized financial scandals, the regulatory environment in which we, our Board, the Sponsor and the Adviser operate or are managed or the way in which they are structured is subject to heightened regulation. The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) established new regulatory requirements intended to enhance the regulation of markets, market participants and financial instruments. It is also impossible to determine the scope and extent of the impact of any additional new laws, regulations or initiatives that may be proposed, or whether proposals will become law. Compliance with Dodd-Frank and other new laws or regulations could make compliance more difficult and expensive and affect the manner in which we, our Board, the Sponsor and the Adviser operate, are managed and/or are structured. Moreover, as calls for additional regulation have increased, there may be a related increase in regulatory investigations of the type of investment activities carried out by us, our Board and the Adviser. Such investigations may impose additional expenses on us, may require the attention of senior management and may result in fines if we are deemed to have violated any regulations.

Our businesses and the Adviser and its affiliates, as well as the financial services industry generally, are subject to extensive regulation, including periodic examinations, by governmental agencies and self-regulatory organizations or exchanges in the United States and other jurisdictions in which they operate relating to, among other things, antitrust law, anti-money laundering laws, anti-bribery laws, laws relating to foreign officials, privacy laws with respect to client information and the regulatory oversight of the trading and other investment activities of investment managers, including the Adviser. Each of the regulatory bodies with jurisdiction over us and the Adviser or its affiliates, has regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular activities. Any failure to comply with these rules and regulations could expose us or the Adviser to liability or other risks.
Furthermore, we and the Adviser rely on interpretive guidance from governmental agencies, including the SEC, with respect to certain positions and practices relevant to their businesses. No assurance can be given that the SEC staff will concur with ours or the Adviser’s positions and practices or that the SEC staff will not, in the future, issue further guidance that may require us or the Adviser to change their positions and practices. To the extent the SEC staff publishes new or different guidance or changes current regulations with respect to these matters, we and the Adviser may be required to adjust their strategies or operations accordingly. Any failure to comply with these rules and regulations could expose us or the Adviser to liability or other risks.
Such oversight and regulation will likely cause us to incur additional expenses, divert the attention of the Adviser and its personnel and may result in fines if we are deemed to have violated any regulations. Regulation generally as well as regulation more specifically addressed to the alternative asset management industry, including tax laws and regulation, could increase the cost of identifying, structuring and completing loan transactions, the profitability of enterprises and the cost of operating us. Additional regulation could also increase the risk of third-party litigation. The transactional nature of our business exposes us and the Adviser and certain related parties generally to the risks of third-party litigation. Under our Declaration of Trust, we will generally, to the extent permitted by law, be responsible for indemnifying the Adviser and certain related parties for losses or obligations they may incur with respect to such litigation.
We may use our assets or return of investor’s distributions to pay for existing exculpation and indemnification obligations.
Certain exculpation provisions contained in the agreements we have entered into may limit the rights of action otherwise available to us or our investors against certain person identified under such agreements absent such limitations. We are also responsible for indemnifying such indemnified persons for any losses incurred by them except to the extent such persons fail to meet the applicable standard of conduct set forth in such agreements. Liabilities arising from such indemnification obligations may be material. Any such indemnification obligations would be payable out of our assets and/or return of distributions previously made to investors.
Actual or perceived threats associated with epidemics, pandemics or public health crises could have a material adverse effect on our results of operations and the businesses of the tenants occupying the properties securing our investments.
Epidemics, pandemics, and other public health crises, such as the COVID-19 pandemic, could materially and adversely affect our ability to pay distributions, the tenants occupying the properties securing our investments and our results of operations and liquidity. While many of the direct impacts of the COVID-19 pandemic have eased, the longer-term macroeconomic effects continue to impact many industries.
The extent to which such epidemics, pandemics and other public health crises, such as the COVID-19 pandemic, may impact our investments and operations will depend on a variety of factors, including, among others, the duration of the pandemic, information that may emerge concerning severity, and the actions taken to contain the pandemic or treat the disease, particularly in the markets in which the properties securing our investments are located. As a result, the full impact of any pandemic on our business is highly uncertain and cannot be predicted with confidence. Nevertheless, any future epidemics, pandemics or public health crises could materially and adversely affect us, for the reasons discussed above.

Sustainability risks may have a greater impact on us than that assessed by the Adviser.
We may be affected by the impact of a number of sustainability factors, also referred to as ESG factors, on real estate assets securing or related to loans originated by us or other investments in which we invest. The reach of sustainability themes may be broad and this subsection is therefore not an exhaustive list of all risks related to ESG factors which could have a negative impact (whether or not material) on the value of an underlying or related real estate asset and therefore adversely impact our returns.
The real estate assets securing or related to our loans and investments may be negatively affected by the exposure to environmental conditions such as droughts, famines, floods, storms and other climate change and environmental-related events; although a number of these risks may be insurable, it is not guaranteed that the insurance coverage may in all cases be adequate and losses connected to these events may be material. In addition, the actions taken on the real estate assets securing or related to our loans to improve such real estate asset’s sustainability profile, such as energy efficiency, clean energy production and consumption, waste reduction and water treatment typically impose significant short-term costs. Similarly, social initiatives and the adherence to high governance standards, for example in the areas of transparency, corporate governance, management of conflicts of interest and fair remuneration principles may require material investments and effort where economic returns may be uncertain. Any decrease in value or significant costs and investments affecting the assets securing or related to loans originated by us or in which we invest may result in a borrower’s default or inability to pay amounts due on a loan, which would, in turn, adversely impact our returns.
Prospective investors should consider the adverse impacts that our investments may have on sustainability themes: the failure to support assets which provide a positive contribution to the sustainability factors or to support the generation of a negative impact may result in a number of negative fallouts ranging from reputational damages and, in some circumstances, fines and direct economic consequences from ESG related regulatory requirements that range from energy performance standards to mandatory disclosure.
We may also be negatively impacted (e.g., from a reputational point of view) if we do business with parties who fail to meet key ESG targets or make misleading statements with respect to ESG related objectives. In the event a counter-party of ours, or the real estate securing an investment of ours, uses manipulation or misinformation to bolster its ESG claims, we could be negatively impacted through no fault of our own.
Shareholders may differ in their views of whether or how ESG matters should be addressed and, as a result, we may invest in investments or manage our investments in a manner that does not reflect the beliefs and values of any particular investor. In considering investment opportunities and making ongoing decisions with respect to our investments, including decisions relating to follow-on investments, the Adviser may consider certain ESG factors. We may forego particular investments that do not meet certain ESG criteria or present material ESG risk that we may otherwise have made if we were seeking to make investments solely on the basis of financial returns. Further, it is possible that our investments are unable to obtain or realize the intended ESG outcomes.
Climate change and regulations intended to control its impact may affect the value of the real estate assets securing or related to loans we originated or in which we invest. We and the Adviser cannot predict the long-term impacts on real estate-related assets from climate change or related regulations. Laws enacted to mitigate climate change could increase energy costs, could make some buildings of property owners obsolete or cause such owners to make material investments in their properties to meet carbon or energy performance standards, which could materially and adversely affect the value of older properties underlying or relating to our investments. Climate change may also have indirect effects on property owners by increasing the cost of (or making unavailable) property insurance. Moreover, compliance with new laws or regulations related to climate change, including compliance with “green” building codes or tenant preferences for “green” buildings, may cause property owners to incur additional costs when renovating older properties. Any decrease in value or significant costs and investments affecting the assets securing or related to loans originated by us or in which we invest may result in a borrower’s default or inability to pay amounts due on a loan, which would, in turn, adversely impact our returns. There can be no assurance that climate change will not have a material adverse effect on our assets, operations or business.

There can be no guarantee that the actual impact of the sustainability factors on our returns will not be materially greater than the impact assessed or expected by the Adviser.
Trade errors may result in losses.
On occasion, errors may occur with respect to trades executed on our behalf. Trade errors can result from a variety of situations, including, for example, when the wrong investment is purchased or sold, or when the wrong dollar amount of an instrument is purchased or sold (e.g., $100,000 instead of $1,000,000). Trade errors frequently result in losses but may, occasionally, result in gains. The Adviser will endeavor to detect trade errors prior to settlement and correct and/or mitigate them in an expeditious manner. To the extent an error is caused by a third party, such as a broker, the Adviser may seek to recover any losses associated with such error from such third party. The Adviser will determine whether any trade error has resulted from gross negligence on its part, and, unless it finds that to be the case, any losses will be borne by (and any gains will benefit) us. The Adviser will establish internal policies regarding the manner in which such determinations are to be made, but shareholders should be aware that, in making such determinations, the Adviser will have a conflict of interest. Generally, the Adviser will not be held accountable for trade errors that do not breach the standard of care set forth above.
Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect our results of operations.
We, directly or through the Adviser, may obtain confidential information about the companies that become tenants of the properties securing our investments or be deemed to have such confidential information. The Adviser may come into possession of material non-public information through its members, officers, directors, employees, principals or affiliates. In addition, the Sponsor’s clients may invest in entities that manage companies that are tenants of the properties securing our investments and, as a result, may obtain additional confidential information about such companies. The possession of such information may, to our detriment, limit the ability of us and the Adviser to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of the Adviser or its affiliates may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict our ability to trade in the securities of such companies. For example, if personnel of the Adviser or Sponsor come into possession of material non-public information with respect to our investments, such personnel will be restricted by the Adviser’s and Sponsor’s information-sharing policies and procedures or by law or contract from sharing such information with our management team, even where the disclosure of such information would be in our best interests or would otherwise influence decisions taken by the members of our management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of the Adviser to enter into or exit from potentially profitable investments for us, which could have an adverse effect on our results of operations. Accordingly, there can be no assurance that we will be able to fully leverage the resources and industry expertise of the Adviser in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with the Adviser will be precluded from providing services to us because of certain confidential information available to those individuals or to other parts of the Adviser or the Sponsor.
We face risks relating to tariffs and trade wars.
The imposition of substantial tariffs by the United States on other countries, along with retaliatory measures by such other countries, has created a period of increased economic volatility. As of the date of this Registration Statement, the future of the trading relationships between the United States and such other countries is uncertain, and the failure of those countries to resolve their current disputes could have material adverse effects on the global economy. In addition, any future global economy downturns, introduction of significant trade barriers or bilateral trade frictions between the United States and its trading partners could adversely affect our financial performance.

ITEM 2.
FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
We are a Maryland statutory trust formed on July 31, 2025. We are externally managed by the Adviser, an affiliate of the Sponsor. Our investment strategy is to invest primarily in North America in asset-based finance opportunities. We intend to initially focus on RTLs and also invest across a range of other assets and investment types, including, but not limited to, investments in new origination loans, including NQM loans, scratch-and-dent loans, NPLs and RPLs, CES loans, MH loans, SRTs, consumer loans, equity and other securities, including CLO Securities and other collateralized products, and other opportunistic credit investments, in each case subject to compliance with the applicable REIT tax requirements and the applicable provisions of the Investment Company Act. Such investments may take the form of debt securities, warrants, options, other derivative instruments and other asset types, including equity-linked securities and, on an opportunistic basis, equity securities.
Our primary investment objectives are to:
•
provide shareholders current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

•
preserve and protect invested capital, by focusing on high quality real assets with an emphasis on current cash-flow;

•
aim to capture yield and/or capital appreciation while managing downside risk by acquiring assets where downside protection is the asset itself;

•
mitigate downside risk through appropriate LTV ratios with meaningful borrower equity; and

•
provide a diversified investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to credit-focused real estate assets with lower volatility than listed public real estate companies.

We may not achieve our investment objectives. See “Item 1A. Risk Factors.”
We are structured as a privately placed, non-listed, perpetual-life REIT, and therefore our securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list our securities on a national securities exchange. We are organized as a holding company and conduct our business primarily through our subsidiaries. We intend to elect and qualify as a REIT under the Code for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2025. As such, we will generally not be subject to U.S. federal corporate income tax on that portion of our REIT taxable income that is distributed to shareholders if we distribute at least 90% of our REIT taxable income to our shareholders by prescribed dates and comply with various other requirements.
Our Board at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to us. Pursuant to the Management Agreement, we have delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board. However, the Adviser is at all times subject to supervision, direction and management through our Board and will have only such functions and authority as our Board delegates to it.
We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from investments in our target assets, other than those referred to in this Registration Statement and those discussed under “Item 1A. Risk Factors.”

Basis of Presentation
Our financial statements are and will be prepared in accordance with GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.
Revenues
As of October 1, 2025, we have not engaged in principal operations nor generated any revenues. Our entire activity since inception to October 1, 2025 was our Initial Capitalization and preparation for our proposed fundraising through our Private Offering. We were capitalized on September 12, 2025 through Rithm Investor’s purchase from us of an aggregate of 100 common shares for an aggregate purchase of price of $2,000 and at a price per share equal to $20.00 (our “Initial Capitalization”).
As of October 1, 2025, we have neither acquired nor entered into any arrangements to acquire any investments. However, the Adviser is in the process of identifying an initial portfolio consisting primarily of RTLs originated by Genesis. We expect that this portfolio would be financed at levels within our target asset-level leverage ratio range (see “Item 1. Business — Leverage” above), and any acquisitions would be subject approval by our Board and/or the Independent Compliance Reviewer. No assurance can be given that any potential investments will close on anticipated terms or at all. Depending on market conditions, the Adviser may identify other or additional investments in the near-term. The number and type of investments that we acquire will depend upon market conditions, the amount of proceeds we raise in our Private Offering, the amount of other financing available to us and other circumstances existing at the time we are acquiring such assets.
We will initially seek to achieve our investment objective primarily through investments in RTLs, including bridge, construction, renovation and rental hold loans made to professional real estate developers. We may also invest across a range of other assets and investment types, including, but not limited to: (i) NQM loans; (ii) scratch-and-dent loans; (iii) NPLs and RPLs; (iv) CES loans; (v) MH loans; (vi) SRTs; (vii) consumer loans; (viii) equity and other securities, including CLO Securities and other collateralized products; and (ix) other opportunistic credit investments, in each case subject to compliance with the applicable REIT tax requirements and the applicable provisions of the Investment Company Act. Our investment strategy includes a focus on assets in the real estate and financial services sectors that capture yield and appreciation while minimizing downside risk in order to deliver attractive risk-adjusted returns to investors. We intend to invest primarily in North America but may also invest in other geographic areas on an opportunistic basis, capitalizing on the Sponsor’s platform, relationships and expertise across regions.
Expenses
Management Fee
For a discussion of the management fee payable to the Adviser, see “Item 1. Business — Management Agreement — Compensation of the Adviser — Management Fee.”
Performance Fee
For a discussion of the performance fee payable to the Adviser, see “Item 1. Business — Management Agreement — Compensation of the Adviser — Performance Fee.”
Servicing Fee
We will pay participating broker-dealers and/or a dealer manager, if any, Ongoing Servicing Fees or Distribution Fees for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, payable monthly at the annual rates set forth below, based on the aggregate NAV of outstanding Class S shares, Class T shares, Class D shares, Class J shares and Class J-2 shares, respectively:

Shares	Annual Ongoing Servicing Fees*	Annual Distribution Fees
Class S shares	0.85%	—
Class T shares	0.85%	—
Class D shares	0.25%	—
Class J shares	—	Up to 0.625%
Class J-2 shares	—	Up to 0.625%

*
In the event that we engage a dealer manager, we anticipate that a portion of such Ongoing Servicing Fees may be retained by such dealer manager. However, any fees resulting from any such engagement are generally not expected to exceed the maximum percentages for each class of common shares as set forth in the above table.

The Ongoing Servicing Fees or Distribution Fees are selling commissions paid over time.
The amount of the management fee paid by any class of shares to the Adviser for a given period will be reduced by the amount of any Distribution Fees with respect to such class for such period. Until we become a “publicly offered REIT” for U.S. federal income tax purposes and in order to meet the applicable REIT tax requirements, we intend to only issue Class J shares.
We will not pay an Ongoing Servicing Fee or Distribution Fee with respect to outstanding Class I shares or Class E shares.
The Ongoing Servicing Fees or Distribution Fees are paid monthly in arrears. We reallow (pay) (and, for Ongoing Servicing Fees, if we engage a dealer manager in the future, the dealer manager will reallow (pay)) all or a portion of the Ongoing Servicing Fees or Distribution Fees to certain participating broker-dealers for ongoing shareholder services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive such fees for failure to provide such services, we or the dealer manager, if any and as applicable, will retain or refrain from reallowing (paying) the same. Alternatively, the applicable shares may be converted to Class I shares if we and the dealer manager, if any, determine that such shares should be so converted. Because the Ongoing Servicing Fees or Distribution Fees are calculated based on our NAV for our Class S shares, Class T shares, Class D shares, Class J shares and Class J-2 shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to our shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying the Ongoing Servicing Fee or Distribution Fee on our Class S shares, Class T shares, Class D shares, Class J shares and Class J-2 shares on the earlier to occur of the following: (i) a listing of our common shares; or (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets (except for any such transaction taken in connection with an internal restructuring transaction (including our conversion into another type of legal entity)).
To the extent an agreement between us or the dealer manager, if any, and a participating broker-dealer limits the transaction or other fees, including upfront placement fees or brokerage commissions, and Ongoing Servicing Fees or Distribution Fees paid with respect to a shareholder, at the end of the month in which we or the dealer manager, if any, in conjunction with the transfer agent determines that the total Ongoing Servicing Fees or Distribution Fees paid with respect to our shares held in an applicable shareholder’s account would exceed, in the aggregate, the applicable limit, we will cease paying the Ongoing Servicing Fees or Distribution Fees on our Class S shares, Class T shares, Class D shares, Class J shares and/or Class J-2 shares in such shareholder’s account or convert or exchange such shares to Class I shares. In addition, we, the Adviser and the dealer manager, if any, may pay certain fees to participating broker-dealers that sponsor feeder vehicles primarily created to hold our shares.
Eligibility to receive the Ongoing Servicing Fee or Distribution Fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class S shares, Class T shares or Class D shares: responding to customer inquiries of a general nature regarding us; crediting distributions from us to customer accounts; arranging for bank wire transfer of funds to or from a customer’s account; responding to customer inquiries and requests regarding shareholder reports, notices, proxies and proxy statements, and other documents of ours; forwarding the private placement memorandum relating to our Private Officer, tax notices and annual and quarterly reports to beneficial owners of our shares; assisting us in establishing and maintaining shareholder accounts and records; assisting customers in changing account options, account designations and account addresses, and providing such other similar services as we may reasonably request, to the extent an authorized service provider is permitted to do so under applicable statutes, rules, or regulations. The Ongoing Servicing Fees or Distribution Fees are ongoing fees that are not paid at the time of purchase.
Organizational and Offering Expenses
For a discussion of the organizational and offering expense reimbursements to the Adviser, see “Item 1. Business — Management Agreement — Compensation of the Adviser — Expense Reimbursement” and “Item 1. Business — Management Agreement — Operating Expense Reimbursement.”
Financial Condition, Liquidity and Capital Resources
As of October 1, 2025, we are in our organizational period and have not yet commenced principal operations or generated any revenues. We expect that principal operations will commence in the beginning of our first fiscal quarter of 2025.
In order to facilitate the origination or acquisition of our initial investments, the Sponsor (or an affiliate) has agreed to purchase (in one or more purchases) the lesser of (i) 5% of our total NAV and (ii) $20 million of Class E shares at a price per share equal to the most recently determined NAV of Class E shares or, if a NAV has yet to be calculated, then at a price of $20.00 per Class E share. As of the date of this Registration Statement, the Sponsor (or an affiliate) has not purchased any Class E shares in connection with the Sponsor Investment. We expect to generate cash primarily from (i) the net proceeds of our continuous Private Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.
Our primary uses of cash will be for (i) the acquisition of our target assets in accordance with our investment guidelines, (ii) the cost of operations (including the management fee and performance fee), (iii) debt service of any borrowings, (iv) periodic repurchases, including under our share repurchase plan (as described herein), and (v) cash distributions (if any) to the holders of our shares to the extent authorized by our Board and declared by us.
Quantitative and Qualitative Disclosures about Market Risk
The primary components of our market risk will be related to interest rate risk, mortgage basis spread risk, prepayment risk, credit risk, real estate risk and inflation risk. We will seek to actively manage these and other risks and to acquire and hold assets at prices that we believe justify bearing those risks, and to maintain capital levels consistent with those risks.
Interest Rate Risk
We will be subject to interest rate risk in connection with the expected fixed income nature of our assets and the short-term, variable rate nature of our financing obligations. Our operating results will depend in large part on differences between the income earned on our assets and our cost of borrowing and hedging activities. The costs associated with our borrowings will be generally based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase while the yields earned on our existing portfolio of leveraged fixed-rate assets will largely remain static. This can result in a decline in our net interest spread. Changes in the level of interest rates can also affect the rate of loan prepayments and the value of our assets.
Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. Subject to maintaining our qualification as a REIT, we may engage in a variety of interest rate management techniques to mitigate the influence of interest rate changes on our net interest income.

The principal instruments that we may use to hedge our interest rate risk are interest rate swaps, swaptions, U.S. Treasury securities and U.S. Treasury futures contracts. Our hedging techniques are highly complex and are partly based on assumed levels of prepayments of our assets. If prepayments are slower or faster than assumed, the maturity of our investments will also differ from our expectations, which could reduce the effectiveness of our hedging strategies and may cause losses on such transactions and adversely affect our cash flow.
Mortgage Basis Spread Risk
Mortgage basis measures the spread between the yield on current coupon mortgage-backed securities and benchmark rates including treasuries and swaps. The level of mortgage basis is driven by demand and supply of mortgage-backed instruments relative to other rate-sensitive assets. Changes in the mortgage basis have an impact on prepayment rates driven by the ability of borrowers underlying our portfolio to refinance. A lower mortgage basis would imply a lower mortgage rate which would increase prepayment speeds due to higher refinance activity and, therefore, would lower the fair value of our mortgage portfolio. The mortgage basis is also correlated with other spread products such as corporate credit.
Prepayment Risk
Prepayment risk is the risk of change, whether an increase or a decrease, in the rate at which principal is returned in respect of the loans we expect to own, including both through voluntary prepayments and through liquidations due to defaults and foreclosures. This rate of prepayment is affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal and other factors. Prepayment rates, besides being subject to interest rates and borrower behavior, are also substantially affected by government policy and regulation. Changes in prepayment rates will have varying effects on the different types of assets in our portfolio. We will attempt to take these effects into account. An increase in prepayments would lead to increased yield on our assets while also causing re-investment risk that we cannot find additional assets with the same interest and return levels. A decrease in prepayments would likely have the opposite effects.
Credit Risk
We will be subject to credit risk in connection with our assets. While we will engage in diligence on assets we will acquire, such due diligence may not reveal all of the risks associated with such assets and may not reveal other weaknesses in such assets, which could lead us to misprice acquisitions. Property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns, public health crises and other factors), local real estate conditions (such as an oversupply of housing), changes or continued weakness in specific industry segments, construction quality, age and design, demographic factors and retroactive changes to building or similar codes.
There are many reasons borrowers will fail to pay including but not limited to, in the case of RTLs, the market in which the asset is located fails to improve according to the borrower’s projections, if the borrower fails to improve the quality of the asset’s management or the value of the asset or cost-overruns in rehabilitating the property. We will rely on the Adviser and its affiliates to mitigate our risk. Such mitigation efforts may include loan modifications and prompt foreclosure and property liquidation following a default. If a sufficient number of borrowers default, our results of operations will suffer, and we may not be able to pay our own financing costs.
Real Estate Risk
Residential property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns, public health crises and other factors); local real estate conditions (such as an oversupply of housing and residential vacancies); construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. Increases in interest rates will result in lower refinancing volume and home price increases will slow. Decreases in property values may cause us to suffer losses.

Inflation Risk
Inflation in the United States has accelerated in the past and may continue to do so in the future. It remains uncertain whether substantial inflation in the United States will be sustained over an extended period of time or have a significant effect on the United States or other economies. Inflation and rapid fluctuations in inflation rates have had in the past, any may in the future have, negative effects on the economies and financial markets, which may in turn affect the markets in which we will invest. For example, wages and prices of inputs increase during periods of inflation, which negatively impact returns on investments. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Depending on the inflation assumptions relating to the cash flows anticipated from the assets underlying our future investments, as well as the manner in which asset revenue is determined with respect to such asset, returns from assets may vary as a result of changes in the rate of inflation. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on our returns.
Moreover, as inflation increases, the real value of our investments and distributions therefrom can decline. If we are unable to increase the revenue and profits of our investments at times of higher inflation, we may not be able to pay out higher distributions to shareholders to compensate for the relative decrease in the value of money, thereby affecting the expected return of investors.

ITEM 3.
PROPERTIES

Our principal office is located at 799 Broadway, New York, NY 10003. As part of the Management Agreement, the Adviser is responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

ITEM 4.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 1, 2025, we have not engaged in principal operations. In the Initial Capitalization, we were capitalized on September 12, 2025 through Rithm Investor’s purchase from us of an aggregate of 100 common shares for an aggregate purchase of price of $2,000 and at a price per share equal to $20.00. Rithm Investor currently holds all of the outstanding common shares issued by the Company, and, as of October 1, 2025, Rithm Investor was our only shareholder. The address for Rithm Investor is in care of our principal executive offices at 799 Broadway, New York, NY 10003.
Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Common Shares Beneficially Owned
Trustees and Named Executive Officers
Jayme Fagas	—	—
Michael Nierenberg(1)	—	—
Matthew Whalen	—	—
All current executive officers and trustees as a group (six persons)	—	—
5% Shareholders
Rithm Perpetual Life Residential Investor LLC(2)	100	100%

(1)
Mr. Nierenberg is our sole named executive officer.

(2)
Rithm Perpetual Life Residential Investor LLC is an indirect, wholly-owned subsidiary of Rithm Capital Corp. Investment and voting decisions regarding such shares are made by the board of directors of Rithm Capital Corp., a publicly traded company listed on the NYSE. Membership on the board of directors of Rithm Capital Corp. is subject to change from time to time. Each of the members of the board of directors of Rithm Capital Corp. disclaims beneficial ownership of such shares.

ITEM 5.
DIRECTORS AND EXECUTIVE OFFICERS

We operate under the direction of our Board. We have retained the Adviser to manage the acquisition and dispositions of our investments, subject to our Board’s supervision. We currently have a three-member board, but expect to have a five-member board by the effective date of this Registration Statement.
Trustees and Executive Officers
Information regarding our trustees and executive officers are set forth below:
Name	Age*	Position with Us	Position Held Since
Michael Nierenberg	63	Chief Executive Officer and Co-Chief Investment Officer, Trustee	2025
Charles Sorrentino	51	Co-Chief Investment Officer	2025
Nick Santoro	57	Chief Financial Officer and Chief Accounting Officer	2025
David Zeiden	53	Chief Legal Officer and Chief Compliance Officer	2025
Jayme Fagas	64	Independent Trustee	2025
Matthew Whalen	60	Independent Trustee	2025

*
As of October 1, 2025.

Trustees
Our trustees have been divided into two groups — Independent Trustees and Non-Independent Trustees.
Non-Independent Trustee
Michael Nierenberg, Chief Executive Officer and Co-Chief Investment Officer, Trustee.   Mr. Nierenberg serves as Chief Executive Officer, Chairman of the Board and President of the Sponsor. Mr. Nierenberg has served as chairman of the board of directors of the Sponsor since May 2016. He has worked for the Sponsor since 2013, originally as a Managing Director at FIG LLC, the Sponsor’s prior external manager. Mr. Nierenberg has also served as a member of the board of directors of Rithm Property Trust Inc. since June 2024 and currently serves as Rithm Property Trust Inc.’s Chief Executive Officer, a position he has held since his appointment in June 2024.
Additionally, beginning in January 2025, Mr. Nierenberg has served as the Chairman of the board and a director and, since November 2024, the Chief Executive Officer of Rithm Acquisition Corp., a special purpose acquisition company. From November 2013 until June 2022, Mr. Nierenberg served as a Managing Director at Fortress. From December 2020 until June 2022, Mr. Nierenberg also served as Chief Executive Officer and Chairman of the board of Fortress Capital Acquisition Corp., and, from January 2021 until June 2022, as a member of its audit and compensation committees.
Prior to becoming CEO of the Sponsor, Mr. Nierenberg served as Managing Director and Head of Global Mortgages and Securitized Products at Bank of America Merrill Lynch. Mr. Nierenberg joined Bank of America Merrill Lynch in November 2008 from J.P. Morgan where he was head of Global Securitized Products and a member of the management committee of the investment bank.
Prior to his tenure at J.P. Morgan, Mr. Nierenberg held a range of senior leadership positions during 14 years with Bear Stearns, including member of the Board of Directors, Head of Interest Rate and Foreign Exchange Trading Operations, Co-Head of Structured Products and Co-Head of Mortgage-Backed Securities Trading.
Mr. Nierenberg spent seven years at Lehman Brothers prior to joining Bear Stearns in Lehman Brothers’ adjustable-rate mortgage business.
We believe that Mr. Nierenberg’s knowledge, skill, expertise and experience as described above qualify him as a trustee. Mr. Nierenberg is the Adviser Designee to our Board.

Independent Trustees
Jayme Fagas, Independent Trustee.   From 2009 until her retirement in June 2024, Ms. Fagas held various positions at the London Stock Exchange Group, most recently as the Global Head of Pricing and Valuations from January 2014 until June 2024. In that role, Ms. Fagas led a business unit that provided daily independent pricing on numerous fixed income instruments. Prior to her time at the London Stock Exchange Group, Ms. Fagas held roles at First Boston Corporation, Nomura Securities, Kidder, Peabody & Co. and Bear Stearns where she focused on collateralized mortgage obligations trading.
We believe that Ms. Fagas’ background in the mortgage sector and her years of experience qualify her to serve as a trustee.
Matthew Whalen, Independent Trustee.   Mr. Whalen has extensive experience in the residential mortgage space and in-depth knowledge of the related data and technology needs. Since June 2021, Mr. Whalen has founded MyPursuit, a financial empowerment application that seeks to automate the mortgage and rental application process. Prior to MyPursuit, from 2007 through June 2021, Mr. Whalen was the Co-Founding Partner, Investment Committee Co-Chair and Portfolio Manager at Galton Capital, an asset management and loan trading and financing business. Prior to Galton Capital, Mr. Whalen held various roles at Citibank, Chase Manhattan Mortgage Corporation, J.P. Morgan Securities and Merrill Lynch.
We believe that Mr. Whalen’s experience in the residential mortgage sector qualifies him to serve as a trustee.
Executive Officers
For information concerning the background of Michael Nierenberg, see “— Trustees — Non-Independent Trustee” above.
Charles Sorrentino, Co-Chief Investment Officer, Trustee.   Mr. Sorrentino is a Managing Director at the Sponsor and has worked for the Sponsor since 2015, originally as a Managing Director in the Private Equity division of FIG LLC.
At the Sponsor, Mr. Sorrentino serves as Head of Investments and is responsible for managing all assets under management.
Mr. Sorrentino has over 20 years of experience in capital markets, including 14 years at Bank of America Merrill Lynch in various senior leadership roles, focusing on commercial mortgage, residential mortgage, and asset-backed securities syndicate and trading.
Prior to joining Bank of America Merrill Lynch, Mr. Sorrentino worked at Prudential Securities.
Nick Santoro, Chief Financial Officer and Chief Accounting Officer.   Mr. Santoro is the Chief Financial Officer and Chief Accounting Officer of the Sponsor. He has worked for the Sponsor since 2015, originally as a Managing Director at FIG LLC.
Mr. Santoro was employed by FXCM, Inc. from 2012 through 2015, serving as its Chief Accounting Officer. At FXCM, Inc., Mr. Santoro was responsible for directing financial reporting, accounting, tax and financial planning activities.
Mr. Santoro spent the prior seven years at Financial Guaranty Insurance Company, serving as its principal financial officer. Mr. Santoro is a Certified Public Accountant.
David Zeiden, Chief Legal Officer and Chief Compliance Officer.   Mr. Zeiden was appointed Chief Legal Officer for the Sponsor on April 30, 2024. Mr. Zeiden previously served as Executive Managing Director, Chief Compliance Officer and Chief Regulatory Counsel for Sculptor, where he oversaw Sculptor’s global compliance program.
Prior to serving as Sculptor’s Chief Compliance Officer, Mr. Zeiden was General Counsel and Chief Operating Officer for Sculptor’s Asia business.

Before joining Sculptor in 2007, Mr. Zeiden spent nearly a decade in private practice in the Corporate Departments at law firms Paul Weiss and Debevoise & Plimpton.
Our executive officers have certain legal duties to us under applicable Maryland law. In addition, although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Sponsor, they have certain responsibilities as our executive officers arising from our Declaration of Trust and our bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other responsibilities as may be prescribed by our Board from time to time.
Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all responsibilities incident to their offices and such other responsibilities as may be prescribed by our Board from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their responsibilities, but they are not required to devote all of their time to us.
Our Board
We operate under the direction of our Board. We have retained the Adviser to manage the acquisition and dispositions of our investments, subject to our Board’s supervision.
We currently have a three-member board, but expect to have a five-member board by the effective date of this Registration Statement. Our Declaration of Trust provides that the number of trustees may be increased or decreased only by our Board pursuant to our bylaws. Our bylaws provide that the number of trustees may not be fewer than three nor more than fifteen, unless our Board amends our bylaws. Although our Declaration of Trust does not require a minimum number of independent trustees, our bylaws currently require that the majority of our Board consist of independent trustees. Our Board has determined that         , Jayme Fagas and Matthew Whalen are independent trustees, giving us a majority independent Board. Under our Declaration of Trust, a trustee is independent if he, she or it (i) is not an officer or employee of ours, any subsidiary of ours, or of the Sponsor or its affiliates, (ii) has no material relationship with us, as determined by our Board, and (iii) otherwise satisfies the director independence tests provided for in the NYSE Listing Manual Rule 303A.02, as may be amended from time to time. We expect a majority of our Board to continue to consist of independent trustees, except for a period of up to 60 days after the death, removal or resignation or other vacancy of an independent trustee pending the election of a successor independent trustee.
For so long as the Sponsor or its affiliate acts as investment advisor or manager to us, the Adviser has the right to designate a number of trustees for election to our Board, which number will initially be two; provided that if the number of trustees constituting our Board is increased or decreased, the number of Adviser Designees will be increased or decreased proportionately (but, unless our bylaws are amended, in no event will the number of Adviser Designees (i) equal or exceed 50% of the total size of our Board or (ii) be less than one). Our Board must also consult with the Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee. Any election by our shareholders or our Board to replace a removed trustee must comply with the terms or our Declaration of Trust and bylaws providing for, as applicable, the Adviser’s exclusive right to designate one or more trustees to serve on our Board, including without limitation as a successor trustee to a removed trustee, and the qualifications applicable to an independent trustee.
Each trustee will serve until his, her or (if the trustee is an entity) its resignation, removal, death, dissolution, termination of legal existence, adjudication of legal incompetence or the election and qualification of his, her or its successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. A vacancy on our Board for any reason other than removal for “cause” by the shareholders may be filled only by a vote of a majority of the remaining trustees. A vacancy on our Board resulting from removal by the shareholders for “cause” may be filled only by the shareholders. However, if the trustee so removed had been designated to serve on our Board by the Adviser, then the Adviser shall have the exclusive right to designate the successor trustee for election to our Board to replace the removed trustee. Any election by our shareholders or our Board to replace a removed trustee must comply with the terms or our Declaration of Trust and bylaws providing for, as applicable, the Adviser’s exclusive right to designate one or more trustees to serve on our Board, including without limitation as a successor trustee to a removed trustee, and the qualifications applicable to an independent trustee.
Our Board will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, our Board will supervise the relationship between us and the Adviser. Our Board is empowered to approve the payment of compensation to trustees for services rendered to us.
Our Board will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. Our Board may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance.
Committees of our Board
Our entire Board is responsible for supervising our business. However, pursuant to our bylaws, our Board may delegate some of its powers to one or more committees as deemed appropriate by our Board, provided that each committee consists of at least a majority of our independent trustees. Members of the committee discussed below have been appointed by our Board.
Audit Committee
The audit committee of our Board (the “Audit Committee”) is composed of         , Jayme Fagas and Matthew Whalen and operates pursuant to its charter, which was approved by our Board. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist our Board in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting.
Each of the members of the Audit Committee meets the independence standards and financial literacy requirements for service on an audit committee of a board of trustees pursuant to the Exchange Act and New York Stock Exchange rules applicable to audit committees and corporate governance.          serves as Chairperson of the Audit Committee and qualifies as the “audit committee financial expert,” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of our Board in the absence of such designation.
The Audit Committee adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The Audit Committee will oversee the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints.
The Adviser
We are externally managed by the Adviser, an affiliate of the Sponsor. The Adviser is registered with the SEC as an investment adviser pursuant to the Advisers Act.

Under the terms of the Management Agreement, the Adviser is responsible for selecting and acquiring assets on our behalf, evaluating and monitoring our investments and providing day-to-day managerial services to us, subject to the overall supervision of our Board. We or the Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. The Adviser will seek to leverage the resources of the Sponsor to achieve our investment goals and objectives.
Investment Committee
All investment opportunities are generally approved by the Adviser’s Investment Committee. The Investment Committee includes the individuals named below, as well as selected professionals from our investments team:
Name	Position at Sponsor and/or the Adviser
Michael Nierenberg	Chief Executive Officer, President & Chairman of the Board
Charles Sorrentino	Managing Director, Head of Investments
Varun Wadhawan	Managing Director, Corporate Strategy and Mergers and Acquisitions
Martin Migliara	Managing Director, Investments
Sanjeev Khanna	Managing Director, Capital Markets
Jerome Le Jamtel	Head of Risk
Satish Mansukhani	Managing Director, Investment Strategy
Peter Smith	Head of Operations
David Zeiden (Observer)	Chief Legal Officer
For information concerning the backgrounds of Messrs. Nierenberg, Sorrentino and Zeiden, see “— Trustees and Executive Officers” above. For information concerning the background of Varun Wadhawan, Martin Migliara, Sanjeev Khanna, Jerome Le Jamtel, Satish Mansukhani and Peter Smith, see below.
Varun Wadhawan, Investment Committee Member.   Mr. Wadhawan is a Managing Director at the Sponsor, where he leads Corporate Strategy and Mergers & Acquisitions and has been instrumental in driving the investment and acquisition of various operating businesses. Mr. Wadhawan has worked for the Sponsor since 2016, originally as a Managing Director in the Private Equity division of Fortress, the Sponsor’s former external manager.
Prior to joining the Sponsor, Mr. Wadhawan spent ten years at Bank of America Merrill Lynch in the Financial Institutions Investment Banking Group where he executed numerous M&A and capital raising transactions. Prior to Bank of America Merrill Lynch, Mr. Wadhawan worked at American Express and KPMG.
Mr. Wadhawan received an M.B.A. from Cornell University, is a member of the Institute of Chartered Accountants of India and holds the Chartered Financial Analyst designation.
Martin Migliara, Investment Committee Member.   Mr. Migliara is a Managing Director at the Sponsor and heads the firm’s European office, based in London. He has been with the Sponsor since April 2023.
Prior to joining the Sponsor, Mr. Migliara served as a Managing Director at Bank of America Merrill Lynch in London from 2008 to December 2022, where he ran Global Asset-Based Securities origination and lending, including European Real Estate Structured Finance. He also served on the boards of Mortgages PLC and Wave Lending.
Mr. Migliara began his career at Bear Stearns in 1991 in the Financial Analytics and Structured Transactions (“FAST”) Group, where he eventually led Whole Loan Structuring. In 1999, he moved to Bear Stearns International in London to head the FAST Group in Europe. While at Bear Stearns, Mr. Migliara served on the board of Rooftop Mortgages and helped in building Bearimmo, a French mortgage business.

Mr. Migliara holds a B.A. in Mathematics from Baruch College, City University of New York.
Sanjeev Khanna, Investment Committee Member.   Mr. Khanna is a Managing Director at the Sponsor, where he leads the Capital Markets function. He has been with the Sponsor since 2009. He has more than 30 years of experience in the mortgage and consumer finance industries, working with a broad range of participants including servicers of commercial and residential mortgage and consumer loans, asset managers, originators, rating agencies, trustees, accounting firms, lenders, and investors.
Mr. Khanna was previously a Managing Director in the Private Equity division of Fortress, the Sponsor’s former external manager. He joined Fortress in 2009, prior to which Mr. Khanna spent over twenty years at Morgan Stanley, holding various leadership roles within the structured finance, fixed income, and capital markets groups.
Mr. Khanna holds a B.S. in Industrial Engineering from Columbia University.
Jerome Le Jamtel, Investment Committee Member.   Mr. Le Jamtel serves as the Head of Risk at the Sponsor. He has been with the Sponsor since 2023. Mr. Le Jamtel is responsible for all risk policies, monitoring and controls at the Sponsor and its operating companies, including Newrez, Genesis and GreenBarn, and works closely with the Capital Markets team to manage risk across the entire Rithm enterprise.
Prior to joining the Sponsor, Mr. Le Jamtel served for nine years as Chief Risk Officer, and Head of Risk, Legal, Compliance, and Regulatory Affairs for the Americas at Natixis. Mr. Le Jamtel was a member of the Executive Committee, including all key governance committees of the firm. Mr. Le Jamtel has over 34 years of experience in overseeing U.S. and international credit businesses, securitized products, structured finance, asset finance and a wide range of capital market products in Asia, Europe and the Americas.
Mr. Le Jamtel graduated from Ecole Superieure de Commerce de Paris and Ecole Centrale Paris. He is a FINRA Registered Principal with certifications including Series 7, 63, 79, and 24.
Satish Mansukhani, Investment Committee Member.   Mr. Mansukhani is a Managing Director leading Investment Strategy at the Sponsor. In this role, Mr. Mansukhani generates thought leadership across public markets, the economy, the Sponsor’s products and offerings channeled towards developing the asset-based finance sector.
Prior to joining the Sponsor in 2023, Mr. Mansukhani was a was a well-recognized and perennial award-winning Institutional Investor Global Fixed Income Research ranked analyst and strategist, known for advising asset managers and developing state-of-the-art methodologies and analytics to enable or refine their investment decision making.
Mr. Mansukhani holds an M.B.A. from the Texas McCombs School of Business and a Bachelor of Engineering from the University of Mumbai.
Peter Smith, Investment Committee Member.   Mr. Smith is the Head of Operations at the Sponsor. He joined the Sponsor in 2025.
Prior to joining the Sponsor, Mr. Smith spent 26 years at Fortress, where he was a founding member. During his tenure at Fortress, he played a key role in growing the firm from its initial $400 million in assets under management to $43 billion in assets under management and expanded the Private Equity group to $20 billion of equity invested across 18 funds and six companies listed on the New York Stock Exchange at its peak. Earlier in his career, Mr. Smith served as a Vice President in the Principal Transactions Group at Union Bank of Switzerland and as an Associate at BlackRock.
Mr. Smith holds an M.B.A. from George Washington University.
Code of Business Conduct and Ethics
We adopted a Code of Business Conduct and Ethics that applies to all of our trustees, officers and employees (if any), and to all of the officers and employees (including temporary employees) of the Adviser, including our principal executive officer, principal accounting officer or controller, and any other individual designated by our General Counsel or our Chief Compliance Officer. Our Code of Business Conduct and Ethics, as it relates to those also covered by the Adviser’s policies and procedures, operates in conjunction with, and in addition to, the Adviser’s policies and procedures. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.
Corporate Governance Guidelines
We adopted corporate governance guidelines to advance the functioning of our Board and the Audit Committee and to set forth the expectations of our Board as to how it and any committees should perform its and their respective functions.

ITEM 6.
EXECUTIVE COMPENSATION

Compensation of Executive Officers
We are externally managed and have no employees. Our executive officers serve as officers of the Sponsor and are employees of the Sponsor or one or more of its affiliates and do not receive any cash compensation from us for serving as our executive officers. The Management Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Management Agreement.
Our Adviser makes all decisions relating to the compensation of our executive officers based on factors it deems appropriate, and, except for the compensation of our chief financial officer and chief legal officer, is not able to segregate and identify any portion of the compensation that it awards to our executive officers as relating solely to service performed for us, because the services performed by our executive officers are not performed exclusively for us.
Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
A description of the Management Agreement, and fees that we pay to the Adviser is found in “Item 1. Business — Management Agreement” above.
Compensation of Trustees
We intend to compensate each of our independent trustees with an annual retainer of $130,000, consisting of $65,000 paid in equal $16,250 quarterly installments in cash or vested Class E shares, or a combination thereof, at the election of the trustee, and $65,000 in the form of an annual grant of restricted Class E shares, which will generally be scheduled to vest one year from the date of grant, subject to the trustee’s continued service. Additionally, the Chairman of the Audit Committee will receive an additional annual cash retainer of $15,000, and the other members of the Audit Committee will receive an additional annual cash retainer of $10,000, in each case paid in equal quarterly installments in cash or vested Class E shares, or a combination thereof, at the election of the Audit Committee member. The initial Chairman of the Audit Committee is                  . We do not intend to pay our trustees additional fees for attending board or committee meetings, but we intend to reimburse each of our trustees for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our trustees who are affiliated with the Adviser will not receive additional compensation for serving on our Board or committees thereof.
Our Board intends to adopt the Rithm Perpetual Life Residential Trust Independent Trustee Compensation Plan (the “Trustee Plan”), which will govern the payment of annual retainers and equity awards to our independent trustees. The Trustee Plan includes an initial share authorization of 500,000 Class E shares and provides for equity awards in the form of restricted stock awards. Our Board will serve as the administrator of the Trustee Plan.

ITEM 7.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Management Agreement
We have entered into the Management Agreement with the Adviser, pursuant to which we pay the management fee and performance fee. In addition, pursuant to the Management Agreement, we reimburse the Adviser for certain expenses as they occur. See “Item 1. Business — Management Agreement.”
Indemnification Agreements with Trustees and Officers
We have entered into indemnification agreements with each of our trustees and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our trustees and executive officers in connection with any claims, suits or proceedings brought against such trustees and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our Declaration of Trust. We also maintain a directors and officers insurance policy. For more information, see “Item 12. Indemnification of Directors and Officers” below.
Initial Capitalization
In the Initial Capitalization, we were capitalized on September 12, 2025 through Rithm Investor’s purchase from us of an aggregate of 100 common shares for an aggregate purchase of price of $2,000 and at a price per share equal to $20.00. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
Sponsor Investment
In order to facilitate the origination or acquisition of our initial investments, the Sponsor (or an affiliate) has agreed to purchase (in one or more purchases) the lesser of (i) 5% of our total NAV and (ii) $20 million of Class E shares at a price per share equal to the most recently determined NAV of Class E shares or, if a NAV has yet to be calculated, then at a price of $20.00 per Class E share. As of the date of this Registration Statement, the Sponsor (or an affiliate) has not purchased any Class E shares in connection with the Sponsor Investment.
The Sponsor may, from time to time, request to have any Class E shares it receives in connection with the Sponsor Investment be repurchased by us at a price per share equal to the most recently determined NAV per Class E share as of the Repurchase Date (as defined below). Any such repurchase will not be subject to the Early Repurchase Deduction.
Potential Conflicts of Interest
The Adviser and its affiliates engage in investment activities that are independent from and may from time to time conflict with ours. The Adviser and its senior investment professionals manage a variety of other pools of capital. Rithm Affiliates, including the Sponsor, engage, and in the future may engage, in a broad spectrum of activities, including activities in which they may invest their own capital in a broad range of investments, including RTLs, and participate in investment advisory activities. In the future, instances may arise in which the interests of the Adviser or its affiliates conflict with our interests or the interests of our investors. In certain cases, the investment objectives and programs of such other Rithm Affiliates and their principal investments may be substantially similar to, or overlap with, our investment objectives and proposed investment program. Additionally, we and certain Rithm Affiliates, including the Sponsor, may from time to time invest in the same investments, including RTLs. Certain Rithm Affiliates also originate and sell loans that are expected to be purchased by us. From time to time, there will be an overlap in investments between us and certain Rithm Affiliates, including the Sponsor. We expect that certain investments that would be suitable for us will be retained by the Sponsor or affiliates that originated such investments or will be sold to third parties and therefore will not be available for investment and will not be part of the Adviser’s investment allocation protocols. Investment decisions may be made by the same team of investment professionals for the same or different programs or accounts depending upon the investment strategy employed. The Adviser seeks to mitigate any conflicts to us in connection with the foregoing by allocating investment opportunities to clients (including us) and other Rithm Affiliates, including the Sponsor, in a fair and equitable manner and in accordance with the Adviser’s allocation policy.
The Sponsor is a public company. As a result, the Sponsor and Adviser have incentives relating to the interests of the Sponsor’s stockholders that could differ from, and conflict with, the interests of their clients and investors in pooled investment vehicles managed by the Adviser (including us), such as conflicts arising from the allocation of expenses, fee offsets and investment opportunities (including without limitation, opportunities to invest in certain assets which might otherwise be appropriate investments for clients of the Adviser). The Adviser will endeavor to resolve such conflicts in a manner deemed fair and equitable to the extent possible under the prevailing facts and circumstances.
Dealing with Conflicts of Interest
If any matter arises that the Adviser determines in its good faith judgment constitutes an actual conflict of interest, the Adviser may take such actions as it determines in good faith to be necessary or appropriate to ameliorate the conflict. These actions may include, by way of example and without limitation, (i) presenting a conflict of interest to the Adviser’s Conflicts & Compliance Committee (the “Conflicts Committee”), (ii) presenting or disclosing a conflict of interest to our Board as may be expressly provided for in our Declaration of Trust or investment guidelines, (iii) presenting a conflict of interest to an Independent Compliance Reviewer as may be provided for in our Independent Compliance Reviewer Policy or investment guidelines, (iv) disclosing the conflict to our shareholders (including, without limitation, in reports or other communications), (v) validating the arms’-length nature of the transaction, (vi) implementing certain policies and procedures designed to ameliorate such conflict of interest or (vii) otherwise handling the conflict as determined appropriate by the Adviser in its discretion. The Conflicts Committee is chaired by the Adviser’s Chief Legal Officer and its members primarily include other senior non-investment professionals of the Sponsor. The Conflicts Committee meets to review conflicts of interest among the Sponsor, the Sponsor’s employees, us and Other Rithm Accounts. There can be no assurance that the Adviser will identify or resolve all conflicts of interest in a manner that is favorable to us as a whole or to any shareholder.
Our governing documentation contains provisions that, subject to applicable law, may reduce, eliminate or waive certain duties to which the Sponsor and/or the Adviser would otherwise be subject in respect of activities relating to us and our shareholders and may limit the remedies available to our shareholders in respect of breaches of such duties.
Sculptor
In November 2023, the Sponsor completed its acquisition of Sculptor. Sculptor is a leading global alternative asset manager and provides asset management services and investment products across credit, real estate and multi-strategy platforms through commingled funds, separate accounts and other alternative investment vehicles. As of the date of this Registration Statement, the Sponsor and Sculptor operate their respective investment businesses largely independently, including pursuant to an information barrier, with each remaining under its current brand and led by separate management and investment teams.
Although the Sponsor and Sculptor operate their respective investment businesses on a largely independent basis, Sculptor currently provides to the Sponsor and the Adviser certain back office support (e.g., compliance, finance and accounting support) pursuant to a shared services agreement, and the scope of such back office support may be expanded over time (e.g., to include fund operations and information technology). In addition, there is (and in the future there is expected to be) overlap in investment strategies and investments pursued by the Sponsor, the Adviser, us and/or Other Rithm Accounts, on the one hand, and Sculptor and Sculptor Accounts, on the other hand. Sculptor will have no obligation to, and may not, share investment opportunities that may be suitable for us with the Sponsor or the Adviser, and none of us, the Sponsor or the Adviser will have rights with respect to any such opportunities.
In addition to conflicts relating to existing Sculptor Accounts, Sculptor will not be restricted from forming or establishing new Sculptor Accounts, such as additional funds or successor funds. Such Sculptor Accounts could also compete with, or otherwise conduct their affairs without regard as to whether or not they adversely impact, us, and will be permitted to make investments of the type that are suitable for us without our consent or the consent of the Sponsor or its affiliates. Including as discussed herein, new and existing Sculptor Accounts, on the one hand, and us and/or Other Rithm Accounts, on the other hand, may purchase or sell investments to one another, as well as jointly pursue one or more investments. It is also possible that a Sculptor Account may hold an interest in an obligor in which we also hold an interest, although in a different part of the capital structure. In such situations, we could be adversely affected by the activities of such Sculptor Account, including because Sculptor is expected to manage the interests of such Sculptor Account in a way that is different from (or agnostic to) our interests (e.g., by voting securities or exercising rights in a different manner and/or selling interests at different times than us, particularly as we may have a different investment period and/or harvest period vis-à-vis such Sculptor Account). Sculptor will not have any obligation or duty to act in our interests or the interests of any Other Rithm Account or to make available for our benefit or any Other Rithm Account any information related to a shared investment, or otherwise, which may only exacerbate potential or actual conflicts of interest.
This discussion does not by any means purport to be a complete list or explanation of all actual or potential conflicts that may arise as a result of the Sponsor’s acquisition of Sculptor. Additional conflicts not yet known by the Sponsor or Sculptor may arise in the future, and such conflicts will not necessarily be resolved in our favor. Because of the extensive scope of both the Sponsor and Sculptor, and the complexities involved in combining certain aspects of existing businesses, the policies and procedures to identify and resolve such conflicts of interest will continue to be developed over time. No guarantee is made that any such policies and procedures will benefit us or ensure that conflicts of interest are resolved in a manner that is favorable to us or our shareholders.
Services Provided by Affiliates of the Sponsor
The Affiliated Service Providers may be retained to provide services to us or entities through which investments are held by us that would otherwise be performed for us or such entities by third parties. These services include sourcing, originating and servicing loans, brokerage services, valuation of investments and due diligence with respect to the foregoing, as well as property management (including asset management platforms and rental service platforms), property disposition, maintenance, lease renewals, collateral document remediation, construction management, real estate tax appeal services and similar property management services and other services of the type typically provided by third parties, as determined in good faith by the Adviser.
The Sponsor may also acquire or invest in additional service providers or entities to provide services that are similar or additional to the services described above or that may engage in transactions with the Sponsor, us and/or our investments. For the avoidance of doubt, any payments for such services or in connection with such transactions to non-affiliated entities in which the Sponsor owns an interest will not reduce the management fee or otherwise be shared with us. The provision of such services may cause conflicts of interest, including with respect to whether to engage such entities to provide such services and/or with respect to the consideration paid in connection therewith and the other terms and conditions of such services.
Any fees, compensation and costs payable to the Affiliated Service Providers in connection with services provided by such Affiliated Service Providers that (i) do not exceed market rates, as determined by the Adviser to be appropriate under the circumstances or (ii) are approved by a majority of our trustees, including a majority of our independent trustees, or an Independent Compliance Reviewer, will not offset or otherwise reduce the management fee or otherwise be shared with us. Such fees and compensation payable to the Affiliated Service Providers may include servicer administration fees, loan delivery, loan sourcing, underwriting or origination fees, rate lock extension fees, fees for closings, title reports, closing and title insurance, valuations, due diligence or appraisals.
As contemplated above, the Adviser may need to make determinations of market rates (i.e., rates that fall within a range that the Adviser has determined is reflective of rates in the applicable market and certain similar markets, though not necessarily equal to or lower than the median rate of comparable firms, and, in certain circumstances, may be in the top of the range) based on its consideration of a number of factors, which are generally expected to include the experience of the Adviser and its affiliates, including the Sponsor, with non-Affiliated Service Providers as well as benchmarking data and other methodologies determined by the Adviser to be appropriate under the circumstances. In respect of benchmarking, while the Sponsor often obtains benchmarking data regarding the rates charged or quoted by third parties for services similar to those provided by affiliates of the Sponsor in the applicable market or certain similar markets, relevant comparisons may not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential or bespoke nature of such services. In addition, benchmarking data is often based on general market and broad industry overviews, rather than determined on an asset-by-asset basis. As a result, benchmarking data may not take into account specific characteristics of individual assets then owned or to be acquired by us, or the particular characteristics of services provided. Further, it could be difficult to identify comparable third-party service providers that provide services of a similar scope and scale as the Affiliated Service Providers that are the subject of the benchmarking analysis. For these reasons, such comparisons may not result in precise market terms for comparable services. Expenses to obtain benchmarking data will be borne by us and will not offset the management fee. Finally, in certain circumstances, the Adviser can be expected to determine that third party benchmarking is unnecessary, either because the price for a particular good or service is mandated by law (e.g., title insurance in rate regulated states) or because the Adviser or an affiliate thereof has access to adequate market data to make the determination without reference to third party benchmarking. For example, in certain circumstances an Affiliated Service Provider could provide services to third parties, in which case, if the rates charged to such third parties are consistent with the rates charged to us, then a separate benchmarking analysis of such rates is not expected to be prepared.
Conflicts related to Affiliated Service Providers will not necessarily be resolved in our favor, and shareholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts.
Buying and Selling Loans and Assets
We are expected to purchase assets from or sell assets to Affiliated Service Providers, including the acquisition by us of pools of loans originated by Genesis, Newrez or other affiliates or related parties of the Sponsor. However, Affiliated Service Providers will have no obligation to sell such loans to us and may retain such loans or sell such loans to third parties. Any such transactions between us and Affiliated Service Providers will be conducted in accordance with, and subject to, the Sponsor’s and the Adviser’s legal and contractual obligations to us. These purchases and sales may cause conflicts of interest, including with respect to the consideration paid in connection therewith and the other terms and conditions of such transactions.
In connection with their origination activities, Affiliated Service Providers are expected to receive fees or other consideration prior to or after loans or other assets are transferred us by such Affiliated Service Providers. Such fees and other consideration could take the form of servicer administrative fees for our securitizations, loan delivery, loan sourcing, underwriting or origination fees, rate lock extension fees, fees for closings, title reports, closing and title insurance or appraisals. In addition, Affiliated Service Providers may be entitled to any interest and other payments earned from or received in connection with loans or other assets prior to their transfer to us. The price at which an Affiliated Service Provider transfers a loan or other asset to us is expected to reflect a spread over the price at which it originated the loan or asset or otherwise acquired such loan or asset. Such fees, payments, spread and other consideration shall not reduce the management fee or otherwise be shared with us.
With respect to acquisitions by us of pools of loans originated by Genesis, Newrez or another Affiliated Service Provider, a description of each pool to be acquired by us will be sent to our Board or, if applicable, an Independent Compliance Reviewer. If our Board has appointed an Independent Compliance Reviewer, the description of the pool of loans provided to such Independent Compliance Reviewer will generally be accompanied by specific information, including the market price of the loan pool or other information and an independent valuation, to allow such Independent Compliance Reviewer to determine an appropriate market price. Such Independent Compliance Reviewer will then review and approve the acquisition by us if it finds the sale to be at a fair price and on arms’-length terms. If such Independent Compliance Reviewer approves a particular transaction, then the Sponsor, the Adviser and their respective affiliates will not have any liability to us or the shareholders for causing us to purchase loans or other assets in such transaction and for such other actions taken in good faith by them, including actions in pursuit of their own interests and irrespective of whether an Affiliated Service Provider received consideration in connection with such transaction that is not shared with us or the shareholders. The fees and expenses of any Independent Compliance Reviewer will be borne by us, and our Board may change the third party that serves as such Independent Compliance Reviewer. To the fullest extent permitted by applicable law, any Independent

Compliance Reviewer shall not owe any fiduciary (or other similar) duty to, have any obligation to act in the interests of or have any other duty to, us, any shareholder or the shareholders as a group in connection with the activities of such Independent Compliance Reviewer, other than a duty to act in good faith.
The Sponsor, the Adviser or their affiliates may receive warrants or other equity securities in consideration for the performance of services to or for the benefit of parties that may originate loans or other investments acquired by us, and any warrants or other equity securities granted to such persons in consideration for such services (and not expressly in consideration for us acquiring loans or other investments) shall be retained by the Sponsor, the Adviser and their affiliates and shall not offset or otherwise reduce the management fee. Any warrants or other equity securities granted to us, the Adviser or affiliates thereof expressly in consideration for us acquiring loans or other investments shall typically be retained by us. To the extent that any such warrants or other equity securities are not retained by us, then the value of any such warrants or other equity securities shall be used 100% to offset the management fee. The Adviser has an incentive to cause us to buy originated loans and other investments from such parties.
Investing in Different Levels of the Capital Structure
We may hold an interest in an investment that is different (including with respect to relative seniority) than the interests held by the Sponsor or an Other Rithm Account. In these situations, conflicts of interest will arise. While the Adviser will seek to mitigate such conflicts, in these situations, the Adviser may be required to take action when it will have conflicting loyalties between its duties to us, the Sponsor and such Other Rithm Account, which may adversely impact us. In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among the potential investors and the respective terms thereof. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by the Sponsor or any Other Rithm Account participating in the transaction. It is possible that in a bankruptcy, insolvency or similar proceeding, our interest may be subordinated or otherwise adversely affected by virtue of the involvement and actions of the Sponsor, an Other Rithm Account or the Sponsor’s actions on behalf of such Other Rithm Account. The conflicts of interest described herein are also likely to apply to the extent that we hold an interest in an obligor that is different from the interests held by a Sculptor Account in such obligor.
Investments Alongside Other Rithm Accounts
We may co-invest, from time to time, with the Sponsor and/or one or more Other Rithm Accounts in investments that are suitable for us, the Sponsor and such Other Rithm Accounts, as described in “— Allocation of Investment Opportunities.” Even if we, the Sponsor and such Other Rithm Accounts invest in the same securities, conflicts of interest may still arise. For example, it is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of such investment (including with respect to price and timing) for us, the Sponsor and/or such Other Rithm Accounts may not be the same. Additionally, we and/or such Other Rithm Accounts may have different expected termination dates and/or investment objectives (including return profiles), and the Sponsor and the Adviser, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities. Moreover, it is possible that in the event of a cross-guarantee or other similar arrangement between us, the Sponsor and/or an Other Rithm Account, a counterparty, lender or other unaffiliated participant in a transaction requires or desires facing only one fund entity or group of entities, which may result in (i) any of us, the Sponsor and/or such Other Rithm Account being solely liable with respect to such third party for such other fund’s or vehicle’s share of the applicable obligation and/or (ii) any of us, the Sponsor and/or such Other Rithm Account being jointly and severally liable for the full amount of the applicable obligation, which, in turn, may result in us, the Sponsor and/or such Other Rithm Account entering into a back-to-back or other similar reimbursement agreement. In such situations, it is not expected that any of us, the Sponsor and/or such Other Rithm Account would be compensated (or provide compensation to the other) for being primarily liable vis-à-vis such third-party counterparty. Furthermore, as a result of the incurrence of indebtedness on a joint and several or cross-collateralized basis, we may be required to contribute amounts in excess of our pro rata share, including additional capital to make up for any shortfall if such vehicles are unable to repay their pro rata share of such indebtedness.

Service Providers
Certain advisors and other service providers (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, custodians, investment or commercial banking firms and their respective affiliates) to us or obligors of our portfolio investments may also provide goods or services to or have business, personal, political, financial or other relationships with the Sponsor and its affiliates. Such advisors and service providers may be investors in us, the Sponsor and/or an Other Rithm Account, current or former portfolio companies, obligors or businesses of the Sponsor or an Other Rithm Account, sources of investment opportunities, co-investors, joint venture partners or counterparties therewith. These relationships may influence the Adviser in deciding whether to select or recommend such a service provider to perform services for us or an obligor (the cost of which will generally be borne directly or indirectly by us or such obligor, as applicable). In certain circumstances, advisors and service providers, or their affiliates, may charge different rates or have different arrangements for services provided to the Sponsor, Other Rithm Accounts or Rithm Affiliates as compared to services provided to us and obligors of our portfolio investments, which will result in more favorable rates or arrangements than those payable by us or obligors of our portfolio investments.
Transactions with Potential and Actual Investors and Co-Investors
Shareholders should note that the Sponsor, Other Rithm Accounts and their respective affiliates may from time to time engage in transactions with prospective and actual investors and co-investors that entail business benefits to such investors and the Sponsor and its affiliates. Such transactions may be entered into prior to or concurrently with a shareholder’s investment in us. The nature of such transactions can be diverse, and may include benefits relating to us, the Sponsor, Other Rithm Accounts and their respective obligors, businesses or portfolio companies. Examples include the ability to co-invest alongside the Sponsor or Other Rithm Accounts, sales of companies to shareholders and recommendations to underwriters for allocations in initial public offerings, loans to co-investors (or joint venture partners) by the Sponsor or an Other Rithm Account, a broad range of commercial transactions in the ordinary course of business with such investors, obligors and portfolio companies and the purchase or disposition of interests to or from obligors or portfolio companies. Investing in us does not give investors access to any such transactions.
Co-Investments
From time to time, we expect to make investments with the expectation of offering a portion of our interests therein as a co-investment opportunity to shareholders and/or other third-party investors (including, for the avoidance of doubt, employees or consultants of the Sponsor and persons that have other relationships with the Sponsor). Co-investment opportunities may also be offered to entities managed by or affiliated with the Sponsor.
Investors may participate in co-investments either via a co-investment vehicle managed by the Sponsor or its affiliates (any such vehicle, a “Rithm Co-Investment Vehicle”), or as direct lenders to the relevant obligor. Any Rithm Co-Investment Vehicle may be established in connection with an investor’s investment in us, as part of a co-investment program or otherwise, and may provide for such investor to make a capital commitment and/or review co-investments on an opt-in or opt-out basis on such terms as may be agreed between us, the Adviser and/or an affiliate, on the one hand, and such co-investor, on the other hand. The Adviser, in its capacity as the adviser of any Rithm Co-Investment Vehicle, may make capital commitments to any such Rithm Co-Investment Vehicle, including, without limitation, to the extent it determines that such a commitment is necessary and/or advisable in light of legal, tax, regulatory or other similar considerations. The use of Rithm Co-Investment Vehicles may have the impact of blending an investor’s effective management fee rate (and/or performance fee rate) down.
Investments alongside co-investors will involve additional risks which may not otherwise be present, including the possibility that a co-investor may at any time have economic or business interests or goals that are not consistent with ours, may be in a position to take action contrary to our investment objectives or may default on its obligations. In addition, under certain circumstances, we may be liable for actions of our co-investors. While we intend to mitigate these risks contractually, there can be no assurance that we will be successful in doing so. Fees and expenses incurred in respect of any investment (and any transaction or other fee income earned in respect of any investment) will generally be allocated among us and any co-investors on the basis of capital committed by each to the relevant investment; provided that the Adviser shall in its sole discretion be authorized to structure any co-investment opportunity such that one or more of the co-investors do not bear any expenses in connection with any such unconsummated investment, in which case we will (i) bear all, or our disproportionate share, of the costs and expenses relating to any such unconsummated investment and (ii) be entitled to all, or our disproportionate share, of any break-up fees or other similar fees received in connection with any such unconsummated investment. Moreover, expenses related to the organization of a Rithm Co-Investment Vehicle formed to invest in a broken deal may be borne by us, and not the proposed co-investors thereof.
Aggregator Entity
The use of an Aggregator Entity may create a conflict of interest in that different tax considerations for funds that invest in the Aggregator Entity and us may cause or result in the Aggregator Entity structuring or disposing of an investment in a manner or at a time that is more advantageous (or disadvantageous) for tax purposes to one investor or to a fund or its investors as compared to us and our shareholders. Any funds that invest with us in an Aggregator Entity may receive different terms and conditions than those described herein.
Allocation of Time, Services or Functions
None of the Sponsor, the Adviser or the Rithm Affiliates will be required to manage us as its sole and exclusive function. The Sponsor, the Adviser and the Rithm Affiliates may engage in or pursue, directly or indirectly, an interest in other business ventures of every kind, nature or description, independently or with others.
The officers, managers and employees of the Adviser also serve as officers, managers and employees of Other Rithm Accounts, the Sponsor and/or Rithm Affiliates. The Adviser has widespread and varied business interests and the officers, managers and employees of the Adviser may owe fiduciary duties to such Other Rithm Accounts and/or the Sponsor under applicable law. Conflicts of interest may arise in allocating management time, services or functions among the respective officers and employees of the Adviser and there will be no specific obligation to devote any particular portion of their time to our affairs. Such officers and employees may enter (and thus spend time and resources on) other businesses that the respective officer or employee deems non-conflicting with ours. The Adviser and its respective affiliates manage other investment entities, and are not prohibited from raising money for and managing future investment entities, including other Rithm Affiliates that make the same types of investments as those targeted by us.
The Sponsor’s investment team and other employees of the Sponsor will continue to devote such time and attention to the Sponsor and its affiliates and present and future Other Rithm Accounts as may be required to discharge their duties. Conflicts of interest may arise in allocating the business time and attention of members of the Sponsor investment team among us, on the one hand, and the Sponsor, the Adviser and their respective affiliates, subsidiaries and any other present and future business activities and advisory relationships, on the other hand.
Personnel of the Sponsor, the Adviser and other affiliates (if any) that share in the fees and any performance-based compensation from us may also share in the fees and any performance-based compensation generated by the Sponsor, the Adviser, Rithm Affiliates and Other Rithm Accounts. Such personnel may have a greater financial interest in the performance of other entities than us. These factors may incentivize such personnel to devote greater time and resources to, and allocate additional investment opportunities to, such other entities instead of us.
Allocation of Investment Opportunities
As a general matter, it is not expected that all investment opportunities identified by the Adviser that are suitable for us will be made available to us. We expect that certain investments that would be suitable for us will be retained by the Sponsor or affiliates that originated such investments or will be sold to third parties and therefore will not be available for investment and will not be part of the Adviser’s investment allocation protocols. The Sponsor has established, and the Sponsor and the Adviser will be permitted, in their sole discretion, in the future, to establish Other Rithm Accounts with investment objectives, mandates and policies that are the same or substantially similar to and/or overlap with, ours, in each case, without the consent of, or notice to, any shareholder. Consistent with the Adviser’s allocation policy, from time to time, the Adviser will allocate investment opportunities that fall within our investment objectives (including RTLs) between us, the Sponsor, Rithm Affiliates and/or Other Rithm Accounts, and may allocate up to 100% of such an opportunity to Rithm Affiliates, including the Sponsor, and/or Other Rithm Accounts. In this regard, we are expected, from time to time, to invest on a side-by-side basis with Rithm Affiliates, including the Sponsor, and Other Rithm Accounts. In addition, from time to time, Rithm Affiliates, including the Sponsor, and Other Rithm Accounts, will receive an allocation in a pool of loans (including RTLs and NQM loans) which are not allocated to us. For instance, we expect that certain investment opportunities in RTLs and NQM loans will be allocated first to Sponsor securitizations and, thereafter, to us. In determining such allocations, the Adviser takes into account such factors as it deems appropriate, including, without limitation: investment program, objectives and focus; investment capacity; investment sourcing; target investment size and target returns; investment guidelines, restrictions and concentration limits; leverage considerations; available cash, including the timing of capital inflows and outflows and anticipated capital commitments; timing of investment closing; tax, regulatory, policy and procedural considerations (including internal policies and procedures); tolerance for volatility and risk as determined by the Adviser from time to time; desired concentration, exposure and diversification targets; liquidity needs; investment rights and other contractual obligations; the management of actual and potential conflicts of interest; performance considerations; domicile; and other factors that the Adviser believes are consistent with the fair and equitable treatment of us, the Sponsor, Rithm Affiliates and any Other Rithm Accounts over time. The Adviser may allocate investment opportunities among us, the Sponsor, Rithm Affiliates and any Other Rithm Accounts based on anticipated or projected investment characteristics based solely on its expectations at the time an investment is made. The Adviser has adopted policies and procedures designed to result in fair and equitable allocations of opportunities across client accounts over time. However, there can be no assurances that the characteristics of an investment will ultimately match the Adviser’s expectations at the time such investment was made, and such investment may, as a result, prove to have (or have not) been suitable for us.
The Sponsor, Rithm Affiliates and Other Rithm Accounts are expected to have terms that differ from our terms and may participate in investments on different terms than us, at different levels of the capital structure and/or after the closing of our investments. Furthermore, Rithm Affiliates, including the Sponsor, and Other Rithm Accounts may from time to time be entitled to priority allocations of certain investment opportunities over us (or another Other Rithm Account). Accordingly, our participation in investments with Rithm Affiliates, including the Sponsor, and Other Rithm Accounts is expected to vary on an investment-by-investment basis and there may be investments within our investment objective made by the Sponsor or the Adviser, on behalf of such Rithm Affiliates, including the Sponsor, or Other Rithm Accounts, in which we do not participate or does not participate to the same extent as other investments.
The Sponsor and the Adviser may also give advice and recommend assets, instruments, loans, securities or other investments to Rithm Affiliates or Other Rithm Accounts that differ from the advice given to, or assets, instruments, loans, securities or other investments recommended or bought for, us, even though the investment objectives of us, such Rithm Affiliates and such Other Rithm Accounts may be the same or substantially similar. For example, we may elect to sell all or part of an investment in an asset while the Sponsor or a Rithm Affiliate or an Other Rithm Account continues to hold its investment in the same asset (or increases its exposure to it) (and vice versa).
The Sponsor and the Adviser may agree in the future to address, certain legal, tax, regulatory or other considerations applicable to their respective investors that will impact the allocation of investment opportunities among us, the Sponsor, Rithm Affiliates and Other Rithm Accounts and otherwise impact the time and terms of investment and divestment determinations with respect to us, the Sponsor, Rithm Affiliates and such Other Rithm Accounts.
Rithm Affiliates, including the Sponsor, engage, and in the future may engage, in a broad spectrum of activities, including direct investment activities and investment advisory activities, and have investment activities (including principal investments by the Sponsor or its affiliates for their own account) on behalf of both persons or entities to which they provide investment advice on a principal basis, that are independent from, and may from time to time conflict or compete with, our investment activities.

Sculptor has established, and Sculptor will be permitted in the future to establish, Sculptor Accounts with investment objectives, mandates and policies that are substantially similar to and/or overlap with, ours, in each case, without the consent of, or notice to, any shareholder. As a result, the potential and actual conflicts of interest discussed in this section will also apply in respect of Sculptor and Sculptor Accounts, and such conflicts may be exacerbated in the future to the extent the operations of the Sponsor and Sculptor businesses are further integrated.
Payment of the Adviser and Affiliates
The Adviser and its affiliates may receive substantial fees for services rendered to us and will also be entitled to reimbursement for out-of-pocket expenses incurred in connection with our business affairs. These fees are not the result of arm’s-length negotiations. The Adviser believes that the significant investment by the Adviser and its affiliates in us operates to align, to some extent, the interests of the Adviser with the interests of shareholders, although the Adviser has or is permitted to have economic interests in such other investment funds and investments as well as receive management fees and incentive-based payments and carried interest relating to these interests. Such other investment funds and investments that the Adviser and/or its affiliates manage could compete with us or investments acquired by us. In addition, the Adviser may have an incentive to cause us to pay the foregoing fees to the Adviser to the detriment of other third-party creditors of ours. Any of the foregoing decisions may be detrimental to investors and may reduce the return on the investments made by investors. As the management fee does not correlate to the performance of our investments, the possibility exists that a significant management fee would be payable even if we experiences a net loss during a given year. As a result of the fact that the management fee is based on our NAV, there may be an incentive to deploy capital more quickly than otherwise advisable in the absence of such structure.
The Adviser will also be entitled to earn performance-based compensation from us, which may create an incentive for the Adviser to make more speculative investments on our behalf, and make different decisions regarding the use of leverage as well as the timing and manner of the realization of such investments than would be made if such performance-based compensation were not allocated to the Adviser. The performance-based compensation was set by the Adviser without negotiations with any third party.
Allocation of Fees and Expenses
From time to time, the Adviser will be required to decide whether costs and expenses are to be borne by us, the Sponsor, the Adviser or an Other Rithm Account, and/or how certain costs and expenses should be allocated among any of our investment vehicles, or between us, the Sponsor, the Adviser and an Other Rithm Account. In addition, there may be circumstances when the Adviser has considered a potential investment on our behalf, has determined not to make such investment and such investment is eventually made by the Sponsor and/or an Other Rithm Account. In these circumstances, the Sponsor and/or such Other Rithm Account may benefit from research conducted on our behalf and/or from costs borne by us in pursuing the potential portfolio investment, but may not be required to reimburse us for expenses incurred in connection with such investment. It is also possible that we may benefit from diligence conducted on behalf of the Sponsor and/or an Other Rithm Account and/or from costs borne by the Sponsor and/or such Other Rithm Account. The Sponsor and the Adviser will make judgments regarding appropriate expense allocation, notwithstanding their interests in the outcome, in accordance with the relevant governing documents and any applicable allocation policies. Conflicts of interest may arise in allocating any such fees and expenses between us, the Sponsor, the Adviser and Other Rithm Accounts, and may also be present to the extent we and/or the Adviser, on the one hand, and Sculptor, on the other hand, are determining how to allocate any fees and expenses between us and/or a Sculptor Account.
The Sponsor, the Adviser and Sculptor may perform operational, accounting, legal and compliance and information technology services internally, on our behalf. We may also engage third parties (e.g., fund administrators) and in such circumstances there may be overlap in the services provided by third parties and in-house personnel. Such third-party expenses will be charged to us. Given the different treatment of such expenses (depending on whether they were incurred in connection with in-house personnel or a third party), the Adviser and its affiliates may face conflicts of interest in determining whether to engage third parties in lieu of in-house personnel to provide services to us. The Adviser may in its sole discretion engage a third party to provide services to us, notwithstanding the fact that such services were previously provided at no cost by internal service providers, with the result that we bear the expense of such services.
Cross Trades
Certain transactions in which the Adviser causes an effective transfer of securities or other property or economic interests from the account of one or more clients to the account of one of more clients may present special fiduciary or regulatory considerations. Transactions that fall into this category include cross-trades (i.e., transactions in which the Adviser causes a security or other asset to be transferred from one client account to another, whether directly or through a broker-dealer or other financial intermediary). Such transactions are collectively referred to as “Inter-Client Transactions.”
The Adviser may enter into such Inter-Client Transactions between clients where permitted by applicable law and in accordance with its Cross Trade and Inter-Client Transaction Policy (the “Cross Trade Policy”). The Adviser may permit certain Inter-Client Transactions in situations where:
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the Adviser determines that the Inter-Client Transaction is in the best interests of both client accounts;

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the Inter-Client Transaction is effected at a price and under circumstances that the Adviser has determined by reference to independent market indicators, or other factors, which the Adviser believes to constitute best execution for both client accounts;

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the Inter-Client Transaction is approved by the Chief Legal Officer of the Sponsor or the Conflicts Committee;

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the Inter-Client Transaction is permitted by applicable law; and

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the Adviser receives no transaction-based compensation.

In general, the Adviser does not engage in “cross transactions” that require market execution. However, “inadvertent” cross transactions may occur when trades cross in the market. In these instances, the Adviser does not instruct the broker to directly move positions between client accounts and the broker-dealer establishes the price for the transaction such that they are not considered “Inter-Client Transactions” under the Cross Trade Policy.
Principal Transactions
Transactions by a client of the Adviser (or a Rithm Affiliate) in which the Adviser and its control persons’ aggregate ownership exceeds a certain percentage to buy securities from (or sell securities to) another client may be considered principal transactions under Section 206(3) of the Advisers Act. These transactions create a conflict of interest because the Adviser and its control persons have an incentive to recommend/buy securities from (or sell securities to) clients based on their own financial interests, rather than solely in the interest of a client. We expect to that acquisitions of RTLs originated by Genesis and certain other assets from other Affiliated Service Providers will be considered principal transactions. See “— Buying and Selling Loans and Assets.” The Chief Legal Officer of the Sponsor will review principal transactions for compliance with applicable law. In addition, principal transactions will be approved by a majority of our trustees, including a majority of our independent trustees, or an Independent Compliance Reviewer.
Other Considerations
No Independent Advice
The terms of the agreements and arrangements under which the Company is established and will be operated have been or will be established by the Adviser and are not the result of arm’s-length negotiations or representations of shareholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Company.
Certain Business Relationships
Certain of our current trustees and officers are directors, officers or employees of the Sponsor.

Trustee Independence
Under our Declaration of Trust, a trustee is independent if he, she or it (i) is not an officer or employee of ours, any subsidiary of ours, or of the Sponsor or its affiliates, (ii) has no material relationship with us, as determined by our Board, and (iii) otherwise satisfies the director independence tests provided for in the NYSE Listing Manual Rule 303A.02, as may be amended from time to time. We expect a majority of our Board to continue to consist of independent trustees, except for a period of up to 60 days after the death, removal or resignation or other vacancy of an independent trustee pending the election of a successor independent trustee. For information relating to our independent trustees, see “Item 5. Directors and Executive Officers — Trustees and Executive Officers — Trustees — Independent Trustees.”
Promoters and Certain Control Persons
The Adviser may be deemed a promoter of the Company. We have entered into the Management Agreement with the Adviser. The Adviser, for its service to us, will be entitled to receive the management fee and the performance fee in addition to the reimbursement of certain expenses. In addition, under the Management Agreement, we will indemnify and hold harmless the Adviser and its affiliates, including their respective officers, managers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties under the Management Agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or our Declaration of Trust. See “Item 1. Business — Management Agreement.”
Smaller Reporting Company
See “Item 2. Financial Information” and “Item 4. Security Ownership of Certain Beneficial Owners and Management” for information about our ownership.

ITEM 8.
LEGAL PROCEEDINGS

Neither we nor the Adviser is currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal and regulatory proceedings in the ordinary course of business.

ITEM 9.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
Our common shares will be offered and sold in transactions exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our common shares currently, nor can we give any assurance that one will develop.
Because our common shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our common shares may not be sold or transferred (i) except as permitted under our Declaration of Trust and (ii) unless the common shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in our common shares unless and until we accept their repurchase or transfer request. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.
Holders
As of October 1, 2025, there was one holder of record of our common shares.
Net Asset Value Calculation and Valuation Guidelines
Our NAV per share for each class of shares will be calculated by our fund administrator. Following the aggregation of the NAVs of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities (in each case, as calculated by the Adviser), our fund administrator incorporates any class-specific adjustments to NAV, including additional issuances and repurchases of shares and accruals of class-specific management fees, performance fees and Ongoing Servicing Fees or Distribution Fees, in all cases as described below.
General
As described in more detail below, the Adviser, on our behalf, calculates our NAV in order to determine the offering price of our common shares in our Private Offering and for purposes of determining the repurchase price used in the share repurchase plan. Our Board, including a majority of our independent trustees, intends to adopt valuation guidelines that contain a comprehensive set of methodologies to be used by the Adviser and our Independent Valuation Advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to seek to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Periodically, our Board, including a majority of our independent trustees, will review the appropriateness of our valuation procedures. From time to time, our Board, including a majority of our independent trustees, may adopt changes to the valuation guidelines if it (i) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (ii) otherwise reasonably believes a change is appropriate for the determination of NAV.
The calculation of NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of equity reflected in our financial statements. To calculate NAV for the purpose of establishing a purchase and repurchase price for our common shares, we expect the Adviser will utilize a model that calculates the values of our assets and liabilities in accordance with our valuation guidelines. The Adviser, with the assistance of the Independent Valuation Advisor, will calculate the fair value of our investments based on factors it considers relevant, such as the Independent Valuation Advisor’s valuations, data obtained from the Adviser’s experience in the market, the most recent values provided by third-party independent appraisers, pricing services or brokers, where applicable, and input from real estate brokerage firms and/or real estate debt consulting professionals. The Adviser may retain additional third-parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of assets may differ from their actual realizable value or future fair value. While we believe these NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. Shareholders should not consider NAV to be equivalent to shareholders’ equity or any other GAAP measure.
Valuation Responsibilities
The Adviser, including through its valuation committee for the valuation of our assets, will oversee the calculation of our NAV. As described in more detail below, on a monthly basis, the Adviser, through its valuation committee, will perform a valuation of our assets, generally with the assistance of the Independent Valuation Advisor. However, on at least a monthly basis, the Independent Valuation Advisor generally will value each of our loan and property assets (except in certain limited circumstances), and the Adviser will use these valuations for such assets in determining NAV. The Independent Valuation Advisor will also review and confirm the reasonableness of the Adviser’s monthly valuations for assets not valued by the Independent Valuation Advisor that month. We will engage the fund administrator to utilize the Adviser’s valuation of our assets for a particular month to calculate the monthly NAV per share for each class of shares. The Adviser will review the fund administrator’s calculations. Our Board will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.
Our Independent Valuation Advisor
We expect to engage          , a third-party valuation firm, which will be approved by our Board, including a majority of our independent trustees, to serve as our Independent Valuation Advisor. The compensation paid to the Independent Valuation Advisor will not be based on the estimated values of our assets and liabilities or any confirmation thereof.
The Adviser, with the approval of our Board, including a majority of our independent trustees, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies. While the Independent Valuation Advisor will assist the Adviser in the preparation of valuations each month and generally value our loan and property investments on a monthly basis, it is not responsible for, and does not calculate, our NAV. The Adviser is ultimately responsible for the determination of NAV.
The approved Independent Valuation Advisor and any successor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our Board, including a majority of our independent trustees. We will promptly disclose any changes to the identity or material changes to the role of the Independent Valuation Advisor to shareholders. The Independent Valuation Advisor will discharge its responsibilities in accordance with our valuation guidelines.
We will pay fees to the Independent Valuation Advisor in accordance with the valuation services agreement. We also will agree to indemnify the Independent Valuation Advisor against certain liabilities arising out of the engagement. The compensation paid to the Independent Valuation Advisor will not be based on the estimated values of our assets and liabilities or any confirmation thereof.
The initial Independent Valuation Advisor and its affiliates have provided and are expected to continue to provide valuation advisory services to the Adviser and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. The initial and successor Independent Valuation Advisor and its affiliates will or are expected from time to time perform other investment professional services for the Adviser and its affiliates, or in transactions related to collateral that is a component of the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the Independent Valuation Advisor as certified in the applicable valuation report.

Valuation of Investments
Newly originated or acquired investments will initially be valued at cost when acquired, which is expected to represent fair value at that time. For each month-end after the initial close, the fair value of such investment will be determined as described below, subject to any variation pursuant to our valuation guidelines.
RTLs and Other Residential Mortgage Loans
The fair market value of our RTLs and other residential mortgage loan investments will be determined by the Adviser on a monthly basis, generally with the assistance of the Independent Valuation Advisor, provided that the Independent Valuation Advisor generally will value each such asset at least monthly. Valuations of RTLs and other residential mortgage loan investments reflect changes in interest rates, credit performance, prepayment speeds and anticipated liquidation timing and proceeds, among others. The fair values are generally determined by discounting expected future cash flows using inputs such as default rates, prepayment speeds and discount rates, and may include adjustments based on consensus pricing (broker quotes) received by the Adviser.
Valuation of Real Estate Owned Properties
In the event we pursue ownership interest in the underlying collateral on a defaulted loan, then the asset will become real estate owned (“REO”) property. REO properties will initially be valued at fair value (generally prepared by an independent appraiser) less closing costs, at the time of acquisition. Thereafter, following the first quarter after foreclosure, as of the end of each month, the fair market value of REO property will be determined by the Adviser, generally with the assistance of the Independent Valuation Advisor, provided that the Independent Valuation Advisor generally will value each such asset at least monthly. The Independent Valuation Advisor will review and confirm the reasonableness of the Adviser’s monthly valuations, except for REO properties valued by the Independent Valuation Advisor for that particular month. Property valuations are generally estimated using a broker’s price opinion discounted based on the Adviser’s experience with actual liquidation values. Additionally, the REO properties may be valued by an independent appraiser periodically, as determined by the Adviser.
Valuation of Other Real Estate-Related Assets
Our investments in real estate-related assets will focus on public and private real estate-related debt securities. In general, real estate-related assets are valued by the Adviser according to the procedures specified below upon acquisition or issuance and then monthly, generally with the assistance of the Independent Valuation Advisor. Interim valuations of real estate-related assets that are valued monthly may be performed if the Adviser believes the value of the applicable asset may have changed materially since the most recent valuation. In addition, our Board may retain additional independent valuation firms to assist with the valuation of real estate-related assets.
Publicly Traded Real Estate-Related Assets
Publicly traded real-estate related assets that are not restricted as to salability or transferability will generally be valued by the Adviser monthly, generally with the assistance of the Independent Valuation Advisor, on the basis of publicly available market quotations or at fair value determined in accordance with GAAP. Market quotations may be obtained from third-party pricing service providers or broker-dealers. When reliable market quotations are available from multiple sources, the Adviser will use commercially reasonable efforts to use two or more quotations. The Adviser determines one as being more representative of fair value and does not use an average of the quotes, because the Adviser believes using an actual quote more closely represents a transactable price for the security than an average level. The pricing service providers providing quotations use either the income approach or the market approach, or a combination of the two, in arriving at their estimated valuations. Valuation providers using the market approach generally look at prices and other relevant information generated by market transactions involving identical or comparable assets. Valuation providers using the income approach create pricing models that generally incorporate such assumptions as discount rates, expected prepayment rates, expected default rates and expected loss severities. In addition to obtaining multiple quotations, when available, and reviewing the valuation methodologies of its valuation providers, the Adviser creates its own internal pricing models for certain securities and uses the outputs of these models as part of its process of evaluating the fair value estimates it receives from its valuation providers and where market quotations are not readily available (or are otherwise not reliable for a particular investment). These models incorporate the same types of assumptions as the models used by the valuation providers, but the assumptions are developed independently and in good faith by the Adviser.
The Adviser may adjust the value of public debt and equity real estate-related assets and derivatives that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the security.
Private Real Estate-Related Assets
Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued by the Adviser at the acquisition price and thereafter, following the first quarter after origination or acquisition, will be revalued monthly at fair value, generally with the assistance of the Independent Valuation Advisor. Each month, the Independent Valuation Advisor will review and confirm the reasonableness of those valuations, except for such investments valued by the Independent Valuation Advisor for that particular month. The fair value of real-estate related operating businesses is generally determined by using valuation methodologies such as discounted cash flow and market comparable analysis. The valuation analysis is supplemented with a qualitative assessment of the businesses’ operating metrics and industry outlook. In evaluating the fair value of our interests in certain commingled investment vehicles, values periodically assigned to such interests by the respective obligors or broker-dealers may be relied upon.
Valuation of Derivative Instruments
In the ordinary course of business, we may hedge interest rate and foreign currency exposure with derivative financial instruments. We report our derivative assets and liabilities at fair value based on price quotes from at least one independent pricing service. The pricing service values bilateral interest rate swaps and interest rate caps under the income approach using valuation models. The significant inputs in these models are readily available in public markets or can be derived from observable market transactions for substantially the full terms of the contracts. The pricing service values currency forward contracts under the market approach through the use of quoted market prices available in an active market.
Valuation of Liquid Non-Real Estate-Related Assets
Liquid non-real estate-related assets include credit rated government debt securities, cash and cash equivalents. Liquid non-real estate-related assets will be valued monthly by the Adviser, generally with the assistance of the Independent Valuation Advisor, based on market quotations or at fair value determined in accordance with GAAP.
Valuation of Securitized Credit Assets
The fair value of any collateralized financing assets and securitized liabilities will generally be measured using the more observable of the fair value of the securitized assets and liabilities using the valuation guidelines discussed above.
Other Assets
Certain assets (such as short-term receivables) will be valued at cost for the purposes of determining our monthly NAV due to their short-term nature.
Liabilities
The fair market value of any of our future liabilities, including debt facilities, will be determined by the Adviser on a monthly basis, which will be used in calculating our NAV. New debt obligations will initially be valued at par, which is expected to represent fair value at that time. Each month thereafter, the Independent Valuation Advisor will review and confirm the reasonableness of the valuations of each liability that will be used in calculating NAV.
The fair value of any financing liabilities will generally be measured using our valuation guidelines discussed above.
Each report prepared by the Independent Valuation Advisor is addressed to us. The Independent Valuation Advisor’s reports are not addressed to the public and may not be relied upon by any other person to establish value of the facilities that will be used in calculating NAV.
We have delegated to the Adviser the responsibility for monitoring significant events that may materially affect the values of our investments and liabilities for determining whether the existing valuations should be re-evaluated prior to the next scheduled monthly valuation in light of such significant events.
In addition to our debt obligations, we expect that our liabilities will include the fees payable to the Adviser, and the dealer manager, accounts payable, accrued operating expenses, and other liabilities. Liabilities related to Ongoing Servicing Fees or Distribution Fees will be allocable to classes of our common shares subject to such fees, and will only be included in the NAV calculation for such class. Liabilities related to the management fee and performance fee will be allocable to classes of our common shares subject to such fees, and will only be included in the NAV calculation for those classes.
For purposes of calculating our NAV, neither (i) organization and offering expenses paid by the Adviser through the earlier of (a) the date that our aggregate NAV is at least $200 million and (b) the first anniversary of the date on which we first calculate NAV, nor (ii) operating costs and expenses paid by the Adviser, incurred by us during the period through the Operating Expense Commencement Date, are recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser, as applicable, for these costs.
NAV and NAV Per Share Calculation
Our NAV per share is calculated for each of our share classes by our fund administrator, HedgeServ Corporation. Our Board, including a majority of our independent trustees, may replace our fund administrator with another party, including the Adviser, if it is deemed appropriate to do so. The Adviser is responsible for reviewing and confirming our NAV per share, and overseeing the process around the calculation of our NAV per share, in each case, as calculated by our fund administrator.
Each class of our common shares will have an undivided interest in our assets and liabilities, other than class-specific Ongoing Servicing Fees or Distribution Fees, the management fee and the performance fee. In accordance with the valuation guidelines, and based on the NAV determined by the Adviser, our fund administrator will calculate our NAV per share for each class as of the last calendar day of each month. Because Ongoing Servicing Fees or Distribution Fees, the management fee and the performance fee allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our classes of shares may differ.
The monthly NAV for each class of shares will be based on the NAVs of our investments, the addition of any other assets (such as cash on hand), and the deduction of any other liabilities (including accrued performance fees and the deduction of any Ongoing Servicing Fees or Distribution Fees specifically applicable to such class of shares). At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in monthly NAV may include, without limitation, accruals of our net portfolio income, interest expense, the management fee, the performance fee, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering expenses and any expense reimbursements. Changes in monthly NAV may also include material non-recurring events occurring during the month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

The operating costs and expenses and organizational and offering expenses which are advanced by the Adviser to be reimbursed by us will not be included in such calculations until reimbursed to the Adviser.
The Adviser will advance all our organization and offering expenses through the earlier of (i) the date that our aggregate NAV is at least $200 million and (ii) the first anniversary of the date on which we first calculate NAV, and the Adviser has agreed to advance certain of our operating costs and expenses through the Operating Expense Commencement Date. We will reimburse the Adviser for all such advanced costs and expenses ratably over the 60 months following the end of such advancements. For purposes of calculating our NAV, the organization and offering expenses and operating costs and expenses advanced by the Adviser will not be deducted as an expense until reimbursed by us (however such expenses may be amortized in order to mitigate these effects). After the end of such advancements, we will reimburse the Adviser for any organization and offering expenses and operating costs and expenses that they incur on behalf of us as and when incurred.
Following the aggregation of the NAVs of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities (in each case, as calculated by the Adviser), our fund administrator incorporates any class-specific adjustments to NAV, including additional issuances and repurchases of shares and accruals of class-specific management fees, performance fees and Ongoing Servicing Fees or Distribution Fees. The declaration of distributions will reduce the NAV for each class of our shares in an amount equal to the accrual of our liability to pay any such distribution to our shareholders of record of each class. NAV per share for each class of shares is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.
Relationship between NAV and Our Transaction Price
Purchases and repurchases of our common shares are not made based on the current NAV per share of our common shares at the time of purchase or repurchase. Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares (subject to a potential Early Repurchase Deduction) and the price at which we offer shares (subject to any applicable upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees). Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of shares of beneficial interest as of the date on which an investor’s purchase or repurchase occurs. Given that we initially expect to invest primarily in RTLs, which have a shorter duration than certain other asset types, such differences in NAV could be more pronounced.
In addition, we may offer shares at a price that we believe reflects the NAV per share of such shares more appropriately than the prior month’s NAV per share (including by updating a previously available offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time. The Adviser may determine whether a material change has occurred to our NAV per share since the end of the prior month and whether to set a transaction price that differs from the previous month’s NAV per share, and in such cases, has discretion over what such transaction price will be.
Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to seek to produce reasonable estimated values for each of our investments (and other assets and liabilities) or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets are expected to consist of RTLs and other real estate loan investments, and, as with any valuation protocol and as described above, the valuation of our investments (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our investments (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor or to the detriment of existing shareholders whose shares are repurchased, existing shareholders or new purchasers of our shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV).
Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), the ability to calculate NAV may be impaired or delayed, including, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of the NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our Board at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investments. Notwithstanding the foregoing, our Board may suspend our continuous Private Offering and distribution reinvestment plan or our share repurchase plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on shareholders’ ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of NAV, NAV per share is not derived from the market pricing information of open-end real estate debt funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP.
We do not represent, warrant or guarantee that:
•
a shareholder would be able to realize the NAV per share for the class of shares a shareholder owns if the shareholder attempts to sell its shares;

•
a shareholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of us;

•
our common shares would trade at their NAV per share on a national securities exchange;

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a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or

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the NAV per share would equate to a market price of an open-ended real estate debt fund.

Distribution Policy
We intend to declare monthly distributions as authorized by our Board and intend to pay such distributions to shareholders of record on a monthly basis commencing with the first full month after our first closing of our Private Offering. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at the regular corporate rate to the extent that it annually distributes less than 100% of its REIT taxable income. As a result, in order to satisfy the requirements for us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and generally not be subject to U.S. federal income and excise tax, we generally intend to make regular monthly distributions of our REIT taxable income to holders of our common shares out of assets legally available therefor. However, any distributions we make are at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs, general financial condition, maintenance of our REIT qualification, and any requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. See “Item 11. Description of Registrant’s Securities to be Registered — Distribution Policy.”

ITEM 10.
RECENT SALES OF UNREGISTERED SECURITIES

In the Initial Capitalization, we were capitalized on September 12, 2025 through Rithm Investor’s purchase from us of an aggregate of 100 common shares for an aggregate purchase of price of $2,000 and at a price per share equal to $20.00. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
We are engaging in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501(a) promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of the Registration Statement, there have been no purchases under our continuous Private Offering and the Rithm Investor is our only shareholder.

ITEM 11.
DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Shares of Beneficial Interest
We are a statutory trust formed under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust, bylaws and certain policies adopted by our Board. The following is a summary of the material provisions concerning our shares of beneficial interest and you should refer to the MSTA and our Certificate of Trust, Declaration of Trust, bylaws and certain policies adopted by our Board for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust, Declaration of Trust, bylaws and certain policies adopted by our Board from time to time. Our Certificate of Trust, Declaration of Trust and bylaws are filed as an exhibit to this Registration Statement.
Under our Declaration of Trust, we will have the authority to issue (i) an unlimited number of common shares, including (a) unlimited common shares classified as Class S shares, (b) unlimited common shares classified as Class T shares, (c) unlimited common shares classified as Class D shares, (d) unlimited common shares classified as Class I shares, (e) unlimited common shares classified as Class J shares, (f) unlimited common shares classified as Class J-2 shares and (g) unlimited common shares classified as Class E shares and (ii) an unlimited number of shares classified as preferred shares.
Common Shares
Subject to the restrictions on ownership and transfer of our shares of beneficial interest set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restrictions on ownership and transfer of our shares of beneficial interest, the holders of common shares are entitled to such distributions as may be authorized from time to time by our Board and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of our Private Offering, all common shares issued in our Private Offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that investors will not have an automatic option to purchase any new common shares that we issue.
Our Declaration of Trust also contains a provision permitting our Board, without any action by our shareholders, to classify or reclassify unissued common shares from time to time into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any new class or series of shares of beneficial interest.
We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Computershare Trust Company, N.A. will act as our registrar and as the transfer agent for our shares.
Class S Shares
Although no upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees will be charged by us with respect to the Class S shares, if subscribers purchase Class S shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 3.5% of the transaction price for each Class S share. If we engage a dealer manager in the future, such dealer manager may also charge upfront dealer manager fees equal to an amount to be determined when we engage such dealer manager; provided, however, that any fees resulting from any such engagement are generally not expected to exceed the maximum percentages for Class S shares as set forth herein.

We reallow (pay) participating broker-dealers and/or a dealer manager, if any, Ongoing Servicing Fees or Distribution Fees with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares acquired pursuant to our distribution reinvestment plan. The Ongoing Servicing Fees or Distribution Fees are paid monthly in arrears. If we engage a dealer manager in the future, the dealer manager will reallow (pay) all or a portion of such Ongoing Servicing Fees or Distribution Fees to certain participating broker-dealers for ongoing services performed by such broker-dealers and may retain a portion of such fees up to an amount to be determined when we engage such dealer manager; provided, however, that any fees resulting from any such engagement are generally not expected to exceed the maximum percentages for Class S shares as set forth herein. To the extent a broker-dealer is not eligible to receive such fees for failure to provide such services, we or the dealer manager, if any and as applicable, will retain or refrain from reallowing (paying) the same. Alternatively, the applicable shares may be converted to Class I shares if we and the dealer manager, if any, determine that such shares should be so converted.
Class S shares will be available through brokerage and transaction-based accounts.
No upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees is payable in respect of any Class S shares acquired pursuant to our distribution reinvestment plan, but such shares will be charged the Ongoing Servicing Fee or Distribution Fee payable with respect to all our outstanding Class S shares.
In certain arrangements made between us or the dealer manager, if any, and financial intermediaries, a holder’s Class S shares may be eligible to be converted into an equivalent NAV amount of the corresponding class of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and Ongoing Servicing Fees or Distribution Fees, hit any agreed-upon amount. We, at the request of the dealer manager, if any, or any financial intermediary, also has the right to approve at its discretion the ability for a holder of Class S shares to convert into an equivalent NAV amount of Class I shares under certain circumstances.
Class T shares
Although no upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees will be charged by us with respect to Class T shares, if subscribers purchase Class T shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront selling commissions / origination fees of up to 3.0%, and upfront dealer manager fees (if any) of up to 0.5%, of the transaction price of each Class T share sold in the primary offering; provided that the participating financial intermediaries and dealer manager (if any) limit such charges to an aggregate of up to 3.5% of the transaction price for each Class T share. If we engage a dealer manager in the future, such dealer manager may also charge upfront dealer manager fees equal to an amount to be determined when we engage such dealer manager; provided, however, that any fees resulting from any such engagement are generally not expected to exceed the maximum percentages for Class T shares as set forth herein.
We reallow (pay) participating broker-dealers and/or a dealer manager, if any, Ongoing Servicing Fees or Distribution Fees with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, including any Class T shares acquired pursuant to our distribution reinvestment plan. The Ongoing Servicing Fees or Distribution Fees are paid monthly in arrears. If we engage a dealer manager in the future, the dealer manager will reallow (pay) all or a portion of such Ongoing Servicing Fees or Distribution Fees to certain participating broker-dealers for ongoing services performed by such broker-dealers and may retain a portion of such fees up to an amount to be determined when we engage such dealer manager; provided, however, that any fees resulting from any such engagement are generally not expected to exceed the maximum percentages for Class T shares as set forth herein. To the extent a broker-dealer is not eligible to receive such fees for failure to provide such services, we or the dealer manager, if any and as applicable, will retain or refrain from reallowing (paying) the same. Alternatively, the applicable shares may be converted to Class I shares if we and the dealer manager, if any, determine that such shares should be so converted.
Class T shares will be available through brokerage and transaction-based accounts.

No upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees is payable in respect of any Class T shares acquired pursuant to our distribution reinvestment plan, but such shares will be charged the Ongoing Servicing Fee or Distribution Fee payable with respect to all our outstanding Class T shares.
In certain arrangements made between us or the dealer manager, if any, and financial intermediaries, a holder’s Class T shares may be eligible to be converted into an equivalent NAV amount of the corresponding class of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and Ongoing Servicing Fees or Distribution Fees, hit any agreed-upon amount. We, at the request of the dealer manager, if any, or any financial intermediary, may approve at its discretion the ability for a holder of Class T shares to convert into an equivalent NAV amount of Class I shares under certain circumstances.
Class D shares
Although no upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees will be charged by us with respect to Class D shares, if subscribers purchase Class D shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 1.50% of the net offering price for each Class D share. If we engage a dealer manager in the future, such dealer manager may also charge upfront dealer manager fees equal to an amount to be determined when we engage such dealer manager; provided, however, that any fees resulting from any such engagement are generally not expected to exceed the maximum percentages for Class D shares as set forth herein.
We reallow (pay) participating broker-dealers and/or a dealer manager, if any, Ongoing Servicing Fees or Distribution Fees with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares acquired pursuant to our distribution reinvestment plan. The Ongoing Servicing Fees or Distribution Fees are paid monthly in arrears. If we engage a dealer manager in the future, the dealer manager will reallow (pay) all or a portion of the Ongoing Servicing Fees or Distribution Fees to certain participating broker-dealers for ongoing shareholder services performed by such broker-dealers and may retain a portion of such fees up to an amount to be determined when we engage such dealer manager; provided, however, that any fees resulting from any such engagement are generally not expected to exceed the maximum percentages for Class D shares as set forth herein. To the extent a broker-dealer is not eligible to receive such fees for failure to provide such services, we or the dealer manager, if any and as applicable, will retain or refrain from reallowing (paying) the same. Alternatively, the applicable shares may be converted to Class I shares if we and the dealer manager, if any, determine that such shares should be so converted.
Class D shares will generally be available for purchase in our Private Offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (ii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (iii) through transaction/brokerage platforms at participating broker-dealers, (iv) through certain registered investment advisers, (v) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or (vi) by other categories of investors that we name in an amendment or supplement to the private placement memorandum relating to our Private Offering.
No upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees is payable in respect of any Class D shares acquired pursuant to our distribution reinvestment plan, but such shares will be charged the Ongoing Servicing Fee or Distribution Fee payable with respect to all our outstanding Class D shares.
In certain arrangements made between us or the dealer manager, if any, and financial intermediaries, a holder’s Class D shares may be eligible to be converted into an equivalent NAV amount of the corresponding class of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and Ongoing Servicing Fees or Distribution Fees, hit any agreed-upon amount. We, at the request of the dealer manager, if any, or any financial intermediary, may also approve at its discretion the ability for a holder of Class D shares to convert into an equivalent NAV amount of Class I shares under certain circumstances.
Class I shares
No upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees or Ongoing Servicing Fees or Distribution Fees are paid for sales of any Class I shares.
Class I shares will generally be available for purchase in our Private Offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (ii) by endowments, foundations, pension funds and other institutional investors, (iii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (iv) through certain registered investment advisers, (v) by certain investors as determined by the Adviser and/or our dealer manager, if any, in their discretion and (vi) by other categories of investors that we name in an amendment or supplement to the private placement memorandum relating to our Private Offering. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests.
Class J Shares and Class J-2 Shares
Although no upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees will be charged by us with respect to Class J shares and Class J-2 shares, if subscribers purchase Class J shares or Class J-2 shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront selling commissions / origination fees of up to 2.0% of the transaction price of each Class J share or Class J-2 share sold in the primary offering.
We reallow (pay) participating broker-dealers and/or a dealer manager, if any, Ongoing Servicing Fees or Distribution Fees with respect to our outstanding Class J shares and Class J-2 shares equal to 0.625% per annum of the aggregate NAV of our outstanding Class J shares or Class J-2 shares, including any Class J shares or Class J-2 shares acquired pursuant to our distribution reinvestment plan; provided that the Ongoing Servicing Fees or Distribution Fees with respect to the Class J shares and Class J-2 shares will in no event exceed 50% of the aggregate of the management fee payable to the Adviser and Ongoing Servicing Fees or Distribution Fees, in each case, attributable to the Class J shares or Class J-2 shares per annum. The Ongoing Servicing Fees or Distribution Fees are paid monthly in arrears. Class J shares and Class J-2 shares may be converted to Class I shares if we determine that such shares should be so converted.
For the avoidance of doubt, the amount of the management fee paid by the Class J shares or Class J-2 shares to the Adviser for a given period will be reduced by the amount of any Distribution Fees with respect to such class for such period. Until we become a “publicly offered REIT” for U.S. federal income tax purposes and in order to meet the applicable REIT tax requirements, we intend to only issue Class J shares.
Class J shares and Class J-2 shares will generally be available for purchases in our Private Offering only through a financial intermediary.
No upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees is payable in respect of any Class J shares or Class J-2 shares acquired pursuant to our distribution reinvestment plan, but such shares will be charged the Ongoing Servicing Fee or Distribution Fee payable with respect to all our outstanding Class J shares and Class J-2 shares.
In certain arrangements made between us and financial intermediaries, a holder’s Class J shares or Class J-2 shares may be eligible to be converted into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and Ongoing Servicing Fees or Distribution Fees, hit any agreed-upon amount. We, at the request of any financial intermediary, may approve at its discretion the ability for a holder of Class J shares or Class J-2 shares to convert into an equivalent NAV amount of Class I shares under certain circumstances.

Class E Shares
No upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees or Ongoing Servicing Fees or Distribution Fees are paid for sales of any Class E shares. The Class E shares are being offered to the Sponsor and its affiliates (including their employees), will be issued in the Sponsor Investment and may be issued in connection with the management fee, performance fee, reimbursement of expenses or as compensation to the Adviser, certain Sponsor key personnel and/or independent trustees. Under our Declaration of Trust, if the employment or other service relationship of any employee, officer, manager, trustee, agent or director of the Sponsor or its affiliates terminates (except for senior members of management who have moved to emeritus status), our Board may decide to convert any Class E shares held by such person into a number of shares of another class of shares with an equivalent NAV as of the date of conversion of the Class E shares.
Other Terms of Common Shares
Each Class S share, Class T share, Class D share, Class J share, Class J-2 share or Class E share held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of our common shares or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets (except for any such transaction taken in connection with an internal restructuring transaction (including our conversion into another type of legal entity) or a Conversion Event).
Preferred Shares
Our Declaration of Trust will authorize our Board to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred shares so issued. Because our Board has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any class or series of preferred share preferences, powers and rights senior to the rights of holders of common shares.
If we ever create and issue preferred shares with a distribution preference over our common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on our common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to our common shareholders, likely reducing or possibly eliminating the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our Board has no present plans to issue any preferred shares, but may do so at any time in the future without shareholder approval.
Meetings and Special Voting Requirements
Under the MSTA and our Declaration of Trust, we are not required to, and do not anticipate, holding an annual meeting or any other regularly scheduled meeting of shareholders. Rather, we anticipate that meetings of shareholders will only be called as special meetings, if, as and when necessary. Special meetings of shareholders may be called only upon the request of our Board, a majority of our independent trustees or our chief executive officer, president or chair of our Board. Special meetings of shareholders may also be called by our secretary, upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, only for the purpose of removing one or more trustees for “cause” (as defined in our Declaration of Trust) and filling any resulting vacancy, provided such request contains the information required in our bylaws and the shareholders comply with the procedures contained in our bylaws. In the event there are no trustees, any shareholder may call a special meeting for the purpose of electing trustees.

The presence either in person or by proxy of shareholders entitled to cast at least one-third of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum (unless our Board, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.
Under our Declaration of Trust, shareholders generally are entitled to vote at a duly held meeting at which a quorum is present on (i) those amendments to our Declaration of Trust on which shareholders are entitled to vote as provided in our Declaration of Trust, (ii) a merger, consolidation, conversion or transfer or other disposition of all or substantially all of our assets on which shareholders are entitled to vote as provided in our Declaration of Trust (but excluding a Conversion Event, an internal restructuring transaction (including the conversion of us into another type of legal entity) or any transaction that could be taken by a Maryland corporation without approval of its shareholders pursuant to the Maryland General Corporation Law), (iii) removal of a trustee for “cause” and the election of a successor trustee to the extent provided in our Declaration of Trust, (iv) in the event that there are no trustees, the election of trustees and (v) such other matters that our Board determines to submit to our shareholders for approval or ratification. The affirmative vote of a plurality of the total votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting. However, under our Declaration of Trust, amendments to our Declaration of Trust and mergers, consolidations, conversions, or transfers of all or substantially all of our assets, in each case to the extent shareholder approval is required, must be approved by shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, shareholders have the power, without the concurrence of the trustees, to remove a trustee from our Board for “cause,” and then only by the affirmative vote of two-thirds of the votes entitled to be cast on such matter. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. Any election by our shareholders or our Board to replace a removed trustee must comply with the terms or our Declaration of Trust and bylaws providing for, as applicable, the Adviser’s exclusive right to designate one or more trustees to serve on our Board, including without limitation as a successor trustee to a removed trustee, and the qualifications applicable to an independent trustee.
Under our Declaration of Trust, our Board may determine, in its sole discretion and without any action by our shareholders, that we will (i) conduct a public offering as a non-listed REIT subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as amended from time to time, or (ii) undertake a listing of any or all of our common shares on a national securities exchange registered with the SEC under the Exchange Act or any other internationally recognized securities exchange determined by our Board. In connection with such determination and the conduct of such public offering or listing, as applicable, our Board may cause us to (i) merge with or into or convert into another entity, (ii) consolidate with one or more entities into a new entity, (iii) transfer all or substantially all of our assets to another entity or (iv) amend our Declaration of Trust and our bylaws, in each case without any action or approval by our shareholders.
Shareholders are not entitled to exercise any appraisal rights or of the rights of an objecting shareholder unless our Board determines that such rights apply, with respect to all or any classes or series of shares of beneficial interests, to one or more transactions occurring after the date of the determination in connection with which shareholders would otherwise be entitled to exercise such rights.
Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of our affairs and any voting trust agreements on file at our principal office, if, and only if, approved by our Board.
Restrictions on Ownership and Transfer
Our Declaration of Trust contains restrictions on the number and value of our shares that a person (including any entity or group) may own. Unless our Board otherwise determines that an exemption may be granted, commencing with the first date that we intend to qualify as a REIT, no person (including any entity or group) may own, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common shares or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes or series.
Subject to certain limitations, our Board, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings by such person as required by our Declaration of Trust and as our Board may determine. Prior to the granting of any exemption or creating or increasing these limits as applicable to any person, our Board may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to our Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, our Board may impose such conditions or restrictions as it deems appropriate in connection with granting any such exemption or exception to these limits.
Our Declaration of Trust further provides that no person may beneficially or constructively own our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and that no person may transfer our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code). Our Declaration of Trust provides that any person who acquires or attempts or intends to acquire beneficial ownership or constructive ownership of our shares that will or may violate any of these restrictions, or who is the intended transferee of our shares that are transferred to the trust, as described below, is required to give us immediate written notice of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such other information as we may request to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our Board determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Our Declaration of Trust further provides that any attempted transfer of our shares which, if effective, would result in any person beneficially owning or constructively owning our shares in violation of the above limitations (except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be null and void and of no force and effect and the intended transferee shall acquire no rights in such shares) will cause the number of shares that would cause the violation, rounded up to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and that the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to our shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that our shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell our shares to a person designated by the trustee, whose ownership of our shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in our shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for our shares or, if the event causing our shares to be held in the trust did not involve a purchase of such shares at market price, as defined in our Declaration of Trust, the market price of our shares on the day of the event causing our shares to be held in the trust and (ii) the price per share received by the trustee (net of any commissions and other expenses) from the sale or other disposition of our shares. The trustee will reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable per share to the proposed transferee and any other amounts received by the trustee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the trust, our shares are sold by the proposed transferee, then our shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for our shares that exceeds the amount such proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, our shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price of our shares on the day of the event causing our shares to be held in the trust and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold our shares. Upon such a sale to us, the interest of the charitable beneficiaries in our shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any other amounts held by the trustee with respect to such shares to the charitable beneficiary. The trustee will reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee.
If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then our Declaration of Trust provides that the transfer of the number of shares that would otherwise cause any person to violate the above limitations will be null and void and the intended transferee shall acquire no rights in such shares.
All certificates, if any, representing our shares issued in the future will bear a legend referring to the restrictions described above. Instead of a legend, the certificate, if any, may state that we will furnish a full statement about certain restrictions on ownership and transferability of our shares to a shareholder upon request and without charge.
Every owner of more than 1∕2 of 1% (or such other percentage, between 1∕2 of 1% and 5%, as provided in the U.S. Treasury regulations or as otherwise required by our Board) of our shares, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares which he or she beneficially owns and a description of the manner in which our shares are held; provided, that an owner of record who holds our shares as nominee for an actual owner (who is required to include in his or her gross income the dividends or other distributions received on such shares) must give written notice to us stating the name and address of such actual owner and the number of shares of such actual owner with respect to which the owner of record is the nominee. Each such owner shall promptly provide us in writing such additional information as we may request to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits.
Any subsequent transferee to whom a shareholder transfers shares must also comply with Rule 502(d) of Regulation D promulgated under the Securities Act.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares or that our common shareholders otherwise believe to be in their best interests.
Distribution Policy
We intend to declare monthly distributions as authorized by our Board and intend to pay such distributions to shareholders of record on a monthly basis commencing with the first full month after our first closing. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at the regular corporate rate to the extent that it annually distributes less than 100% of its REIT taxable income. As a result, in order to satisfy the requirements for us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and generally not be subject to U.S. federal income and excise tax, we generally intend to make regular monthly distributions of our REIT taxable income to holders of our common shares out of assets legally available therefor. However, any distributions we make are at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs, general financial condition, maintenance of our REIT qualification, and any requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. Additionally, in order to satisfy the requirements for us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and generally not be subject to U.S. federal income and excise tax, in addition to shares issued pursuant to the distribution reinvestment plan, we may make a taxable distribution of our shares to our shareholders as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash.
Distributions will generally be made on all classes of our common shares at the same time. The per share amount of distributions on each class of our common shares may differ because of adjustment for class-specific items such as Ongoing Servicing Fees or Distribution Fees and, if we become a “publicly offered REIT” for U.S. federal income tax purposes, management fees and performance fees. We expect to use the “record share” method of determining the per share amount of distributions on our common shares, although our Board may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific Ongoing Servicing Fees or Distribution Fees, and as applicable, any class-specific management fees and performance fees, for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common shares by the per share amount of any class-specific Ongoing Servicing Fees or Distribution Fees, and as applicable, any class-specific management fees and performance fees allocable to such class, if applicable.
Distributions are authorized at the discretion of our Board, in accordance with our earnings, cash flows and general financial condition. Our Board’s discretion is directed, in substantial part, by its obligation to cause us to comply with REIT requirements (unless our Board determines that it is no longer in our best interests to continue to qualify as a REIT). Because we may receive income from interest and other sources at various times during our fiscal year and due to differences between the actual receipt of cash and the inclusion of items in income by us for U.S. federal income tax purposes, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later month and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform or may be based on inclusion of items in income by us for U.S. federal income tax purposes which may deviate from actual receipt of cash. In such circumstances, in order for us to distribute to our shareholders each year at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, to qualify as a REIT and to avoid U.S. federal corporate income tax and the 4% excise tax in that year, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in target assets consistent with our strategy, capital expenditures or repayment of debt or (iv) make a taxable distribution of our common shares to our common shareholders as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash. We have not established any limit on the amount of proceeds from our Private Offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See “Item 1. Business — Certain U.S. Federal Income Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of distributions paid by us.
Our Board may delegate to the Adviser or a committee of trustees the power to fix the amount and other terms of a distribution.

Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. See “Item 1. Business — Certain U.S. Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Taxable U.S. Shareholders —  Distributions under Distribution Reinvestment Plan and other Distributions of our Common Shares” and “Item 1. Business — Certain U.S. Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Distributions under Distribution Reinvestment Plan and other Distributions of our Common Shares” for more information regarding the reinvestment of distributions a shareholder may receive from us.
The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Shareholders will not pay any applicable upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees when purchasing shares under our distribution reinvestment plan. The Ongoing Servicing Fees or Distribution Fees with respect to our Class S shares, Class T shares, Class D shares, Class J shares and Class J-2 shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. In addition, any class specific management fees or performance fees may also reduce the NAV, or alternatively, the distributions payable with respect to shares of a class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in our Private Offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders; provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A shareholder’s participation in the plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Account Statements
We will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (i) the distributions reinvested during the quarter, (ii) the number of shares purchased during the quarter, (iii) the per share purchase price for such shares and (iv) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.
Share Repurchase Plan
General
While an investor should view its investment as long-term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, shareholders may request that we repurchase all or any portion of their shares. We expect to begin the share repurchase plan in the first month of the first full calendar quarter after our first closing. Due to the illiquid nature of investments in our target assets, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any month. See “— Repurchase Limitations” below.

Investors may request that we repurchase our common shares through its investment professional or directly with our transfer agent. The procedures relating to the repurchase of our common shares are as follows:
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Certain financial intermediaries require that their clients process repurchases through their financial intermediary, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase plan, impact the timing of a shareholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. A shareholder should contact its financial intermediary first if it wants to request the repurchase of its shares.

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Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the applicable Repurchase Date, and an investor will not receive any distributions for such shares for the month in which its shares are repurchased. For an investor to have its shares repurchased, the investor’s repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date using the NAV per share of the applicable class as of the last calendar day of the prior month. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share of the applicable class), subject to any Early Repurchase Deduction.

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A shareholder may withdraw his or her repurchase request by completing a repurchase withdrawal form and sending the form by mail to the transfer agent, directly or through the shareholder’s financial intermediary, or through the transfer agent’s online portal (when implemented). Repurchase requests must be canceled before 4:00 p.m. (Eastern time) on the second to last business day of the applicable month.

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If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the repurchase request will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

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Repurchase requests may be made by mail or by contacting the shareholder’s financial intermediary, both subject to certain conditions described in this Registration Statement. If making a repurchase request by contacting the shareholder’s financial intermediary, the shareholder’s financial intermediary may require it to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, a shareholder must complete and sign a repurchase authorization form, which can be found in our share repurchase plan. Written requests should be sent to the transfer agent at the following address:

Rithm Perpetual Life Residential Trust
c/o Computershare, as Processing Agent
150 Royall Street, Suite V
Canton, MA 02021
Overnight Address:
Rithm Perpetual Life Residential Trust
c/o Computershare, as Processing Agent
150 Royall Street, Suite V
Canton, MA 02021
Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

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For processed repurchases, repurchase proceeds are to be paid either via check or wire, based upon the instruction indicated at the time of the repurchase request. To the extent a shareholder requests payment via wire, the shareholder will provide the transfer agent with the appropriate wire instructions for the specific repurchase.

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A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects shareholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (i) the amount of the repurchase request is over $500,000; or (ii) our transfer agent cannot confirm the shareholder’s identity or suspects fraudulent activity.

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If a shareholder has made multiple purchases of our common shares, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases
In the event that any shareholder fails to maintain the minimum balance of $500 of our common shares, we may repurchase all of our common shares held by that shareholder at the repurchase price in effect on the date we determine that the shareholder has failed to meet the minimum balance, less any Early Repurchase Deduction.
Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to the Early Repurchase Deduction.
Sources of Funds for Repurchases
Unless our Board determines otherwise, we may fund repurchases pursuant to our share repurchase plan from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares), the sale of our assets, and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources.
In an effort to have adequate cash available to support our share repurchase plan and to fund investments, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests.
Repurchase Limitations
We may repurchase fewer common shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the aggregate NAV of total repurchases of our common shares is limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the aggregate NAV as of the end of the previous calendar quarter). Shares purchased by the Adviser or its affiliates or issued to such parties in lieu of cash in respect of our management fee, our performance fee or as other compensation or as reimbursements of expenses or to the Sponsor for any future commitments to us are not subject to these repurchase limitations.

Subject to our right to decline any repurchase request by a shareholder, in the event that we determine to repurchase some but not all of our shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis after we have repurchased all common shares for which repurchase has been requested due to death or disability and other limited exceptions. All unsatisfied repurchase requests must be resubmitted after the start of the next month or upon the recommencement of the share repurchase plan, as applicable.
In the unlikely case that the repurchase price for the applicable month is not made available by the tenth business day prior to the last business day of such month (or is changed after such date), then no repurchase requests will be accepted for such month and shareholders who wish to have their shares repurchased the following month must resubmit their repurchase requests.
Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in investments rather than repurchasing our shares is in our best interests as a whole, then we may choose to repurchase fewer shares in than have been requested to be repurchased, or none at all. Further, our Board may make exceptions to, modify or suspend our share repurchase plan if it deems in its reasonable judgment such action to be in our best interest (including to make exceptions to the repurchase limitations or Early Repurchase Deduction, or repurchase fewer shares than such repurchase limitations). Material modifications to the share repurchase plan, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, and to suspensions of the share repurchase plan will be promptly disclosed to shareholders’ investment professionals. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law, if prudent to retain our status as a REIT, or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase plan is suspended, our share repurchase plan requires that we consider the recommencement of the plan at least quarterly. Continued suspension of our share repurchase plan would only be permitted under the plan if our Board determines that the continued suspension of the share repurchase plan is in our best interest. Our Board must affirmatively authorize the recommencement of the plan before shareholder requests will be considered again. Our Board cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.
During any period in which we believe that we are not a “publicly offered REIT” for U.S. federal income tax purposes, we may decline any repurchase request by a shareholder if we believe the repurchase (i) would not qualify for sale or exchange treatment under Section 302(b) of the Code or (ii) would otherwise negatively affect any other shareholder or negatively affect our status as a REIT. Our shareholders must agree to provide us with any information reasonably requested to enable us to determine whether a repurchase requested by such shareholder would qualify for sale or exchange treatment under Section 302(b) of the Code or would otherwise negatively affect any other shareholder or negatively affect our status as REIT.
Common shares held by the Adviser or its affiliates purchased from us or acquired as payment of the Adviser’s management fee or performance fee or as reimbursements of expenses will not be subject to our share repurchase plan, including the repurchase limits and any Early Repurchase Deduction, and will not be subject to the calculation of NAV for purposes of our share repurchase plan’s monthly or quarterly limits. Shareholders who are exchanging a class of our common shares for an equivalent aggregate NAV of another class of our common shares will not be subject to, and such exchange will not be treated as repurchases for the calculation of, the 2% monthly or 5% quarterly limitations on repurchases and will not be subject to the Early Repurchase Deduction.
Early Repurchase Deduction
Certain investors may agree not to request we repurchase the shares they purchase until a certain date, but such investors will be able to transfer the shares to other third parties including other investors prior to such date, provided that such transfer complies with restrictions in our Declaration of Trust and limitations imposed under the U.S. securities laws. The repurchase price for repurchases will generally be based on the NAV per share of the applicable class as of the last calendar day of the prior month, except that shares tendered for repurchase within the first 12 months of issuance will be repurchased at the Early Repurchase Deduction. Any holding period is measured as of the closing date immediately preceding the prospective

Repurchase Date. This Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to common shares acquired through our distribution reinvestment plan.
The Early Repurchase Deduction will inure indirectly to the benefit of our remaining shareholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common shares. Subject to our ability to meet the REIT tax requirements, we may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):
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repurchases resulting from death or qualifying disability; or

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in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance.

As set forth above, subject to our ability to meet the applicable REIT tax requirements, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death or qualifying disability (as such term is defined in Section 72(m)(7) of the Code) of a shareholder who is a natural person, including shares held by such shareholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the shareholder, the recipient of our shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust or (ii) in the case of qualified disability, receiving written notice from such shareholder along with a physician’s certification of disability as defined in Section 72(m)(7) of the Code; provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder. We must receive the written repurchase request within 12 months after the death of the shareholder or the initial determination of the shareholder’s disability in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death or disability of a shareholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of shares, the request to have our shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death or disability does not apply.
In addition, we may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors. For such feeder vehicles and similar arrangements in certain markets, subject to our ability to meet the applicable REIT tax requirements, we may agree not to apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations. Further, subject to our ability to meet the applicable REIT tax requirements, we will not apply the Early Repurchase Deduction on repurchases of our common shares submitted by discretionary model portfolio programs (and similar arrangements) as approved by us.
Items of Note
When an investor makes a request to have shares repurchased, the investor should note the following:
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if an investor is requesting that some but not all of its shares be repurchased, the investor should keep its balance above $500 to avoid minimum account repurchase, if applicable;

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an investor will not receive interest on amounts represented by uncashed repurchase checks;

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under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

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all common shares requested to be repurchased must be beneficially owned by the shareholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the shareholder of record of our shares or his or her estate, heir or beneficiary, and such common shares must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that our shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against our shares, we will not be obligated to repurchase any shares subject to the lien.
IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for our shares sold or repurchased. We may utilize, in our discretion, the first-in-first-out method for determining the adjusted cost basis.
Frequent Trading and Other Policies
We may reject for any reason, or cancel as permitted or required by law, any purchase or repurchase orders for our common shares. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases, repurchases and sales of our shares can harm shareholders in. various ways, including reducing the returns to long-term shareholders by increasing our costs, disrupting portfolio management strategies and diluting the value of our shares of long-term shareholders.
In general, shareholders may request that we repurchase their shares once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:
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any shareholder who requests that we repurchase common shares within 30 calendar days of the purchase of such common shares;

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transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

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transactions initiated by investment professionals, among multiple shareholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:
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purchases and requests for repurchase of our shares in the amount of $2,500 or less;

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purchases or repurchases initiated by us; and

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transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At our discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180-day suspension, any transaction restrictions placed on a shareholder may be removed.
Tax Withholding
If any amount is required to be deducted or withheld from any payment to any shareholder pursuant to our share repurchase plan, as we determine, such amount shall reduce the amount otherwise distributable to such shareholder. The amount of any such withholding tax imposed with respect to any shareholder will be treated as distributed to such shareholder for all purposes of our share repurchase plan.
Mail and Telephone Instructions
We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized shareholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the shareholder to provide certain specific identifying information on file and sending written confirmation to shareholders of record. Shareholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the shareholder, or its agent, should contact his, her or its investment professional as well as our transfer agent in a timely manner, but in no event more than

60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the investment professional of any liability with respect to the discrepancy.
Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws
The following description of the terms of certain provisions of Maryland law and our Declaration of Trust and bylaws is only a summary. For a complete description, we refer you to the MSTA, our Declaration of Trust and our bylaws, each of which has been filed as an exhibit to this Registration Statement.
Number of Trustees; Vacancies on Our Board; Removal of Trustees
Our Declaration of Trust provides that the number of our trustees may be established only by our Board pursuant to our bylaws. Our bylaws provide that, unless our bylaws are amended, the number of trustees may not be fewer than three nor more than fifteen. For so long as the Sponsor or an affiliate of the Sponsor acts as investment advisor or manager to us, the Adviser has the right to designate a number of trustees for election to our Board, which number will initially be two; provided that if the number of trustees constituting our Board is increased or decreased, the number of Adviser Designees will be increased or decreased proportionately (but, unless our Bylaws are amended, in no event will the number of Adviser Designees (i) equal or exceed 50% of the total size of our Board or (ii) be less than one). Our Board must also consult with the Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee.
Any vacancy on our Board (other than vacancies resulting from shareholder removal of a trustee for “cause”) may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum (subject to the Adviser’s right to designate Adviser Designees for election to our Board, as further set forth in our Declaration of Trust). Any trustee elected to fill a vacancy will serve until his, her or its resignation, removal, death, dissolution, termination of legal existence, adjudication of legal incompetence or the election and qualification of his, her or its successor. Vacancies resulting from shareholder removal of a trustee for “cause” may be filled only by the shareholders. However, if the trustee so removed had been designated to serve on our Board by the Adviser, then the Adviser shall have the exclusive right to designate the successor trustee for election to our Board to replace the removed trustee. Any election by our shareholders or our Board to replace a removed trustee must comply with the terms or our Declaration of Trust and bylaws providing for, as applicable, the Adviser’s exclusive right to designate one or more trustees to serve on our Board, including without limitation as a successor trustee to a removed trustee, and the qualifications applicable to an independent trustee.
Any trustee may resign at any time. A trustee judged incompetent or for whom a guardian or conservator has been appointed shall be deemed to have resigned as of the date of such adjudication or appointment. In addition, a trustee may be removed only for “cause” (i) by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter or (ii) by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Advance Notice of Trustee Nominations and Other Proposals
We are not required to hold an annual meeting of shareholders. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our Board at a special meeting may be made only (i) by or at the direction of our Board, (ii) by a shareholder that has requested that a special meeting be called for the purpose of removing one or more trustees for “cause” (as defined in our Declaration of Trust) and filling any resulting vacancy on our Board in compliance with our bylaws or (iii) provided that the special meeting has been called for the purpose of electing trustees, by any shareholder who is a shareholder of record at the record date set by our Board for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice procedures of the bylaws.

Corporate Opportunities Waiver
Our Declaration of Trust provides that, to the maximum extent permitted from time to time by Maryland law, (i) none of our trustees and officers who is also an officer, employee or agent of the Sponsor or any of its affiliates is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (ii) any such person, on his or her own behalf or on behalf of the Sponsor or any of its affiliates, shall have the right to hold and exploit any business opportunities or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us and our subsidiaries. In addition, our Declaration of Trust provides that we renounce, on our behalf and on behalf of our subsidiaries, our interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunity to the maximum extent permitted from time to time by Maryland law.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if such state court does not have jurisdiction, the U.S. District Court for the District of Maryland, Northern Division will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law, (ii) any derivative action or proceeding brought on our behalf, other than actions arising under U.S. federal securities laws, (iii) any action asserting a claim of breach of any duty owed by any trustee or officer or other agent of ours to us or to our shareholders, (iv) any action asserting a claim against us or any of our trustees, officers or other agents arising pursuant to any provision of the MSTA or our Declaration of Trust or bylaws or (v) any other action asserting a claim against us or any of our trustees or officers or other agents that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction.
Amendment to Our Declaration of Trust and Bylaws
Except as provided by our Declaration of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by our Board, without any action by our shareholders. Amendments to our Declaration of Trust that our Board determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (i) our Declaration of Trust as expressly not requiring any action or approval by our shareholders or (ii) Section 2-605 of the Maryland General Corporation Law (any and all of which shall not require approval of any shareholder), must be approved by our Board and shareholders entitled to cast a majority of the votes entitled to be cast on the matter.
Our Board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Effect of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws
Certain provisions of Maryland law, our Declaration of Trust and bylaws could delay, defer or prevent a transaction or our change in control that might involve a premium price for shareholders or otherwise be in their best interest.

ITEM 12.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Declaration of Trust
Our Declaration of Trust provides to the maximum extent permitted by Maryland law that we will indemnify each Covered Person, including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, we will, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that in the case of a Covered Person, we will have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by us if it is ultimately determined that the applicable standard of conduct was not met. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (i) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (a) approved or authorized by our Board or (b) incurred to establish or enforce such person’s right to indemnification under our Declaration of Trust or (ii) in connection with any claim with respect to which such person is found to be liable to us. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.
We may, with the approval of our Board, provide or obligate ourselves to provide such indemnification or payment or reimbursement of expenses to any person that served any predecessor of ours as a Covered Person or any employee or agent of ours or any predecessor of ours. Except that no preliminary determination of the ultimate entitlement to indemnification will be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418(f) of the Maryland General Corporation Law (or any successor provision thereto) for directors of Maryland corporations.
Indemnification Agreements
We have entered into indemnification agreements with each of our trustees and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our trustees and executive officers in connection with any claims, suits or proceedings brought against such trustees and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our Declaration of Trust. We also maintain a directors and officers insurance policy.
Management Agreement
We will indemnify and hold harmless the Adviser and its affiliates, including their respective officers, managers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties under the Management Agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or our Declaration of Trust.
The Adviser will indemnify us and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Adviser’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement; provided, however, that the Adviser will not be held responsible for any action of our Board in following or declining to follow any advice or recommendation given by the Adviser.

ITEM 13.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statement attached to this Registration Statement.

ITEM 14.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS
(a)
List separately all financial statements filed

The financial statement attached to this Registration Statement is listed under “Item 13. Financial Statements and Supplementary Data.”
(b)
Exhibits

3.1*	Certificate of Trust of the Company, dated July 28, 2025
3.2#	Amended and Restated Declaration of Trust of the Company
3.3#	Bylaws of the Company
4.1#	Distribution Reinvestment Plan of the Company
4.2#	Share Repurchase Plan of the Company
10.1#	Advisory Agreement between the Company and RCM GA Manager LLC
10.2#	Form of Indemnification Agreement by and between the Company and its trustees and executive officers
10.3#	Rithm Perpetual Life Residential Trust Independent Trustee Compensation Plan
10.4#	Form of Restricted Stock Award Agreement
21.1#	Subsidiaries of the Company

#
To be filed by amendment.

*
Filed herewith.

Report of Independent Registered Public Accounting Firm
To the Shareholder and the Board of Trustees of Rithm Perpetual Life Residential Trust
Opinion on the Financial Statement
We have audited the accompanying balance sheet of Rithm Perpetual Life Residential Trust (the “Company”) as of September 26, 2025, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company at September 26, 2025, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2025.
New York, NY
October 1, 2025

RITHM PERPETUAL LIFE RESIDENTIAL TRUST
BALANCE SHEET AS OF SEPTEMBER 26, 2025
ASSETS
Cash and cash equivalents	$2,000
Total assets	$2,000
LIABILITIES AND EQUITY
Total liabilities	$—
Commitments and contingencies (Note 6)	—
Equity
Common shares, $0.01 par value, 100 shares issued (Note 3)	1
Additional paid-in capital	1,999
Total equity	2,000
Total liabilities and equity	$2,000
See notes to financial statement.

RITHM PERPETUAL LIFE RESIDENTIAL TRUST
NOTES TO FINANCIAL STATEMENT
1.   ORGANIZATION
Rithm Perpetual Life Residential Trust (the “Company”) was formed on July 31, 2025 as a Maryland statutory trust and intends to elect and qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2025. The Company’s sponsor is Rithm Capital Corp. (“Rithm” or the “Sponsor”). RCM GA Manager LLC (the “Adviser”), an affiliate of Rithm, will serve as the external adviser to the Company pursuant to the advisory agreement between the Company and the Adviser (the “Management Agreement”).
The Company’s investment strategy is to invest primarily in North America in asset-based finance opportunities. The Company intends to initially focus on residential transitional loans and also invest across a range of other assets and investment types, including, but not limited to, investments in new origination loans, including non-qualified mortgage loans, scratch-and-dent loans, non-performing loans and reperforming loans, closed-end second loans, manufactured housing loans, synthetic and/or credit risk transfers, consumer loans, equity and other securities, including collateralized loan obligation securities and other collateralized products, and other opportunistic credit investments, in each case subject to compliance with the applicable REIT tax requirements and the applicable provisions of the U.S. Investment Company Act of 1940, as amended and the rules thereunder. Such investments may take the form of debt securities, warrants, options, other derivative instruments and other asset types, including equity-linked securities and, on an opportunistic basis, equity securities. No investments have been purchased or contracted to be purchased as of the balance sheet date.
The Company will be a “perpetual-life REIT,” meaning the Company will be an investment vehicle of indefinite duration, whose common shares are intended to be sold periodically on a continuous basis at a price generally equal to the Company’s prior period net asset value (“NAV”) per share.
On September 12, 2025 (date of initial capitalization), Rithm Perpetual Life Residential Investor LLC, an affiliate of the Sponsor, invested an aggregate of $2,000 to capitalize the Company, for 100 common shares of beneficial interest, par value $0.01 per share, of the Company.
2.   SIGNIFICANT ACCOUNTING POLICIES
The Company believes the following significant accounting policies, among others, affect its significant estimates and assumptions used in the preparation of the financial statement.
Basis of Accounting — The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Separate statements of operations, comprehensive income, shareholders’ equity and cash flows have not been presented because the Company has not commenced operations.
Use of Estimates — The preparation of the financial statement in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenues. Actual results may differ materially from those estimates.
Cash and Cash Equivalents — Cash and cash equivalents includes cash maintained in one or more custodian bank accounts. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk exposure.
Income Tax Information — The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2025. A REIT is subject to several organizational and operational requirements including that it must distribute at least 90% of its REIT taxable income to its shareholders each year.

RITHM PERPETUAL LIFE RESIDENTIAL TRUST
NOTES TO FINANCIAL STATEMENT
Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
Organization and Offering Expenses — The Adviser will advance all of the Company’s organization and offering expenses through the earlier of (i) the date that the Company’s aggregate NAV is at least $200 million and (ii) the first anniversary of the date on which the Company first calculates NAV. The Company will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the date on which the Adviser stops advancing organization and offering expenses per the prior sentence. Thereafter, the Company will reimburse the Adviser for any organization and offering expenses as and when incurred. The reimbursements may be paid, at the Adviser’s election, in cash or Class E common shares of beneficial interest, or any combination thereof.
Organizational and offering expenses will include, without limitation, total underwriting and brokerage discounts and commissions, expenses for drafting, printing and amending the private placement memorandum relating to the Company’s private offering or supplementing the memorandum, travel (including airfare consistent with the Adviser’s travel policy, meals, lodging and entertainment), legal (whether in-house or outside counsel), tax professionals (whether in-house or outside tax professionals), salaries of employees while engaged in sales activity, mailing and distributing, telephone and other telecommunications, all advertising and marketing (including design and website expenses and the costs related to investor and broker-dealer sales meetings), capital raising, consulting, accounting, regulatory compliance, any administrative or other filings in connection with the Company’s structuring, organization, negotiation, funding and start-up, including printing and document production costs, long distance telephone charges, postage and delivery charges and the preparation of, and negotiations with respect to, the Company’s offering documents, investor presentations and other marketing materials, the Company’s governing documents, subscription agreements, any side letters or similar agreements, agreements with broker-dealers and any other similar agreements, agreements with any depositary required to be appointed pursuant to applicable law, reasonable bona fide due diligence expenses and other out-of-pocket costs and expenses of participating broker-dealers supported by detailed and itemized invoices, expense reimbursements for actual costs incurred by employees of a dealer manager in the performance of wholesaling activities, costs in connection with preparing sales materials, design and website expenses, fees, expenses and charges of the transfer agent, registrars, trustees (including the Company’s board of trustees), subscription processing, depositaries and experts, and fees to attend retail seminars sponsored by participating broker-dealers, expenses and taxes related to the filing, registration and qualification of the sale of the Company’s shares under federal and state laws. There will be no cap on organizational or offering expenses.
As of September 26, 2025, the Adviser and its affiliates have incurred organization and offering expenses on the Company’s behalf of approximately $2.0 million. These organization and offering expenses are not recorded in the accompanying balance sheet because such costs are not the Company’s liability until the earlier of (i) the date that the Company’s aggregate NAV is at least $200 million and (ii) the first anniversary of the date on which the Company first calculates NAV. When recorded by the Company, organizational expenses will be expensed as incurred, and offering expenses will be charged to shareholders’ equity. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.
3.   EQUITY
As of September 26, 2025, the Company is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share. In connection with the initial closing of the Private Offering (as defined below), the Company expects to amend and restate its declaration of trust, which will authorize (i) an unlimited number of common shares of beneficial interest, par value $0.01 per share, including (a) unlimited common shares classified as Class S common shares of beneficial interest, par value $0.01 (“Class S”), (b) unlimited common shares classified as Class T common shares of beneficial interest, par value $0.01 (“Class T”), (c) unlimited common shares classified as Class D common shares of beneficial interest, par value $0.01 (“Class D”), (d) unlimited common shares classified as Class I common shares of beneficial interest, par value $0.01 (“Class I”), (e) unlimited common shares classified as Class J common

RITHM PERPETUAL LIFE RESIDENTIAL TRUST
NOTES TO FINANCIAL STATEMENT
shares of beneficial interest, par value $0.01 (“Class J”), (f) unlimited common shares classified as Class J-2 common shares of beneficial interest, par value $0.01 (“Class J-2”) and (g) unlimited common shares classified as Class E common shares of beneficial interest, par value $0.01 (“Class E”), and (ii) an unlimited number of shares classified as preferred shares. In September 2025, the Company commenced a continuous private offering of its common shares (the “Private Offering”) pursuant to the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, and Regulation D promulgated thereunder, and other exemptions of similar import in the laws of the states and other jurisdictions in which the offering is being made.
The share classes will have different upfront selling commissions, dealer manager fees and ongoing shareholder servicing fees, as well as different management and performance fees.
In order to facilitate the origination or acquisition of the Company’s initial investments, the Sponsor (or an affiliate) has agreed to purchase (in one or more purchases) the lesser of (i) 5% of the Company’s total NAV and (ii) $20 million of Class E shares at a price per share equal to the most recently determined NAV of Class E shares or, if a NAV has yet to be calculated, then at a price of $20.00 per Class E share (the “Sponsor Investment”). As of September 26, 2025, the Sponsor (or an affiliate) has not purchased any Class E shares in connection with the Sponsor Investment.
The initial per share purchase price for the Company’s common shares will be $20.00 plus any applicable upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees payable to broker-dealers, dealer managers or financial intermediaries. After a NAV per share has been calculated, each class of shares will be sold at the then-current transaction price for the applicable class, which will generally be the prior month’s NAV per share for such class, plus any applicable upfront selling commissions / origination fees, upfront dealer manager fees or other similar placement fees.
4.   RELATED PARTY TRANSACTIONS
Upfront Selling Commissions and Dealer Manager Fees — The Company does not charge upfront selling commissions, origination fees, or dealer manager fees directly with respect to Class S, Class T, Class D, Class J or Class J-2 shares. However, financial intermediaries may charge subscribers transaction or placement fees, including upfront selling commissions, in amounts that vary by share class and intermediary, subject to maximum thresholds. Specifically, Class S and Class T shares may be subject to aggregate upfront fees of up to 3.5% of the transaction price, Class D shares up to 1.5% of the net offering price, and Class J and Class J-2 shares up to 2.0% of the transaction price. If a dealer manager is engaged, it may also charge upfront dealer manager fees, provided that total fees do not exceed the stated maximums per share class. No upfront selling commissions, dealer manager fees, or similar placement fees are paid with respect to purchases of Class I or Class E shares, or shares of any class acquired pursuant to the Company’s distribution reinvestment plan.
Shareholder Servicing Fees — The Company pays shareholder servicing fees over time for ongoing services rendered to shareholders by participating broker-dealers or financial intermediaries. These fees are calculated as a percentage of the aggregate NAV of outstanding shares and paid monthly in arrears. Class S and Class T shares are subject to shareholder servicing fees of 0.85% per annum, Class D shares are subject to 0.25% per annum, and Class J and Class J-2 shares are subject to distribution fees of up to 0.625% per annum, capped at 50% of the aggregate of the management and distribution fees attributable to such shares. Class I and Class E shares are not subject to shareholder servicing or distribution fees. Shares acquired through the distribution reinvestment plan are subject to the same ongoing fees as the original share class but are not subject to upfront fees. In certain arrangements, shares may convert into Class I shares if total fees reach agreed-upon thresholds or if broker-dealer eligibility lapses.
Management Fee — Until the Company becomes a “publicly offered REIT” for U.S. federal income tax purposes, the Company will pay a management fee equal to 1.25% of NAV per annum (less any Distribution Fees (as defined below)), payable monthly in arrears. After the Company becomes a “publicly offered REIT” for U.S. federal income tax purposes:

RITHM PERPETUAL LIFE RESIDENTIAL TRUST
NOTES TO FINANCIAL STATEMENT
•
Class S shares, Class T shares, Class D shares, Class I shares, Class J shares and Class J-2 shares will pay a management fee equal to 1.25% of NAV per annum (less any Distribution Fees), payable monthly in arrears; and

•
The payment of a management fee to the Adviser for the Class E shareholders will be waived by the Adviser; provided that the Adviser may, in its discretion, reinstate management fees of any Class E shareholder who is no longer an employee, officer or director at the Sponsor or its affiliates.

For the avoidance of doubt, the amount of the management fee paid by any class of shares to the Adviser for a given period will be reduced by the amount of any Distribution Fees with respect to such class for such period. Until the Company becomes a “publicly offered REIT” for U.S. federal income tax purposes and in order to meet the applicable REIT tax requirements, the Company intends to only issue Class J shares.
Any management fee will be calculated and paid to the Adviser on a class-by-class basis, based on the NAV of each applicable class of the Company’s shares. In calculating the Adviser’s management fee, the Company will use its NAV before giving effect to accruals for the management fee, performance fee, ongoing servicing fees payable to a dealer manager, if any (“Ongoing Servicing Fees”), or distribution fees payable to a dealer manager, if any (“Distribution Fees”), or distributions payable on the Company’s shares.
All or a portion of the management fee may be paid, at the Adviser’s election, in cash or Class E shares. The Adviser may elect to receive Class E shares primarily for the Company’s cash management purposes and alignment of interest, but may have its shares repurchased from time to time.
Performance Fee — Pursuant to the terms of the Management Agreement, upon the effectiveness of this Registration Statement, the Adviser may be entitled to a performance fee, which is accrued monthly and payable quarterly (or part thereof that the Management Agreement is in effect) in arrears. The performance fee will be an amount, not less than zero, equal to 12.5% of Core Earnings (as defined below) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on adjusted capital (as defined below), equal to 1.25% per quarter (the “hurdle rate”), or an annualized hurdle rate of 5.0%. As a result, the Adviser does not earn a performance fee for any quarter until Core Earnings for such quarter exceeds the hurdle rate of 1.25%.
Once Core Earnings in any quarter exceeds the hurdle rate, the Adviser shall be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until Core Earnings for such quarter exceeds a percentage of adjusted capital equal to the hurdle rate divided by 0.875 (or 1 minus 0.125) for such quarter (i.e., approximately 1.429% quarterly, or 5.714% annually, of adjusted capital). Thereafter, the Adviser is entitled to receive 12.5% of Core Earnings.
The performance fee may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof. Upon the effectiveness of this Registration Statement, the payment of the performance fee to the Adviser for the holders of Class J shares and Class E shares will be waived by the Adviser.
For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of the Company’s Class S shares, Class T shares, Class D shares, Class I shares and Class J-2 shares (including proceeds from the distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Company’s investments paid to the Company’s Class S, Class T, Class D, Class I and Class J-2 shareholders and amounts paid to the Company’s Class S, Class T, Class D, Class I and Class J-2 shareholders for share repurchases pursuant to the Company’s share repurchase plan.
Because the performance fee is calculated based on Core Earnings, the Adviser may be entitled to a performance fee even if shareholders experience a decline in NAV per share in the relevant month.
For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to holders of the Company’s Class S shares, Class T shares, Class D shares, Class I shares and Class J-2 shares, computed in accordance with U.S. GAAP, including realized gains (losses) not otherwise

RITHM PERPETUAL LIFE RESIDENTIAL TRUST
NOTES TO FINANCIAL STATEMENT
included in U.S. GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in U.S. GAAP and (vi) certain non-cash adjustments and certain material non-cash income or expense items, in each case after discussions between the Adviser and the Company’s independent trustees and approved by a majority of the Company’s independent trustees.
Operating Expense Reimbursement — The Company will pay directly or reimburse the Adviser or its affiliates for costs and expenses the Adviser or its affiliates incur in connection with the services it provides to the Company, including, but not limited to, (i) the actual cost of goods and services used by the Company and obtained from either an affiliate or a non-affiliated person, including fees paid to affiliated service providers, administrators, transfer agents, consultants, attorneys, accountants, tax advisors, technology providers and other services providers, and brokerage fees paid in connection with the origination, acquisition, purchase and sale of its investments, (ii) expenses of managing, operating and disposing of the Company’s investments, whether payable to an affiliate or a non-affiliated person, (iii) expenses related to the personnel of the Adviser performing services for the Company other than those who provide investment advisory services to the Company, (iv) expenses relating to compliance-related matters and regulatory filings relating to the Company’s activities and (v) administration fees and expenses, if any, payable under the Management Agreement (including payments based upon the Company’s allocable portion of the Adviser’s overhead in performing its obligations under the Management Agreement, including rent and the allocable portion of the cost (including total compensation) of the Company’s chief financial officer and chief legal officer, and their respective staffs that assist with the activities covered by the Management Agreement).
Acquisition Expense Reimbursement — The Company will reimburse the Adviser for out-of-pocket expenses in connection with the selection, acquisition, origination, financing and management of investments, whether or not such investments are made. The reimbursements may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof.
Fees or Reimbursements for Other Services — The Sponsor or its affiliated service providers may be retained to provide services to the Company or entities through which investments are held by the Company that would otherwise be performed for the Company or such entities by third parties. Any fees, compensation and costs payable to such affiliated service providers in connection with services provided by such affiliated service providers that (i) do not exceed market rates, as determined by the Adviser to be appropriate under the circumstances or (ii) are approved by a majority of the Company’s trustees, including a majority of the Company’s independent trustees, or an independent compliance reviewer will not offset or otherwise reduce the management fee or otherwise be shared with the Company.
5.   ECONOMIC DEPENDENCY
The Company is dependent on the Adviser and its affiliates for certain services that are essential to it, including the sale of the Company’s common shares, acquisition and disposition decisions and certain other responsibilities. In the event that the Adviser and/or its affiliates are unable or unwilling to provide such services, the Company would be required to find alternative service providers.
6.   COMMITMENTS AND CONTINGENCIES
As of September 26, 2025, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.
7.   SUBSEQUENT EVENTS
The Company has evaluated the impact of all subsequent events through the date the financial statement was available for issuance and has determined that there were no subsequent events requiring adjustment or additional disclosure in the financial statement.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Rithm Perpetual Life Residential Trust
By:
/s/ Michael Nierenberg

Name: Michael Nierenberg
Title: Chief Executive Officer and Trustee
Date: October 1, 2025